                                                                    Exhibit 4.44

                                                                    MASTER
                                                               EXECUTION COPY

                                  $300,000,000

                         POST-PETITION CREDIT AGREEMENT

                          dated as of February 12, 2002

                                      among

                   KAISER ALUMINUM & CHEMICAL CORPORATION,
                          KAISER ALUMINUM CORPORATION,
                     each as Debtor and Debtor-In-Possession

                         CERTAIN FINANCIAL INSTITUTIONS,

                                       and

                             BANK OF AMERICA, N.A.,

                                    as Agent

                         Banc of America Securities LLC,
                       Sole Lead Arranger and Book Manager

                                TABLE OF CONTENTS

         Section 1.4. Accounting and Financial Determinations and Other

         Section 2.1.3. Lenders Not Required To Make Loans or Issue Letters

         Section 3.3.1. Prepayment Under, or Cash Collateralization of,

         Section 5.7. Mandatory Payment to Agent of Letter of Credit

         Section 7.1.3. Payment of Outstanding Indebtedness; Existing

         Section 7.1.10. Bankruptcy-Related Conditions to Initial Credit

         Section 7.4.4. Bankruptcy Related Conditions to All Credit

         Section 9.2.20. Additional Investments in Persons other than Debtors131

         Section 9.2.24. Company Investment or Distribution to Parent
             Guarantor.......................................................132

ARTICLE X EVENTS OF DEFAULT..................................................132
         Section 10.1. Listing of Events of Default..........................132
         Section 10.1.1. Non-Payment of Obligations..........................132
         Section 10.1.2. Breach of Warranty..................................132
         Section 10.1.3. Non-Performance of Certain Covenants and
             Obligations.....................................................133
         Section 10.1.4. Non-Performance of Certain Covenants and
             Obligations.....................................................133
         Section 10.1.5. Non-Performance of Other Covenants and

         Section 12.11. Sale and Transfer of Credit Extensions and
             Commitments; Participations in Credit Extensions and

                                    EXHIBITS

Exhibit A-1(a)             Borrowing Request - Revolving Loan Borrowing
Exhibit A-1(b)             Borrowing Request - Swingline Borrowings
Exhibit A-2                Continuation/Conversion Notice
Exhibit B                  Revolving L/C Request
Exhibit C-1                [Intentionally Omitted]
Exhibit C-2                [Intentionally Omitted]
Exhibit D-1                Borrowing Base Certificate
Exhibit D-2                Compliance Certificate
Exhibit E                  Interim Order

                                    SCHEDULES

Schedule I                 [Intentionally Omitted]
Schedule II                Encumbered Real Property
Schedule III               [Intentionally Omitted]
Schedule IV                [Intentionally Omitted]
Schedule V                 [Intentionally Omitted]
Schedule VI                [Intentionally Omitted]
Schedule VII               [Intentionally Omitted]
Schedule VIII              [Intentionally Omitted]
Schedule IX                Existing Letters of Credit
Schedule X                 [Intentionally Omitted]
Schedule XI                Other Material Subsidiaries
Schedule XII               Existing Investments
Schedule XIII              [Intentionally Omitted]
Schedule XIV               Loan Documents
Schedule XV                Conditions Subsequent

                         POST-PETITION CREDIT AGREEMENT

                  THIS POST-PETITION CREDIT AGREEMENT, dated as of February 12,
2002 (this "Agreement"), is among KAISER ALUMINUM & CHEMICAL CORPORATION, a
Delaware corporation, as debtor and debtor-in-possession under Chapter 11 of the
Bankruptcy Code (the "Company"), KAISER ALUMINUM CORPORATION, a Delaware
corporation, as debtor and debtor-in-possession under Chapter 11 of the
Bankruptcy Code (the "Parent Guarantor"), the various financial institutions that are or may from time to time become parties hereto pursuant to the terms hereof (collectively, the "Lenders" and, individually, a "Lender"), and BANK OF
AMERICA, N.A., as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the Lenders.

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Parent Guarantor and the Secured
Guarantors, each of which is a debtor and debtor-in-possession (collectively, the "Debtors") in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Debtors each, a "Bankruptcy Case" and, collectively the "Bankruptcy
Cases"), have requested the Lenders to make available to the Company a revolving line of credit for loans and letters of credit in an amount not to exceed
$300,000,000, and which extensions of credit the Company will use for the purposes permitted hereunder;

                  WHEREAS, on the Petition Date, the Debtors filed voluntary petitions with the Bankruptcy Court initiating the Bankruptcy Cases;

                  WHEREAS, the Debtors have continued in possession of their assets and in the management of their business as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

                  WHEREAS, the Company, a direct Subsidiary of the Parent
Guarantor, is engaged, directly and through its various Subsidiaries and Joint
Venture Affiliates, in the business of the mining of bauxite, the refining of bauxite into alumina, the production of primary aluminum and semi-fabricated and fabricated aluminum products, and the sale of bauxite, alumina, primary aluminum, and semi-fabricated and fabricated aluminum products to direct customers and distributors;

                  WHEREAS, the Company desires to obtain Commitments from the
Lenders pursuant to which Loans and other Credit Extensions, in a maximum aggregate principal amount at any one time outstanding not to exceed
$300,000,000, will be made to or for the account of the Company from time to time prior to the Revolving Commitment Termination Date and may request Bank of
America to provide Bank Products;

                  WHEREAS, each Lender and Agent, severally and for itself
alone, is willing, on the terms and subject to the conditions hereinafter set forth (including Article VII), to extend its Commitments and make its Loans and other Credit Extensions to or for the account of the Company;

                  WHEREAS, the proceeds of any Loans made on the Initial
Borrowing Date will be applied by the Company, together with other funds, to make payment in full of all Indebtedness of the Company under the Existing
Credit Agreement (other than with respect to the Existing Letters of Credit) and to pay certain other liabilities of the Debtors as authorized by the First Day
Orders, provided that any letters of credit issued under the Existing Credit
Agreement and any obligations to Bank of America or its affiliates for Bank
Products shall constitute Letters of Credit and Bank Products outstanding under this Agreement;

                  WHEREAS, in order to induce the Agent and the Lenders to enter into this Agreement and to extend their respective Commitments and make the
Loans and other Credit Extensions, the Parent Guarantor and the other Guarantors have agreed to unconditionally guarantee all obligations of the Company hereunder and under the other Loan Documents; and

                  WHEREAS, to provide security for the repayment of the Loans and Letters of Credit made available pursuant hereto and payment of the other
Obligations of the Company, the Secured Guarantors have agreed to provide the
Agent and the Secured Lenders (upon and after the entry of the Interim Order)
with respect to the Obligations of the Company and the Secured Guarantors
hereunder and under the other Loan Documents, an allowed superpriority administrative expense claim in each of the Bankruptcy Cases pursuant to section
364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in, or arising or ordered under, any sections of the Bankruptcy Code, including without limitation, sections 105, 326, 328, 330,
331, 503(b), 506(c), 507(a), 507(b), 546(c), 726 or 1114 of the Bankruptcy Code
(subject only to the Carve-Out) and Liens and Security Interests on all assets of the Company and the Secured Guarantors (other than Excluded Assets) with priority under section 364(c)(2) and section 364(c)(3) of the Bankruptcy Code
(subject only to the Carve-Out), as applicable;

NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. DEFINED TERMS. The following terms when used in this
Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Account" means, with respect to any Person, all of such Person's now owned or hereafter acquired or arising accounts, as defined in the Uniform
Commercial Code, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

         "Account Debtor" means each Person obligated in any way on an Account.

         "ACH Transactions" means any cash management or related services, including the automatic clearing house transfer of funds by Bank of America for the account of the Company or any other Obligor pursuant to agreement or overdrafts.

         "Additional New Senior Debt" means Indebtedness of the Company or any of its Subsidiaries under the Additional New Senior Notes, the Additional New
Senior Indenture, or any guaranty of such Indebtedness.

         "Additional New Senior Debt Instruments" means the Additional New
Senior Notes, the Additional New Senior Indenture, and all other Instruments and agreements executed and delivered by the Company or any of its Subsidiaries in connection therewith.

         "Additional New Senior Indenture" means the indenture dated as of
December 23, 1996, between the Company, the Subsidiaries of the Company party thereto as guarantors, and the trustee named therein, pursuant to which the
Additional New Senior Notes were issued, as supplemented prior to the date hereof and as the same may be further amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of any such indenture and this Agreement.

         "Additional New Senior Notes" means the 10-7/8% Senior Notes due
October 2006, in the principal amount of $50,000,000, issued by the Company pursuant to the Additional New Senior Indenture, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of the Additional New Senior Indenture and this Agreement and all other promissory notes accepted from time to time in substitution therefor or renewal thereof in accordance with the terms of the Additional New Senior Indenture and this Agreement.

         "Adjusted Capital Expenditures" means, for any period, Capital
Expenditures for such period (exclusive of capitalized interest) plus any amounts advanced by any Debtor (without duplication) to any Subsidiary (other than a Debtor) or to any Joint Venture Affiliate, which advances are intended for Capital Expenditures by such Subsidiary or Joint Venture Affiliate, provided that Adjusted Capital Expenditures shall not include up to $9,000,000 advanced to QAL for Capital Expenditures in Fiscal Year 2002 and up to $14,000,000
advanced to QAL for Capital Expenditures in Fiscal Year 2003.

         "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Company, the Company's consolidated net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the financial statements for such period, excluding the consolidated impact of any and all of the following included in such consolidated net income (without duplication): (a) gain or loss in an amount greater than $150,000 arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any
Person, substantially all the assets of which have been acquired in any manner, to the extent realized by such other Person prior to the date of acquisition;
(d) earnings of any Person (other than a Subsidiary of the Company) in which the
Company or any of its Subsidiaries has an ownership interest to the extent that such earnings exceed the sum of (i) the amount received in cash by the Company and its Subsidiaries and (ii) $3,000,000, (e) earnings of any Person to which assets of the Company shall have been sold, transferred or disposed of, or into which the Company shall have been merged, or which has been a party with the
Company to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Company from cancellation or forgiveness of Indebtedness; (g)
gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction resulting in gain in an amount greater than $150,000; (h) any gain that arises from the reversal of expenses in respect of power payments to the extent reflected in the Financial Forecast; and (i) any non-cash expenses resulting from any writeoff due to the outsourcing of mining activities to the extent reflected in the Financial Forecast.

         "Affected Lender" is defined in Section 4.11(b).

         "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be
"controlled by" any other Person if such other Person possesses, directly or indirectly, power to

               (a) vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of a majority of directors or managing general partners;

                (b) vote sufficient securities of any class to control the election of one or more directors or managing general partners; or

                (c) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agent" means Bank of America, solely in its capacity as Agent for the
Lenders, and any successor agent appointed in accordance with this Agreement.

         "Agreement" means, on any date, this Post-Petition Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "AJI" means Alpart Jamaica Inc., a Delaware corporation.

         "Akron" means Akron Holding Corporation, an Ohio corporation, as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

         "ALPART" means Alumina Partners of Jamaica, a Delaware general partnership.

         "Alwis" means Alwis Leasing LLC., a Delaware limited liability company.

         "Anglesey" means Anglesey Aluminium Limited, a United Kingdom corporation.

         "Asset Disposition" means any sale, transfer, lease which is accounted for as a sale under GAAP, contribution, conveyance, or other disposition (other than the grant of a Lien), in any case made after the Initial Borrowing Date, of any Property of the Parent Guarantor, the Company or any of its Subsidiaries to
any Person.

         "Assignee Lender" is defined in Section 12.11.1.

         "Authorized Officer" means, with respect to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 7.1.1(a).

         "Availability Reserve" means a reserve against availability under the
Borrowing Base in an amount equal to $35,000,000 at all times.

         "Bank of America" means Bank of America, N.A., a national banking association, in its individual capacity.

         "Bank of America Rate" is defined in "Reference Rate".

         "Bank Product Obligations" means all liabilities and obligations
(monetary or otherwise) of the Company or any other Obligor under any Bank
Product, including without limitation Cash Management Obligations, Currency
Hedge Obligations and Hedging Obligations in connection with Bank Products, which liabilities and obligations are secured hereunder.

         "Bank Product Reserve" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then provided or outstanding.

         "Bank Products" means any one or more of the following types of services or facilities extended to the Company or any other Obligor by Bank of
America, or any affiliate of Bank of America for which Bank of America has agreed to reimburse or indemnify such affiliate if the Obligor fails to pay or perform its Bank Product Obligations: (i) credit cards; (ii) ACH Transactions;
(iii) cash management, including controlled disbursement services and other Cash
Management Services; (iv) Hedging Agreements; and (v) Currency Hedge Agreements.

         "Bankruptcy Case(s)" means the Chapter 11 cases filed by the Company, the Parent Guarantor and the Secured Guarantors on the Petition Date.

         "Bankruptcy Code" means Title 11 of the United States Code (11
U.S.C. Sections 101 et seq.), as amended.

         "Bankruptcy Court" means the United States Bankruptcy Court for the
District of Delaware, or any other court having jurisdiction over the Bankruptcy
Cases from time to time, including, without limitation, the United States
District Court for the District of Delaware if and to the extent it withdraws the reference with respect to the Bankruptcy Cases, any part thereof, or any matter or proceeding therein.

         "Borrowing" means the Revolving Loans made by all Lenders on the same
Business Day pursuant to the same Borrowing Request in accordance with Section
2.1.1 or the Swingline Loan made by the Agent pursuant to a Borrowing Request in accordance with Section 2.1.2.

         "Borrowing Base" means, at any time (without duplication),

              (a)      an amount equal to 85% of the Net Amount of Eligible
         Accounts as at such time

plus

              (b)      the lesser of (i) $175,000,000 and (ii) 65% of all
         Eligible Inventory as at such time

plus

              (c)      the lesser of (i) $100,000,000, reducing each month
         commencing in February 2003 on a seven year straight line amortization and (ii) 50% of the OLV In-Place Value of Eligible Fixed Assets (such lesser number, the "PPE Subcomponent"); provided that until the Agent shall have received and approved the appraisals and environmental reports required under the Loan Documents, the PPE Subcomponent shall be $50,000,000, which amount shall reduce to zero on the 60th day following the Effective Date and, thereafter, until the Agent shall have received and approved such appraisals and environmental reports;

minus

              (d)      Reserves;

provided, however, that (i) the Net Amount of Eligible Accounts of KAII owed by
Foreign Account Debtors included in the Borrowing Base shall at no time exceed
30% of the Net Amount of all Eligible Accounts included in the Borrowing Base,
(ii) the Net Amount of Eligible Accounts of the Company and Kaiser Bellwood owed by Foreign Account Debtors included in the Borrowing Base shall at no time exceed 5% of the Net Amount of Eligible Accounts of the Company and Kaiser
Bellwood included in the Borrowing Base and (iii) Convertor Inventory that is located on the premises of a third party included in the Borrowing Base shall at no time exceed 5% of Eligible Inventory included in the Borrowing Base.

         "Borrowing Base Calculation Date" means, with respect to the delivery date of any Borrowing Base Certificate, (a) if no Event of Cash Dominion exists, the last day of the preceding month or the last day of the next preceding month, as the case may be, and in addition (b) if an Event of Cash Dominion exists and is continuing, the last Business Day of the preceding week or, at the election of the Company, the preceding day.

         "Borrowing Base Certificate" means a certificate duly executed on behalf of the Company by a Financial Authorized Officer of the Company in
substantially the form of Exhibit D-1 attached hereto, with such changes therein as the Agent and the Company may from time to time agree upon for purposes of monitoring the Borrowing Base.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Company, (a) in respect of any Borrowing of
Revolving Loans, in substantially the form of Exhibit A-1(a) attached hereto, or
(b) in respect of any Borrowing of Swingline Loans, in substantially the form of
Exhibit A-1(b) attached hereto.

         "Business Day" means any day which is

              (a)      neither a Saturday or Sunday nor a legal holiday on which
         banks are authorized or required to be closed in New York, New York or in Charlotte, North Carolina; and

              (b)      relative to the making, continuing, converting,
         prepaying, or repaying of any LIBO Rate Loans, also a day on which dealings in Dollars are carried on in the London interbank market.

         "Canadian Subsidiaries" means Kaiser Aluminum & Chemical Canada
Investment Limited, an Ontario corporation, and Kaiser Canada.

         "Capital Expenditures" means, for any period, the aggregate expenditures of the Company and its Subsidiaries on a consolidated basis for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures (including the aggregate amount of all Capitalized Lease Liabilities incurred during such period).

         "Capitalized Lease Liabilities" means all monetary obligations of the
Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as a capitalized lease, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Carve-Out" has the meaning specified in the Interim Order until entry of the Final Order, and thereafter in the Final Order.

         "Carve-Out Event" means the occurrence and continuance of an Event of
Default and the delivery by the Agent to the Company, the Bankruptcy Court and
each Committee of written notice of such Event of Default and the triggering of the Carve-Out.

         "Carve-Out Reserve" means an amount at all times equal to (i)
$4,000,000 plus (ii) an amount equal to the Agent's estimate as of the applicable Borrowing Base Calculation Date of the amounts of (A) unpaid professional fees and disbursements incurred by the professionals retained, pursuant to Sections 327 or 1103(a) of the Bankruptcy Code, by the Debtors and
up to two statutory committees appointed in the Bankruptcy Cases, and approved and allowed by the Bankruptcy Court pursuant to Sections 330 and 331 of the
Bankruptcy Code (except for ordinary course professionals) and (B) the unpaid expenses of any member of such statutory committees allowed under Section
503(b)(3)(e) of the Bankruptcy Code (the "Professional Fees") less (iii) the amount of Professional Fees which have been allowed by the Bankruptcy Court and paid by the Company. For the first 3 months after the Petition Date, the amount of clause (ii) shall be deemed to be $500,000 per month, and thereafter the
Agent's estimate of the amounts specified in clause (ii) above will be based on the amounts of the pending and prior fee applications filed with the Bankruptcy
Court by such professionals and committee members. The amount included in the
Carve-Out Reserve pursuant to clause (ii) above may be increased or decreased by the Agent, after consultation with the Company, if the Agent, in its commercially reasonable discretion, determines that such estimate does not accurately reflect the actual amount of such unpaid Professional Fees, provided that at no time shall such amount be reduced to less than $500,000.

         "Cash Equivalent Investment" means, at any time:

              (a)   any evidence of Indebtedness, maturing not more than one
         year after such time, issued or guaranteed by the United States
         Government or issued by any of the following Federal agencies: the
         Federal Home Loan Mortgage Corporation, the Federal Home Loan Bank
         System, the Farm Credit System (including, but not limited to, the Farm
         Credit Banks and Banks for Cooperatives), and the Federal National
         Mortgage Association;

              (b)   any certificate of deposit or bankers' acceptance, maturing not more than one year after such time, which is issued or accepted by either

                      a commercial banking institution that is operating in
               the United States and has a combined capital and surplus and undivided profits of not less than $500,000,000;

                      any Lender; or

                      with respect to certificates of deposit that do not
               exceed $10,000,000 in the aggregate outstanding at any time, any other commercial banking institution;

              (c)   commercial paper rated A-1 or better by Standard &
         Poor's Corporation or Prime-1 or better by Moody's Investors Service,
         Inc.;

              (d)   repurchase agreements with respect to any of the foregoing, with any bank or trust company referred to above in clause (b) or with any nationally recognized securities dealer having total capital and surplus and undivided profits of not less than $500,000,000;

              (e)   investments in the Goldman, Sachs & Co. Institutional
         Liquid Assets fund and other money market funds; or

              (f)   investments in and through any Sweep Account.

         "Cash Management Obligations" means, with respect to the Company or any
Guarantor, all liabilities and obligations (monetary or otherwise) of the
Company or such Guarantor arising in connection with Cash Management Services, which liabilities and obligations, to the extent arising in connection with Cash
Management Services unrelated to a Bank Product, are not secured hereunder.

         "Cash Management Services" means any one or more of the following types of services or facilities extended to the Company or any Guarantor by a provider of such services: (a) credit cards; and (b) any cash management or related services including automatic clearing house transfer of funds by a provider for the account of the Company or such Guarantor pursuant to agreement or overdrafts.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended or otherwise modified from time to time.

         "CERCLIS" means the Comprehensive Environmental Response Compensation
Liability Information System List.

         "Chapter 11 Plan" means a plan of reorganization under Chapter 11 of the Bankruptcy Code.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed, or otherwise modified from time to time.

         "Collateral" means all Property and rights on or in which a Lien is granted to the Agent (or to any agent, trustee, or other Person acting on the
Agent's behalf) pursuant to this Agreement, any of the Collateral Documents, the
Interim Order, the Final Order or any other Instruments provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith, as any of the foregoing may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof; provided, however, that, anything in this
Agreement, any of the Collateral Documents, the Interim Order, the Final Order
or any other Instrument to the contrary notwithstanding, in no event shall the
Collateral include, nor shall the Agent (nor any agent, trustee, or other Person acting on the Agent's behalf) have a Lien on, any Excluded Assets, whether now or hereafter existing, owned or acquired.

         "Collateral Documents" means, collectively, the Security Agreement, the
Interim Order, the Final Order, each Mortgage, the Collection Bank Agreement, the Concentration Bank Agreement, and each other Instrument or document pursuant to which a Lien is granted to the Agent (or perfected in favor of the Agent) (or to or in favor of any agent, trustee, or other Person acting on the Agent's behalf) as security for any of the Obligations, as any of the foregoing may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof. Anything in this Agreement or in any other Loan Document to the contrary notwithstanding, the Obligations secured under each Collateral Document shall be deemed to include all
Obligations with respect to Bank Products, including all Bank Product
Obligations.

         "Collection Bank" means any bank at which the Company maintains a collection or lockbox account or other similar collection arrangement.

         "Collection Bank Agreement" means any agreement between the Company, the Agent, and any Collection Bank, in form and substance reasonably satisfactory to the Agent, as any such agreement may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

         "Collection Deposit Account" means any collection deposit account, lockbox account or similar account with a Collection Bank.

         "Commitment" means, as the context may require, a Lender's Revolving
Commitment, or the Agent's Swingline Commitment.

         "Committee" means any official committee(s) appointed in the Bankruptcy
Cases.

         "Company" is defined in the preamble.

         "Compliance Certificate" means a certificate of the Company duly executed by a Financial Authorized Officer of the Company, in substantially the form of Exhibit D-2 attached hereto, with such changes as the Agent and the
Company may from time to time agree upon for purposes of monitoring the
Company's compliance herewith.

         "Concentration Account" is defined in the Concentration Bank Agreement.

         "Concentration Bank Agreement" means an agreement between the Company, the Agent, and Bank of America, as concentration bank, in form and substance reasonably satisfactory to the Agent, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

         "Confidential Information" is defined in clause (c) of Section 9.1.5.

         "Contingent Liability" means any agreement, undertaking, or arrangement by which any Person guarantees, endorses, agrees to purchase, or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation, or other liability of any other Person (other than by endorsements of Instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person.
The amount of any Person's obligation under any Contingent Liability shall
(subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum outstanding principal amount, if larger) of the debt, obligation, or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the
Company, in substantially the form of Exhibit A-2 attached hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses
(whether or not incorporated) under common control which, together with the
Company, are treated as a single employer under Section 414(b) or 414(c) of the
Code or Section 4001 of ERISA.

         "Convertor Inventory" means raw materials, work-in-process or other goods delivered to a third party pursuant to a bailment arrangement with such third party under which such Inventory is to be processed, improved or otherwise altered by such third party; provided, however, that as long as (a) an Agreement
Regarding Processing Arrangement, substantially in the form attached to the
Existing Credit Agreement is in effect between the Agent and Alutek, Inc., (b)
if the Agent so requires, an appropriate financing statement reflecting the
Company's interest in such Inventory has been filed and is effective and (c) the
Agent is satisfied that no creditor of Alutek, Inc. has an interest in any such raw materials, work-in-progress, or other goods or Inventory of the Company that the Agent in its sole discretion deems significant, Convertor Inventory shall not mean or include any raw materials, work-in-process or other goods or
Inventory of the Company located at the plant of Alutek, Inc. at N. 3401
Tschirley Road, Spokane, Washington.

         "Credit Extension" means

              (a)   any disbursement of Revolving Loans by the Lenders;

              (b)   any disbursement of Swingline Loans by Agent; or

              (c)   any issuance or extension by an Issuer Bank of a Letter of
         Credit (including the continuance of the Existing Letters of Credit as
         Letters of Credit outstanding hereunder as approved by the Interim
         Order).

         "Credit Request" means any Borrowing Request or Revolving L/C Request.

         "Currency Hedge Agreement" means any currency swap agreement, currency cap agreement, currency collar agreement, currency floor agreement, foreign exchange agreement, foreign exchange option agreement or other similar agreement or arrangement entered into by the Company or any Guarantor and the provider thereunder.

         "Currency Hedge Obligations" means, with respect to the Company or any
Guarantor, all liabilities and obligations (monetary or otherwise) of the
Company or such Guarantor arising under or in connection with Currency Hedge
Agreements, which liabilities and obligations, to the extent arising from a
Currency Hedge Agreement not constituting a Bank Product, are not secured by the
Collateral.

         "Debtor" means each of the Company and each Secured Guarantor, as debtor and debtor-in-possession in the Bankruptcy Cases, and "Debtors" means all of them collectively.

         "Deconsolidation Tax Allocation Agreement" means the Tax Allocation
Agreement dated June 30, 1993 between the Company and the Parent Guarantor a copy of which has been delivered to the Agent prior to the date hereof, as amended from time to time with the written consent of the Agent.

         "Default" means any Event of Default or any condition, occurrence, or event which, after notice or lapse of time or both, would constitute an Event of
Default.

         "Disbursement" means any payment or disbursement made under a Letter of
Credit by the Issuer Bank thereof to the beneficiary thereunder.

         "Disbursement Date" is defined in clause (a) of Section 5.5.

         "Disclosure Schedule" means the Disclosure Schedule dated as of
February 12, 2002 delivered by the Company to the Agent and each Lender prior to the execution and delivery of this Agreement, as it may be amended, supplemented, or otherwise modified from time to time by the Company with the prior written consent of the Agent.

         "Distributions" is defined in clause (a) of Section 9.2.6.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Dollar Equivalents", with respect to any Currency Hedge Agreement, means Dollars or, with respect to any other currency, an equivalent amount of
Dollars determined using the forward rate, or, in the case of cap agreements, collar agreements and floor agreements, the strike price, agreed to by the parties and specified in such Currency Hedge Agreement.

         "Domestic Office" means, with respect to any Lender, the office of such
Lender designated as such below its signature hereto, or designated in the
Assignee Agreement to be Bound pursuant to which such Lender became a party hereto, or such other office of a Lender (or any successor or assign of such
Lender) within the United States as may be designated from time to time by written notice from such Lender, as the case may be, to each other Person party hereto.

         "Domestic Subsidiary" means a Subsidiary that is created or organized in or under the laws of the United States, any state thereof, or the District of
Columbia.

         "EBITDA" means, with respect to any fiscal period of the Company, (A)
Adjusted Net Earnings from Operations, plus, (i) to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization and plus (ii) up to $10,000,000 of non-cash expenses incurred during such fiscal period regardless of when such expenses were incurred during such fiscal period minus (B) that portion of the amount represented by clause
(A) above attributable to (i) the proportionate direct or indirect ownership of
Persons other than the Company and its Subsidiaries of the voting stock of, or partnership interest in, any Subsidiary or (ii) if the economic burden of any of the components of EBITDA set forth above is borne or to be borne by minority owners of such Subsidiary (other than the Company and its Subsidiaries) in a proportion other than the proportion of their direct or indirect ownership of the voting stock of, or partnership interest in, such Subsidiary, the proportionate share of the economic burden of such amounts borne or to be borne by such minority owners.

         "Effective Date" means February 13, 2002.

         "Eligible Account" means, at any time, all Accounts of the Company,
Kaiser Bellwood and KAII that are not ineligible as the basis for Credit
Extensions, based on the following criteria and on such other criteria as the
Agent may, after consultation with the Company, from time to time establish in its commercially reasonable discretion. Without intending to limit the Agent's discretion to establish other criteria of eligibility pursuant to the preceding sentence, Eligible Accounts shall not include any Account:

              (a) which, except in the case of Product Swaps, does not
         represent a bona fide sale or lease and delivery of goods of or rendition of services by the Company, Kaiser Bellwood or KAII in the ordinary course of the Company's, Kaiser Bellwood's or KAII's business, as the case may be, or which is not for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor;

              (b) which represents a Progress Billing;

              (c) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, repurchase or return basis, other than, in each case, a Product Swap or an Account that represents the balance of an Account Debtor's minimum annual purchase commitment to the Company, Kaiser Bellwood or KAII provided that the documents relating to such Account provide that title to the Inventory purchased by the Account Debtor and held by the
         Company, Kaiser Bellwood or KAII has passed to the Account Debtor;

              (d) which is evidenced by a promissory note or other
         instrument or by chattel paper;

              (e) with respect to which more than 90 days, in the case of an
         Account as to which Century Aluminum is the Account Debtor, have elapsed since the date of the original invoice therefor or with respect to which more than 65 days, in the case of all other
         Accounts, have elapsed since the date of the original invoice therefor;

              (f) which is not evidenced by an invoice rendered to the
         Account Debtor, which is evidenced by an invoice dated more than 60 days after the date of shipment to the Account Debtor or which is evidenced by an invoice dated more than 60 days after the date of performance of the relevant service for the Account Debtor;

              (g) owed by an Account Debtor which is a director, officer, shareholder, employee or Affiliate of the Company, Kaiser Bellwood or KAII;

              (h) if the aggregate dollar amount of all Accounts owed by the
         Account Debtor thereon exceeds 5% (15% in respect of Accounts owed by the Account Debtors identified in Item 11 ("Major Account
         Debtors") of the Disclosure Schedule, as such Item may be amended from time to time by the Agent, in its commercially reasonable judgment, after consultation with the Company, to add or delete
         Account Debtors) of the aggregate amount of all Accounts at such time, but only to the extent of such excess;

              (i) which is owed by an Account Debtor which, at the time of any determination of Eligible Accounts, owes any amount with respect to any Account that has been outstanding more than 60 days past the due date, other than amounts which in total do not exceed 20% of the aggregate of all Accounts owing by such Account Debtor and which are the subject of bona fide disputes between such Account Debtor and the Company, Kaiser Bellwood or KAII;

              (j) which are owed by the government of the United States of
         America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the
         Agent's Security Interest therein, have been complied with to the
         Agent's reasonable satisfaction with respect to such Account;

              (k) which is owed by any state, municipality, or other
         political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that the Agent's
         Security Interest therein is not or cannot be perfected;

              (l) except as provided in clause (j) above, as to which either the perfection, enforceability, or validity of the Security Interest in such Account, or the Agent's right or ability to obtain direct payment to the Agent of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the Uniform Commercial Code or the Bankruptcy Code;

              (m) with respect to which, in whole or in part, a check,
         promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

              (n) which is owed by an Account Debtor to which the Company,
         Kaiser Bellwood or KAII is indebted in any way unless the Account
         Debtor has entered into an agreement acceptable to the Agent in its commercially reasonable judgment to waive setoff rights; or if the
         Account Debtor thereon has disputed liability, asserted a right of setoff or made any claim with respect to such Account; but in each such case only to the extent of such indebtedness, setoff, dispute, or claim;

              (o) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition in a proceeding that is then pending for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the
         Account Debtor for the benefit of creditors in a proceeding that is then pending; the appointment of a receiver or trustee for the
         Account Debtor or for any of the assets of the Account Debtor, including the appointment of or taking possession by a "custodian,"
         as defined in the Bankruptcy Code in a proceeding that is then pending; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor in a proceeding that is then pending; the nonpayment generally by the
         Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

              (p) if the Agent believes in its commercially reasonable
         judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account
         Debtor's financial inability to pay;

              (q) which is owed by an Account Debtor which the Agent, in its commercially reasonable judgment, otherwise deems to be
         uncreditworthy;

              (r) which is owed by a Foreign Account Debtor, except to the extent that such Account (i) is secured or payable by a letter of credit or acceptance, (ii) is insured under foreign credit insurance, on terms and conditions satisfactory to the Agent in its commercially reasonable discretion, or (iii) is owed by an Account
         Debtor identified in Item 12 ("Major Foreign Account Debtors") of the Disclosure Schedule, as such Item may be amended from time to time by the Agent, in its commercially reasonable judgment, after consultation with the Company, to add or delete Account Debtors;

              (s) which is not payable in the United States other than
         Accounts in an aggregate amount not to exceed $2,000,000 payable in the United Kingdom;

              (t) which is not payable in Dollars, other than Accounts in an aggregate amount not to exceed $2,000,000 payable in Pounds
         Sterling, unless the Company, Kaiser Bellwood or KAII has executed an appropriate Hedging Agreement or Currency Hedge Agreement acceptable to the Agent with respect thereto;

              (u) which represents a rebilling of an Account Debtor for a discount or other adjustment inappropriately applied to an Account by such Account Debtor;

              (v) which has arisen from Inventory which, at the time of the determination of Eligible Accounts, constituted Eligible Inventory;
         and

              (w) upon which the Agent does not have a first priority
         perfected Security Interest.

         "Eligible Assignee" is defined in Section 4.11(b).

         "Eligible Fixed Assets" means machinery and Equipment owned by the
Company or Kaiser Bellwood, located in the United States of America, installed in a manufacturing facility acceptable to Agent in operating condition and upon which the Agent has a perfected first priority Security Interest, subject only to Liens described in clauses (e) - (w) (but not clauses (q), (u) and (v)) of
Section 9.2.3, and as to which an OLV In-Place Value has been determined by the
Agent.

         "Eligible Inventory" means, at any time, any Inventory of the Company,
KAII or Kaiser Bellwood arising in the ordinary course of business, valued at the lower of cost or market (on a first-in, first-out basis) that:

              (a) is not, in the reasonable opinion of the Agent, obsolete or unmerchantable;

              (b) is located in the United States or in route to the United
         States; provided that such Inventory is insured in accordance with the Company's, KAII's or Kaiser Bellwood's normal practice and to the reasonable satisfaction of the Agent, title to such Inventory has passed to the Company, KAII or Kaiser Bellwood and, in the case of Inventory in route to the United States, is evidenced by a negotiable bill of lading in which the Agent has a valid and perfected Security Interest;

              (c) upon which the Agent has a first priority perfected
         Security Interest;

              (d) is not stores Inventory, Tolling Inventory, repair and maintenance Inventory, or Inventory delivered to the Company, KAII or Kaiser Bellwood on consignment;

              (e) is not ineligible as the basis for Credit Extensions based on such other criteria as the Agent may, after consultation with the
         Company, from time to time establish in its commercially reasonable discretion;

              (f) has not given rise to any Account which, at the time of the determination of Eligible Inventory, constituted an Eligible
         Account; and

              (g) is not Inventory located at the idled portion of the Mead or Tacoma plants which constitutes work-in-process.

         "Environmental Compliance Reserve" means any reserve which the Agent establishes after consultation with the Company in its commercially reasonable discretion from time to time for amounts that are reasonably likely to be expended by the Company and its Subsidiaries in order for the Company and its
Subsidiaries and their respective operations and property (a) to comply with
Environmental Laws in all material respects, or (b) to correct in all material respects any such non-compliance with Environmental Laws or any Release.

         "Environmental Laws" means all applicable federal, state, or local statutes, laws, ordinances, codes, rules, regulations, requirements, and guidelines (including consent decrees and administrative orders to which the
Company, any of its Subsidiaries, or any Obligor is subject) relating to protection of the environment or human health or imposing liability or standards of conduct concerning any Hazardous Material, as any of the foregoing may be from time to time amended or supplemented.

         "Environmental Reports" means the "Environmental Assessments" report, dated January, 1994, prepared by Kennedy/Jenks/Chilton, copies of which have been delivered to the Agent prior to the date hereof.

         "Equipment" means, with respect to any Person, all of such Person's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by such Person and all of such
Person's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto, wherever any of the foregoing is located.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Cash Dominion" means (a) the occurrence of an Event of
Default or (b) the occurrence of any of the following events and the delivery by the Agent as required under Section 11.1(c) of written notice thereof to the
Company: (i) the Revolving Commitment Availability is less than $40,000,000 at any time or (ii) the Revolving Commitment Availability is less than $50,000,000 for three consecutive Business Days. An Event of Cash Dominion shall terminate, provided no Default shall have occurred and be continuing, if the Revolving
Commitment Availability is greater than $50,000,000 for each Business Day during a period of three consecutive months and the Agent delivers written notice as required under Section 11.1(c) of such termination to the Company.

         "Event of Default" is defined in Section 10.1.

         "Excluded Assets" means (i) the stock of VALCO, unless and until the
Company receives an opinion of Ghana counsel to the effect that the grant of a
Lien to Agent is permitted under the laws of Ghana and the agreements and other documents relating to the formation, organization, financing, construction, supply, operation, ownership or management of VALCO and would not trigger rights of first refusal under the laws of Ghana or the agreements and other documents relating to the formation, organization, financing, construction, supply, operation, ownership or management of VALCO and any Security Interest granted in the stock of VALCO shall be subject to such matters as may be described in such opinion of Ghana counsel, (ii) the stock of Anglesey unless and until the
Company receives written confirmation from the other shareholder of Anglesey that the grant of a Lien to Agent would not constitute a "transfer" within the meaning of Clause 8 of the Anglesey Shareholders' Agreement, would not trigger rights of first refusal under such Clause 8 or give rise to any other rights under such Shareholders' Agreement which such other shareholder would have in the event of a "transfer" within the meaning of such Clause 8 and Agent confirms to such other shareholder that any transfer of the shares of Anglesey pursuant to any exercise of remedies under the Loan Documents would be subject to such other shareholder's right of first refusal and other rights set forth in such
Shareholders' Agreement that such shareholder would have if a "transfer" were made by the Company; (iii) more than 55% of the total outstanding equity interests in VALCO, (iv) more than 65% of the total outstanding equity interests in Kaiser Aluminum & Chemical Canada Investment Limited or Trochus, (v) more than 17.4% of the total outstanding equity interests in Kaiser Canada, (vi) any equity interests in any Unsecured Guarantor, KAAC, QAL, KJBC or the Mining JV
(but not including the cash or other proceeds of the disposition of such equity interests except to the extent that such proceeds constitute Excluded Assets);
(vii) any agreements directly related to the formation, organization, financing, construction, supply, operation, ownership or management of QAL, Anglesey, KJBC, the Mining JV, VALCO, ALPART, or any of their Subsidiaries (but any agreement
(x) to which none of QAL, Anglesey, KJBC, VALCO, ALPART, the Mining JV or any of
their Subsidiaries is a party and (y) pursuant to which the Company or any of its Subsidiaries agrees to sell products purchased from, or produced by, QAL,
Anglesey, KJBC, VALCO, ALPART, the Mining JV or any of their Subsidiaries shall not be Excluded Assets) and any agreements (but any Accounts arising from the sale of Inventory by the Company or any of its Subsidiaries shall not be
Excluded Assets) to which any of QAL, Anglesey, KJBC, the Mining JV, VALCO,
ALPART, or any of their Subsidiaries are a party; (viii) all foreign government permits and licenses to the extent that such permits or licenses would be violated (or the Company or any of its Subsidiaries would lose any rights in respect thereof) if such permits or licenses were subject to the Agent's Liens;
(ix) any goods (as defined in the Uniform Commercial Code) now or hereafter located in Australia or Jamaica (but any Equipment and Inventory owned by the
Company or any of its Subsidiaries on the Initial Borrowing Date that is located or used on the Initial Borrowing Date at a facility located in the United States that is owned, leased, occupied or used by the Company or any of its
Subsidiaries as of the Initial Borrowing Date shall not be Excluded Assets) and all Tolling Inventory and (x) more than 65% of the total equity interest in any foreign entity not otherwise identified in this paragraph.

         "Executive Officers" means, with respect to any corporation, such corporation's chairman, president, chief financial officer, treasurer, any vice president, any attorney in the office of the Company's general counsel, and any officer who performs a similar policy-making function for such corporation.

         "Existing Credit Agreement" means the Credit Agreement dated as of
February 15, 1994 among the Parent Guarantor, the Company, certain financial institutions and Bank of America, N.A., as agent, as amended, supplemented or otherwise modified prior to the Petition Date.

         "Existing Letters of Credit" means the letters of credit listed on
Schedule IX hereto.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal (for each day during such period) to

              (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day)
         by the Federal Reserve Bank of New York; or

              (b) if such rate is not so published for any day which is a
         Business Day, the average of the quotations for such day on such transactions received by Bank of America from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the letter dated February 12, 2002, among the Agent, the Company and the Parent Guarantor.

         "Final Order" has the meaning specified in Section 7.4.4.

         "Financial Forecast" has the meaning specified in Section 7.2.

         "Financial Authorized Officer" means, with respect to any Obligor, those of its Authorized Officers who occupy the offices of chief financial officer, chief accounting officer, controller, assistant controller, treasurer, or assistant treasurer.

         "First Day Orders" means those orders of the Bankruptcy Court, in form and substance satisfactory to the Agent, which are entered in response or relating to applications or motions made or filed by the Company and the Secured
Guarantors on the Petition Date.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on the last day of December; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2002 Fiscal Year") refer to the
Fiscal Year ending on the last day of December of such calendar year. The current fiscal year of the Company will end on December 31, 2002.

         "Foreign Account Debtor" means an Account Debtor which (i) does not maintain its chief executive office and principal place of business in the
United States or Canada (other than the Province of Newfoundland); or (ii) is not organized under the laws of the United States or any state thereof or
Canada; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve
System or any successor thereto.

         "Fundamental Loan Documents" means this Agreement, the Collateral
Documents and the Subsidiary Guaranty.

         "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Securities and Exchange Commission and the Accounting Principles Board of the American Institute of Certified Public
Accountants and the statements and pronouncements of the Financial Accounting
Standards Board and in such other statements and pronouncements by such other
Person as may be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying the relevant audited financial statement.

         "Guarantors" means, collectively, the Secured Guarantors and the
Unsecured Guarantors.

         "Hazardous Material" means

              (a) any "hazardous substance", as defined by CERCLA;

              (b) any "hazardous waste", as defined by the Resource
         Conservation and Recovery Act, as amended;

              (c) any petroleum product; or

              (d) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, or substance regulated under or within the meaning of any other Environmental Law.

         "Hedging Agreement" means (a) any interest rate swap, cap, or collar agreement or similar arrangement entered into by any Person and any financial institution to protect such Person against interest rate risk and (b) any agreement or arrangement (other than a Currency Hedge Agreement constituting a
Bank Product) entered into by any Person and any financial institution to protect such Person against fluctuations in currency exchange rates.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under any Hedging Agreement or other interest rate or currency swap agreements, interest rate or currency cap agreements, and interest rate or currency collar agreements, and all other agreements or arrangements designed to protect such Person against interest rate risk or fluctuations in currency exchange rates, which liabilities and obligations, to the extent arising from a Hedging Agreement not constituting a Bank Product, are not secured by the Collateral.

         "herein", "hereof", "hereto", "hereunder", and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular
Section, paragraph, or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, with respect to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification, emphasis point, or exception to such opinion or certification

              (a) which relates to the limited scope of examination of
         matters relevant to such financial statement; or

              (b) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 9.2.4 or 9.2.7.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

         "Indebtedness" means, with respect to any Person, without duplication:

              (a) all obligations of such Person in respect of principal for borrowed money, all obligations of such Person in respect of principal (including the principal amount of any obligation incurred in lieu of the cash payment of interest) evidenced by bonds, debentures, notes, or other similar instruments and, except with respect to Indebtedness incurred prior to the Petition Date, all obligations of such Person in respect of interest on borrowed money or obligations evidenced by bonds, debentures, notes, or other similar instruments to the extent accrued and unpaid for a period exceeding seven months;

              (b) all obligations, contingent or otherwise, relative to the face or stated amount (as reduced from time to time) of all letters of credit (including the Letters of Credit), whether or not drawn, and bankers' acceptances issued and outstanding for the account of such Person;

              (c) all obligations of such Person as lessee under leases
         which have been or should be, in accordance with GAAP, recorded as
         Capitalized Lease Liabilities;

              (d) net liabilities of such Person in respect of Hedging
         Obligations and Currency Hedge Obligations which, in accordance with
         GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

              (e) all obligations of such Person to pay the deferred
         purchase price of Property (except trade accounts payable and other current liabilities arising in the ordinary course of business);

              (f) all obligations listed in clauses (a) through (e) secured by a Lien on Property owned or being purchased by such Person
         (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse;

              (g) any Redeemable Stock issued by such Person;

              (h) all Contingent Liabilities of such Person in respect of any Indebtedness of any other Person; and

              (i) all advance payments to such Person of more than
         $5,000,000 in the aggregate from any single customer of such Person relating to the delivery of goods or the performance of services by such Person (other than advance payments to the extent held in segregated accounts), but only to the extent that such payments originally were received more than six months before the date on which such Person was required to deliver such goods or perform such services, and which have not yet been earned by such delivery or performance;

provided, however, the obligations of any Person arising from the honoring by a bank or other financial institution of a check, draft, or similar Instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business shall not constitute
Indebtedness; provided that such obligations are extinguished within two
Business Days of their incurrence (or, in the case of foreign overdrafts, within five Business Days of their incurrence) unless covered by an overdraft credit line.

         "Indemnified Liability" and "Indemnified Liabilities" are defined in
Section 12.4.

         "Indemnified Parties" is defined in Section 12.4.

         "Indemnified Persons" is defined in clause (b) of Section 11.1.

         "Initial Borrowing Date" means the date on which the initial Credit
Extensions are made.

         "Instrument" means any contract, agreement, indenture, mortgage, document, or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any Lien (or right or interest therein) is granted or perfected.

         "Intercompany Demand Note" means an intercompany demand revolving note, in form and substance reasonably satisfactory to Agent, in each case, endorsed, pledged, and delivered by the Person in whose favor such promissory note was written to the Agent, on behalf of the Secured Lenders, as each such promissory note may be amended, endorsed, or otherwise modified from time to time in accordance with the provisions hereof, and also means any other promissory note accepted from time to time in substitution therefor or renewal thereof, in accordance with the provisions hereof.

         "Interest Period" means, with respect to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or
3.4.2 and ending on (but excluding, for purposes of determining accrued interest) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Company may select in its relevant notice pursuant to Section 2.3 or 3.4.2; provided, however, that

              (a) no more than seven different Interest Periods may be in effect at one time with respect to all Revolving Loans;

              (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such
         Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

              (c) no Interest Period may end later than the Stated Maturity
         Date.

         "Interim Order" has the meaning specified in Section 7.1.10(c).

         "Inventory" means goods (whether consisting of whole goods, spare parts or components), merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the Company's, Kaiser Bellwood's or KAII's business or used in connection with the manufacture, packing, shipping, advertising, selling, or finishing of such goods, merchandise, and such other personal property, and all documents of title or other documents representing them.

         "Investment" means, with respect to any Person,

              (a) any loan or advance made by such Person to any other
         Person (excluding commission, travel, relocation, and similar advances) and any purchase or other acquisition made by such Person of any bond, debenture, note, or similar instrument of any other
         Person; and

              (b) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of Property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such Property.

         "Issuer Bank" means any Affiliate, office, branch, or agency of Bank of
America, or any other Lender, which has agreed to issue and has issued one or more Letters of Credit at the request (such request to be made with the consent of the Company, which consent shall not be unreasonably delayed or withheld) of the Agent.

         "Issuer Party" and "Issuer Parties" are defined in Section 5.10.

         "Joint Venture Affiliate" means QAL, KJBC, Anglesey, Alwis (but only at such time as Alwis is not a Subsidiary of the Company and is an Affiliate of the
Company), and any other Person (a) which is not a Subsidiary of the Company, (b)
in which the Company or its Subsidiaries own an equity interest of more than 5%
(and in which no Restricted Affiliate has an equity interest, other than through a direct or indirect ownership interest in the Company), and (c) which supplies or processes bauxite, alumina, or aluminum to or for the Company or any of its
Subsidiaries or sells to third parties bauxite, alumina, aluminum or aluminum products purchased from the Company or any of its Subsidiaries.

         "KAAC" means Kaiser Alumina Australia Corporation, a Delaware corporation, as debtor and debtor-in-possession under Chapter 11 of the
Bankruptcy Code.

         "KACI" means Kaiser Aluminum & Chemical Investment, Inc., a
Delaware corporation, as debtor and debtor-in-possession under Chapter 11 of the
Bankruptcy Code.

         "KAII" means Kaiser Aluminium International, Inc., a Delaware corporation, as debtor and debtor-in-possession under Chapter 11 of the
Bankruptcy Code.

         "KAP" means Kaiser Aluminum Properties, Inc., a Delaware corporation, as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

         "KATSI" means Kaiser Aluminum Technical Services, Inc., a California corporation, as debtor and debtor-in-possession under Chapter 11 of the
Bankruptcy Code.

         "KBC" means Kaiser Bauxite Company, a Nevada corporation.

         "KEC" means Kaiser Export Company, a Delaware corporation.

         "KFC" means Kaiser Finance Corporation, a Delaware corporation, as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

         "KJBC" means Kaiser Jamaica Bauxite Company, a Jamaica partnership.

         "KJC" means Kaiser Jamaica Corporation, a Delaware corporation.

         "KMH" means Kaiser Micromill Holdings, LLC, a limited liability company organized under the laws of Delaware, as debtor and debtor-in-possession under
Chapter 11 of the Bankruptcy Code.

         "KSM" means Kaiser Sierra Micromills, LLC, a limited liability company organized under the laws of Delaware, as debtor and debtor-in-possession under
Chapter 11 of the Bankruptcy Code.

         "KT Note means the promissory note dated December 21, 1989, as amended by Amendment dated as of July 1, 1993, executed by the Parent Guarantor and delivered to the Company, a copy of which has been delivered to the Agent and each Lender prior to the date hereof, and endorsed, delivered, and pledged to the Agent, on behalf of the Secured Lenders, as such promissory note may be amended, endorsed, or otherwise modified from time to time in accordance with the provisions hereof, and also means any other promissory note accepted from time to time in substitution therefor or renewal thereof, in accordance with the provisions hereof.

         "Kaiser Bellwood" means Kaiser Bellwood Corporation, a corporation organized under the laws of Delaware, as debtor and debtor-in-possession under
Chapter 11 of the Bankruptcy Code.

         "Kaiser Canada" means Kaiser Aluminum & Chemical of Canada Limited, an Ontario corporation.

         "L/C Collateral Account" is defined in Section 5.8.1.

         "Lenders" is defined in the preamble.

         "Letter of Credit" is defined in Section 5.1 and includes the Existing
Letters of Credit.

         "Letter of Credit Outstandings" means, at any time, an amount equal to the sum of

              (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit

plus

              (b) the then aggregate amount of all unpaid and outstanding
         Reimbursement Obligations with respect to issued and outstanding
         Letters of Credit.

         "LIBO Rate" means, relative to any Borrowing of a LIBO Rate Loan, the rate per annum appearing on Telerate Page 3750 (or any successor page) as the
London interbank offered rate for deposits in Dollars at approximately 11:00
a.m. (London time) two Business Days prior to the first day of the Interest
Period for such LIBO Rate Loan for a term comparable to such Interest Period. If for any reason such rate is not available, the LIBO Rate shall be, for any
Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the
London interbank offered rate for deposits in Dollars at approximately 11:00
a.m. (London time) two Business Days prior to the first day of such Interest
Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the LIBO Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBO Rate Loan comprising such
Borrowing would be offered by the Bank of America's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; and

         "LIBO Rate Loan" means all or any portion of a Loan bearing interest, at all times during an Interest Period applicable to such Loan or portion thereof, at a fixed rate determined by reference to the LIBO Rate (Reserve
Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%)
determined pursuant to the following formula:

               LIBO Rate    =                  LIBO Rate
                                     -------------------------------
          (Reserve Adjusted)         1.00 - LIBOR Reserve Percentage

         The LIBO Rate (Reserve Adjusted) for each LIBO Rate Loan to which such
Interest Period applies will be determined by the Agent.

         "LIBOR Office" means, with respect to any Lender, the office, if any, of such Lender designated as such below its signature hereto, or designated in the Assignee Agreement to be Bound pursuant to which such Lender became a party hereto, or such other office of a Lender as designated from time to time by written notice from such Lender to the Company and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such
Interest Period of the percentages in effect on each day of such Interest
Period, as prescribed by the F.R.S. Board, for determining the maximum aggregate reserve requirements (including any emergency, supplemental, or other marginal reserve requirement) applicable to "Eurocurrency Liabilities" pursuant to
Regulation D or any other applicable regulation issued from time to time by the
F.R.S. Board which prescribes reserve requirements applicable to "Eurocurrency
Liabilities" as currently defined in Regulation D having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment for security purposes, deposit arrangement for security purposes, encumbrance, lien (statutory or other), or other similar arrangement of any kind or nature.

         "Loan" means, as the context may require, a Revolving Loan of any type, or a Swingline Loan.

         "Loan Document" means this Agreement, the Interim Order, the Final
Order, all Letters of Credit, each Credit Request, the Subsidiary Guaranty, the
Collateral Documents, the Fee Letter, and each other agreement, document, or
Instrument executed and delivered or to be executed and delivered by the Parent
Guarantor, the Company, or any Subsidiary of the Parent Guarantor or the Company
in connection with this Agreement, the Interim Order or the Final Order, as any and all of the foregoing may be amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof, but excluding, however, the Intercompany Demand Notes and the KT Note.

         "Materially Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), a materially adverse effect on:

              (a) the assets of or the then-existing or projected business, revenues, financial condition, or operations of the Parent
         Guarantor, the Company, any other Obligor which is a Significant
         Subsidiary, any Joint Venture Affiliate (other than KJBC), ALPART, or VALCO; or

              (b) the ability of the Parent Guarantor, the Company, or any other Obligor which is a Significant Subsidiary to perform any of its payment or other material obligations under this Agreement or any other Loan Document to which it is a party.

         "MAXXAM" means MAXXAM Inc., a Delaware corporation (formerly known as
MCO Holdings, Inc.).

         "Maximum Letter of Credit Amount' means $125,000,000.

         "Mining JV" means the Mining Joint Venture between ALPART, Jamalco and certain other parties.

         "Mortgage" means any deed of trust or mortgage executed and delivered by any Obligor pursuant to Section 7.5, each in form and substance reasonably satisfactory to the Agent, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

         "Net Amount of Eligible Accounts" means the gross amount of Eligible
Accounts less the sum of (a) all returns, discounts, claims, credits, and allowances of any nature at any time issued in respect thereof, (b) all unapplied advance payments or deposits in respect thereof, and (c) all credits relating to Accounts of Century Aluminum with respect to which more than 90 days have elapsed since the date of the original issuance of the credit memo therefor and all credits relating to Accounts of all other Account Debtors with respect to which more than 65 days have elapsed since the date of the original issuance of the credit memo therefor.

         "Net Disposition Proceeds" means, with respect to any Asset
Disposition, the excess of

              (a) the sum of

                      (i) the gross cash proceeds received by the Parent
                  Guarantor, the Company or such Subsidiary from such
                  disposition

plus

                      immediately upon receipt thereof by the Parent
                  Guarantor, the Company or such Subsidiary, the gross cash
                  proceeds in respect of principal from or in respect of any promissory note or deferred payment obligations or other
                  security taken in connection with such disposition (including as a result of any sale or other disposition of any such
                  note, obligations, or security, or as a result of any
                  financing with respect thereto)

minus

              (b) the sum of

                      (i) all legal, consulting, brokerage, investment banking,
                  and accounting fees and disbursements and all governmental fees incurred (or reasonably expected to be incurred) in
                  connection with such sale that, in any case, except for
                  payments for legal fees and expenses to a law firm of which an
                  Affiliate of the Company is a member, are not payable to
                  Affiliates of the Company

plus

                      (ii) all taxes actually paid or to be paid in connection
                  with such sale

plus

                      (iii) to the extent the proceeds described in clause
                  (a) are applied (or to be applied with reasonable promptness)
                  in payment thereof, all Indebtedness secured, directly or
                  indirectly (i.e., such disposition is permitted by the terms of the Instruments evidencing or applicable to such
                  Indebtedness, or by the terms of a consent granted thereunder, only on the condition that the proceeds of such disposition be applied to such Indebtedness), by such Property.

         "New Senior Debt" means Indebtedness of the Company or any of its
Subsidiaries under the New Senior Notes, the New Senior Indenture, or any guaranty of such Indebtedness.

         "New Senior Debt Instruments" means the New Senior Notes, the New
Senior Indenture, and all other Instruments and agreements executed and delivered by the Company or any of its Subsidiaries in connection therewith.

         "New Senior Indenture" means the indenture dated October 23, 1996, between the Company, the Subsidiaries of the Company party thereto as guarantors, and the trustee named therein, pursuant to which the New Senior
Notes were issued, as supplemented prior to the date hereof and as the same may be further amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of such indenture and this Agreement.

         "New Senior Notes" means the 10-7/8% Senior Notes due October 2006 in the principal amount of $175,000,000, issued by the Company pursuant to the New
Senior Indenture, as supplemented prior to the date hereof and as the same may be further amended supplemented, restated, or otherwise modified from time to time in accordance with the terms of the New Senior Indenture and this Agreement and all other promissory notes accepted from time to time in substitution therefor or renewal thereof in accordance with the terms of the New Senior
Indenture and this Agreement.

         "Nonrecourse Indebtedness" means, with respect to any Person,
Indebtedness that is nonrecourse to the credit of such Person.

         "Non-United States Person" means a Person who is not (a) a citizen or resident of the United States, (b) a corporation, partnership, or other entity created or organized under the laws of the United States, or (c) an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

         "Obligations" means (a) all obligations (monetary, hedging, indemnification or otherwise) of the Company and each other Obligor arising under or in connection with this Agreement, the Letters of Credit (including the
Existing Letters of Credit), and each other Loan Document, and (b) all Bank
Product Obligations.

         "Obligor" means the Company and each of the Guarantors.

         "101 Account" is defined in the Concentration Bank Agreement.

         "OLV In-Place Value" means the appraised value of the Eligible Fixed
Assets reduced by such an Environmental Compliance Reserve as the Administrative
Agent, after consultation with the Company, deems appropriate in its commercially reasonable discretion.

         "Organic Document" means, with respect to any Obligor, its articles or certificate of incorporation and its bylaws (in the case of an Obligor that is a corporation), its articles of organization or certificate of formation and its regulations or limited liability company agreement (in the case of an Obligor that is a limited liability company), and all shareholder agreements, voting trusts, and similar arrangements applicable to any of its authorized shares of capital stock (in the case of an Obligor that is a corporation) or other equity interests (in the case of an Obligor that is a limited liability company).

         "Oxnard" means Oxnard Forge Die Company, Inc., a California corporation, as debtor and debtor-in-possession under Chapter 11 of the
Bankruptcy Code

         "Parent Guarantor" is defined in the preamble.

         "Parent Guaranty" is defined in Section 6.1.

         "Participant" is defined in Section 12.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), of which the
Company or any corporation, trade, or business that is, along with the Company, a member of a Controlled Group, is a contributing sponsor, as such term is defined in section 4001(a)(13) of ERISA, or to which any Controlled Group member has a reasonable possibility of any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, with respect to any Lender, the percentage set forth opposite its name on the signature pages of this Agreement, or set forth in the Assignee Agreement to be Bound pursuant to which such Lender became a party hereto, as such percentage may be adjusted from time to time pursuant to
Assignee Agreement(s) to be Bound executed by such Lender and its Assignee
Lender(s) and delivered pursuant to Section 12.11.1.

         "Person" means any natural person, corporation, firm, association, government, governmental agency, or any other entity, whether acting in an individual, fiduciary, or other capacity.

         "Petition Date" means the date on which the Bankruptcy Cases were filed with the Bankruptcy Court.

         "Plan" means any Pension Plan or Welfare Plan.

         "Preferred Stock (USWA)" means shares of the Company's Cumulative (1985
Series A) Preference Stock and shares of the Company's Cumulative (1985 Series
B) Preference Stock which have been or may in the future be issued in connection with the Kaiser Aluminum USWA Employee Stock Ownership Plan or the Kaiser
Aluminum Salaried Employee Stock Ownership Plan.

         "Proceeds" means all products and proceeds (as defined in the Uniform
Commercial Code) of any Collateral, and all proceeds of such proceeds and products, including all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to any Collateral.

         "Product Swap" means an agreement by the Company, Kaiser Bellwood or
KAII to deliver bauxite, alumina or aluminum products to or on behalf of an
Account Debtor in exchange for (i) an agreement by such Account Debtor to deliver like or related products to or on behalf of the Company, Kaiser Bellwood or KAII, as the case may be, and (ii) the payment of cash in the ordinary course of business on ordinary trade terms.

         "Progress Billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account
Debtor's obligation to pay such invoice is conditioned upon the completion of any further performance by the Company, Kaiser Bellwood or KAII under the contract or agreement.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed or tangible or intangible.

         "QAL" means Queensland Alumina Limited, a Queensland, Australia corporation.

         "Real Estate" means, with respect to any Person, all of such Person's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of such
Person's now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

         "Redeemable Stock" means any equity security or option or warrant related thereto that by its terms or otherwise is required to be purchased or redeemed, or is redeemable at the option of the holder thereof, in either case at any time prior to the Stated Maturity Date.

         "Reference Rate" means the higher of (a) the Federal Funds Rate plus one-half of one percent (1/2%) and (b) the rate of interest (the "Bank of
America Rate") publicly announced from time to time by Bank of America in
Charlotte, North Carolina, as its reference rate. The Bank of America Rate is a rate set by Bank of America based upon various factors including Bank of
America's cost and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans, which loans may be priced at, above, or below the Bank of America Rate. Any change in the
Bank of America Rate shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Reference Rate Loan" means all or any portion of a Loan bearing interest at a fluctuating rate determined by reference to the Reference Rate.

         "Reimbursement Obligation" is defined in Section 5.6.

         "Release" means a "release", as such term is defined in CERCLA.

         "Required Lenders" means, at any time, Lenders having at least 67% of the Revolving Commitments or if the Revolving Commitments have terminated, at least 67% of the Revolving Credit Outstandings.

         "Reserves" means, collectively (without duplication) the Availability
Reserve, the Bank Product Reserve, any Environmental Compliance Reserve (except to the extent that such Reserve reduces the OLV In-Place Value of Eligible Fixed
Assets) and all other reserves deducted in calculation of the Borrowing Base, including any reserves for sales, excise or similar taxes in respect of Eligible
Accounts and any reserves for rental expenses, processing fees or other expenses relating to Eligible Inventory located at premises not owned by the Company,
Kaiser Bellwood or KAII, which the Agent, after consultation with the Company, in its commercially reasonable discretion deems necessary or desirable to maintain with respect to the Company's account, including any amounts which the
Agent may be obligated to pay in the future for the account of the Company.

         "Restated Certificate of Incorporation" means the restated certificate of incorporation of the Company dated July 25, 1989.

         "Restricted Affiliate" means the Parent Guarantor, MAXXAM, and any
Affiliate of either thereof (in each case other than the Company, its
Subsidiaries which are not Restricted Subsidiaries, any Joint Venture Affiliate,
and any Subsidiary of a Joint Venture Affiliate in which neither the Parent
Guarantor, MAXXAM, nor any Affiliate of either thereof (other than the Company, its Subsidiaries which are not Restricted Subsidiaries, or any Joint Venture
Affiliate) has any equity interest other than through a direct or indirect ownership interest in the Company).

         "Restricted Subsidiary" means any Subsidiary of the Company in which a
Restricted Affiliate has an interest, other than through such Restricted
Affiliate's direct or indirect ownership interest in the Company.

         "Revolving Commitment" is defined in clause (b) of Section 2.1.1.

         "Revolving Commitment Amount" is defined in clause (b) of Section
2.1.1.

         "Revolving Commitment Availability" means (without duplication), at any time, the excess of

              (a) (i) the lesser of (x) the Revolving Commitment Amount at such time and (y) the Borrowing Base as in effect at such time, minus (ii) the amount of the Carve-Out Reserve.

over

              (b) the Revolving Credit Outstandings at such time.

         "Revolving Commitment Termination Date" means the earliest of

              (a) February 22, 2002 (unless the Initial Borrowing Date shall have occurred before the close of business, San Francisco time, on such date);

              (b) the Stated Maturity Date;

              (c) the date that is 45 days after the Petition Date if the
         Final Order has not been entered on or prior to such date;

              (d) the substantial consummation (as defined in Section 1101 of the Bankruptcy Code) of a Chapter 11 Plan of the Company and the
         Secured Guarantors that is confirmed pursuant to a final,
         non-appealable order entered by the Bankruptcy Court, but in no event shall such date be later than the effective date of such
         Chapter 11 Plan;

              (e) the date of the voluntary termination of the Revolving
         Commitments by the Company; and

              (f) the termination of the Revolving Commitments in accordance with the terms of the Loan Documents.

Upon the occurrence of any event described in clause (a), (b), (c), (d), (e) or
(f), the Revolving Commitment of each Lender and the Swingline Commitment of the
Agent shall terminate automatically and without any further action.

         "Revolving Credit Outstandings" means, at any time, the sum of (a) the aggregate outstanding principal amount of all Revolving Loans at such time, (b)
the aggregate outstanding principal amount of all Swingline Loans at such time, and (c) the Letter of Credit Outstandings at such time.

         "Revolving L/C Request" means a request and certificate, duly executed by an Authorized Officer of the Company, in substantially the form of Exhibit B attached hereto, which request shall include a duly completed application for the issuance or extension of a standby or commercial letter of credit in the form specified from time to time by the proposed Issuer Bank of a Letter of
Credit, as such application may be amended, supplemented, restated, or otherwise modified from time to time. Each Revolving L/C Request shall specify, among other things, the date on which the proposed Letter of Credit is to be issued and whether such Letter of Credit shall be transferable in whole or in part. All
Revolving L/C Requests and all documents submitted by the Company in support of
Revolving L/C Requests shall be in form and substance satisfactory to the relevant Issuer Bank.

         "Revolving Loans" is defined in clause (a)(i) of Section 2.1.1.

         "Security Agreement" means the Post-Petition Pledge and Security
Agreement dated as of the date hereof, by and among the Company, the Secured
Guarantors and the Agent.

         "Secured Guarantor" means each of Kaiser Bellwood, KAII, Parent
Guarantor, Akron, KAAC, KACI, KAP, KATSI, KFC, KMH, KSM, Oxnard, Texas Holdings
and Texas Sierra, and "Secured Guarantors" means all of them, collectively.

         "Secured Lenders" means the Agent, each Lender, the Issuer Bank and each provider under a Bank Product, together with any successors and assigns thereto.

         "Security Interest" means, collectively, the Liens granted to the
Agent, on behalf of the Secured Lenders, in the Collateral pursuant to the Loan
Documents.

         "Senior Debt" means Indebtedness of the Company or any of its
Subsidiaries under the Senior Notes, the Senior Indenture, or any guaranty of such Indebtedness.

         "Senior Debt Instruments" means the Senior Notes, the Senior Indenture, and all other Instruments and agreements executed and delivered by the Company or any of its Subsidiaries in connection therewith.

         "Senior Indenture" means the indenture dated as of February 17, 1994 between the Company, the Subsidiaries of the Company party thereto as guarantors, and First Trust National Association, as trustee, pursuant to which the Senior Notes were issued, as supplemented prior to the date hereof and as the same may be further amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of such indenture and this
Agreement.

         "Senior Notes" means the 9-7/8% Senior Notes due 2002 in a principal amount not exceeding $225,000,000 issued by the Company pursuant to the Senior
Indenture, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Senior Indenture and this Agreement and all other promissory notes accepted from time to time in substitution therefor or renewal thereof in accordance with the terms of the Senior Indenture and this
Agreement.

         "Significant Subsidiary" means each Subsidiary of the Company that

              (a) is designated with an asterisk in Item 2 ("Existing
         Subsidiaries") of the Disclosure Schedule;

              (b) accounted for at least 5% of consolidated revenues of the
         Company and its Subsidiaries from sales to third parties for the four Fiscal Quarters of the Company ending on the last day of the last Fiscal Quarter of the Company immediately preceding the date as of which any such determination is made; or

              (c) has assets (other than assets which are eliminated in
         consolidation) which represent at least 5% of the consolidated assets of the Company and its Subsidiaries as of the last day of the last Fiscal Quarter of the Company immediately preceding the date as of which any such determination is made,

all of which, with respect to clauses (b) and (c), shall be as included in the consolidated financial statements of the Company for the period, or as of the date, in question.

         "Stated Amount" of each Letter of Credit means the "stated amount" or
"face amount" (or other similar term) of such Letter of Credit, as defined therein.

         "Stated Expiry Date" is defined in clause (b)(iii) of Section 5.1.

         "Stated Maturity Date" means February 13, 2004.

         "Subordinated Debt" means Indebtedness of the Company or any of its
Subsidiaries under the Subordinated Notes, the Subordinated Indenture, or any
guaranty of such Indebtedness.

         "Subordinated Debt Instruments" means the Subordinated Notes, the
Subordinated Indenture, and all other Instruments and agreements executed and delivered by the Company or any of its Subsidiaries in connection therewith.

         "Subordinated Indenture" means the indenture dated as of February 1,
1993 between the Company, and the Subsidiaries of the Company parties thereto as
Subsidiary Guarantors, and The First National Bank of Boston, as trustee, pursuant to which the Subordinated Notes were issued, as supplemented prior to the date hereof, and as the same may be further amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of such indenture and this Agreement.

         "Subordinated Notes" means the 12-3/4% Senior Subordinated Notes due
2003 in a principal amount not exceeding $400 million issued by the Company pursuant to the Subordinated Indenture, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the terms of the
Subordinated Indenture and this Agreement and all other promissory notes accepted from time to time in substitution therefor or renewal thereof in accordance with the terms of the Subordinated Indenture and this Agreement.

         "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation
(irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), or any other entity of which more than 50% of the equity securities or other ownership interest, is or are at the time directly or indirectly owned by such Person, by such Person and one or more other
Subsidiaries of such Person, or by one or more other Subsidiaries of such
Person. Any determination of whether a Subsidiary is directly or indirectly
"wholly-owned" by any Person shall be made after disregarding (a) any shares of such Subsidiary held by the officers, employees, or directors of such Subsidiary and (b) any shares of such Subsidiary held by Restricted Affiliates.

         "Subsidiary Guaranty" means the guaranty executed and delivered by any
Subsidiary of the Company on the Effective Date or pursuant to Section 9.1.10, as amended, supplemented, restated, or otherwise modified from time to time in accordance with the provisions hereof or thereof.

         "Superpriority Claims" is defined in Section 2.5.

         "Supporting Letter of Credit" has the meaning set forth in the Uniform
Commercial Code.

         "Sweep Account" means an account or other arrangement maintained with any Lender into which funds on deposit in the Concentration Account or the 101
Account are automatically swept at the end of each business day, invested overnight and automatically returned to the Concentration Account or 101
Account, as the case may be, on the next business day.

         "Swingline Commitment" is defined in Section 2.1.2.

         "Swingline Loans" is defined in Section 2.1.2.

         "Tax Allocation Agreement" means the Tax Allocation Agreement dated
December 21, 1989, as amended prior to the date hereof between the Company and
MAXXAM, a copy of which has been delivered to the Agent prior to the date hereof, as further amended from time to time with the prior written consent of the Agent.

         "Taxes" is defined in clause (a) of Section 4.6.

         "Texas Holdings" means Kaiser Texas Micromill Holdings, LLC, a limited liability company organized under the laws of Texas, as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

         "Texas Sierra" means Kaiser Texas Sierra Micromills, LLC, a limited liability company organized under the laws of Texas, as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

         "Tolling Inventory" means raw materials, work-in-process or other goods delivered to the Company or Kaiser Bellwood by a third person pursuant to a bailment arrangement with the Company or Kaiser Bellwood under which such
Inventory is to be processed, improved, or otherwise altered by the Company or
Kaiser Bellwood.

         "Transfer Agreement" means the Transfer Agreement dated as of December
21, 1989, between the Parent Guarantor and the Company, a copy of which has been delivered to the Agent prior to the date hereof, as amended, supplemented, restated, or otherwise modified from time to time with the prior written consent of the Agent.

         "Trigger Event" has the meaning specified in Section 9.2.4(b).

         "Trochus" means Trochus Insurance Company, Ltd., a Bermuda entity.

         "type" means, relative to any Revolving Loan, the portion thereof, if any, being maintained as a Reference Rate Loan or a LIBO Rate Loan.

         "Uniform Commercial Code" means the Uniform Commercial Code (or any successor statute) of the State of New York or, to the extent relevant to the perfection or enforcement of security interests, the Uniform Commercial Code (or any successor statute) of any other state, the laws of which are required by
Sections 9-301, 9-304, 9-305 or 9-306 to be applied in connection with the issue of perfection, priority or enforcement of security interests.

         "United States" or "U.S." means the United States of America, its fifty
States, and the District of Columbia.

         "Unsecured Guarantor" means each of AJI and KJC and "Unsecured
Guarantors" means both of them, collectively.

         "VALCO" means Volta Aluminium Company Limited, a Ghanaian corporation.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         SECTION 1.2. USE OF DEFINED TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this
Agreement shall have such meanings when used in the Disclosure Schedule and in each Credit Request, Continuation/Conversion Notice, Borrowing Base Certificate,
Compliance Certificate, Loan Document, notice, and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

         SECTION 1.3. CROSS-REFERENCES. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan
Document, as the case may be, and, unless otherwise specified, references in any
Article, Section, or definition to any clause are references to such clause of such Article, Section, or definition.

         SECTION 1.4. ACCOUNTING AND FINANCIAL DETERMINATIONS AND OTHER TERMS.
Unless otherwise specified, all accounting terms used herein or in any other
Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the financial statements for the period ended December 31, 2001 to be furnished to the Lenders under this Agreement; provided, however, that if there is any change in GAAP subsequent to December 31, 2001, the Agent and the Company shall each have the right to notify the other party that the Required Lenders or the
Company, as the case may be, wish to incorporate the effect of any such change in GAAP on the operation of any covenant contained in Article IX or on the
Borrowing Base, or any other provision hereof. In the event that the party receiving such notice agrees with such request to incorporate the effect of any such change, thereafter the Company's compliance with such covenant, the
Borrowing Base, and all other calculations in respect of any other provision hereof will be determined on the basis of GAAP including such change.

                                   ARTICLE II

                      COMMITMENTS AND BORROWING PROCEDURES

         SECTION 2.1. COMMITMENTS. On the terms and subject to the conditions of this Agreement (including Article VII), each Lender, severally and for itself alone, agrees to make Revolving Loans and other Credit Extensions, and Agent agrees to make Swingline Loans, pursuant to the Commitments described in this
Section 2.1.

         SECTION 2.1.1. REVOLVING COMMITMENT.

         (a) From time to time on any Business Day occurring during the period commencing on the Initial Borrowing Date, and continuing to (but not including)
the Revolving Commitment Termination Date, each Lender will

                      (i) make Loans (relative to such Lender, its
             "Revolving Loans") to the Company equal to such Lender's
             Percentage of the aggregate amount of Revolving Loans
             requested by the Company pursuant to Section 2.3(a) to be made on such Business Day, and

                      (ii) (A) in the case of any Issuer Bank, issue
             Letters of Credit for the account of the Company, for the
             benefit of the Company or any Subsidiary of the Company, (B)
             in the case of each other Lender, participate in such Letters of Credit, in each case in accordance with Article V.

         (b) The Revolving Credit Outstandings at any time shall not exceed (i)
the lesser of (x) $300,000,000 (such amount, as it may be reduced from time to time pursuant to Section 2.2, being herein called the "Revolving Commitment
Amount") and (y) the Borrowing Base as then in effect, minus (ii) the amount of the Carve-Out Reserve. The Commitment of each Lender to make Revolving Loans and to issue or participate in Letters of Credit is herein referred to as its
"Revolving Commitment".

         (c) On the terms and subject to the conditions hereof, the Company may from time to time (i) borrow, prepay, and reborrow Revolving Loans and (ii)
request the issuance of Letters of Credit, allow Letters of Credit to expire undrawn or, if drawn upon, repay Reimbursement Obligations relative thereto and request the issuance of new Letters of Credit.

         SECTION 2.1.2. SWINGLINE COMMITMENT.

         (a) From time to time on any Business Day occurring during the period commencing on the Initial Borrowing Date, and continuing to (but not including)
the Revolving Commitment Termination Date, Agent will make a portion of the
Revolving Commitment available to the Company by making Loans ("Swingline
Loans") to the Company in an aggregate amount not to exceed $25,000,000 outstanding at any one time, notwithstanding the fact that such Borrowings may exceed Agent's Revolving Commitment. The Commitment of Agent to make Swingline
Loans from time to time is herein referred to as its "Swingline Commitment."

         (b) Agent at any time in its sole and absolute discretion may require each other Lender on one Business Day's notice to make a Revolving Loan in an amount equal to such Lender's Percentage of the aggregate amount of Swingline
Loans outstanding on the date notice is given. In the event that Revolving Loans are made by Lenders other than Agent under the immediately preceding sentence, each such Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of such Revolving Loans. Such deposit will be made to an account which the Agent shall specify from time to time by written notice to the Lenders. The proceeds of such Revolving Loans shall be immediately applied to repay the outstanding Swingline Loans and the Company authorizes the
Agent to charge its account with Bank of America (up to the amount available in such account) in order to immediately pay Agent the amount of such Swingline
Loans to the extent amounts received from other Lenders are not sufficient to repay in full the outstanding Swingline Loans. If any portion of any such amount paid to Agent should be recovered by or on behalf of the Company from Agent in bankruptcy, by assignment for the benefit of creditors, or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 4.8.

         (c) Each Lender's obligation to make the Revolving Loans referred to in clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, the Company, or any other
Person for any reason whatsoever; (ii) the occurrence or continuance of a
Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company or any other
Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

         (d) Interest on each Swingline Loan shall accrue to Agent from the date of making such Swingline Loan to and including the earlier of (i) the date prior to the day on which payment of such Swingline Loan is made by the Company or
(ii) the date prior to the day of receipt by the Agent from any Lender of its
Percentage of any Revolving Loans made to repay such Swingline Loan; provided that, from and after the date of the making of any such Revolving Loans, interest shall accrue on such Lender's Percentage of any such Revolving Loans for the account of such Lender.

         SECTION 2.1.3. LENDERS NOT REQUIRED TO MAKE LOANS OR ISSUE LETTERS OF
CREDIT.

         (a) No Lender shall be required to make any Revolving Loan or issue (in the case of the relevant Issuer Bank) any Letter of Credit and Agent shall not be required to make any Swingline Loan, if, after giving effect thereto, the
Revolving Credit Outstandings would exceed (i) the lesser of (x) the Borrowing
Base as then in effect and (y) the Revolving Commitment Amount as then in effect, minus (ii) the amount of the Carve-Out Reserve; and

         (b) the Issuer Bank shall not be required to issue any Letter of Credit if, after giving effect thereto, the Letter of Credit Outstandings would exceed the Maximum Letter of Credit Amount.

         SECTION 2.1.4. BORROWING BASE DETERMINATIONS.

         (a) Except during the continuance of an Event of Cash Dominion, the
Company will furnish to the Agent, on or before the 12th Business Day of each month and on the date of the delivery of (i) any Borrowing Request requesting the making of Revolving Loans, or (ii) any Revolving L/C Request, a Borrowing
Base Certificate setting forth the Company's calculation of the Borrowing Base
(with supporting calculations in reasonable detail) as of the last day of the preceding calendar month (or, if the Credit Request described in clause (i) or
(ii) is delivered on or after the first day of any month but before the 12th
Business Day of such month (or, if earlier, the date the Borrowing Base
Certificate required to be delivered during such month is actually delivered), as of the last day of the next preceding calendar month) and certifying

                  (A) that the information contained in such Borrowing Base
            Certificate is true and complete in all material respects,

                  (B) that, except as is disclosed in such Borrowing Base
            Certificate, the Company has no reason to believe that there has been a material reduction in the Borrowing Base from the Borrowing
            Base Calculation Date for such Borrowing Base Certificate to the date on which such Borrowing Base Certificate is delivered,

                  (C) if a Credit Request is being delivered in connection with the delivery of such Borrowing Base Certificate, that as of the date of such Borrowing Base Certificate, the Revolving Credit
            Outstandings do not (and, after giving effect to the making of all
            Loans, or the issuance of all Letters of Credit, if any, being requested in conjunction with the delivery of such Borrowing Base
            Certificate, will not) exceed the Borrowing Base which was in effect on the Borrowing Base Calculation Date for such Borrowing Base
            Certificate, and

                  (D) as to such other matters as the Agent may reasonably
            request.

         (b) During the continuance of an Event of Cash Dominion, the Company will furnish to the Agent a Borrowing Base Certificate at least weekly, on or before the third Business Day of each week, subject to such changes in form as are approved by Agent in its reasonable discretion. During the continuance of an
Event of Cash Dominion, the Borrowing Base will be determined by the Agent, after consultation with the Company, each day on the basis of such relevant information as the Agent deems appropriate to consider in calculating the actual
Borrowing Base, including the collateral summary reports and such other information regarding the Accounts of the Company, Kaiser Bellwood and KAII and
the Inventory of the Company, Kaiser Bellwood and KAII as the Agent shall obtain from the Company, Kaiser Bellwood and KAII pursuant to Section 9.1.9 or otherwise.

         (c) For the period up to (but not including) March 31, 2002, a
Borrowing Base Certificate as of February 11, 2002, shall be sufficient for purposes of determining the Borrowing Base; provided that thereafter the foregoing clauses (a) and (b) of this Section 2.1.4 shall control.

         SECTION 2.2. REDUCTION OF REVOLVING COMMITMENT AMOUNT. The Company may,
from time to time on any Business Day occurring after the Initial Borrowing
Date, voluntarily reduce the unutilized portion of the Revolving Commitment
Amount; provided, however, that (a) all such reductions that involve prepayments of LIBO Rate Loans shall require at least three Business Days prior notice to the Agent, (b) all other reductions, including any such reductions that involve prepayments of Reference Rate Loans, shall require at least one Business Day prior notice to the Agent, (c) each such reduction shall be permanent, and (d)
any such partial reduction of the Revolving Commitment Amount that involves prepayments of LIBO Rate Loans shall be in an amount of not less than
$5,000,000. All notices referred to in the foregoing sentence shall be given prior to 10:00 a.m., San Francisco time, on the day of such notice.

         SECTION 2.3. BORROWING PROCEDURE.

         (a) By delivering a Borrowing Request to the Agent on or before 10:00
a.m., San Francisco time, on a Business Day, the Company, on advance notice of at least (i) three Business Days, in the case of any disbursement of LIBO Rate
Loans, or (ii) one Business Day, in the case of any disbursement of Reference
Rate Loans, but in no case more than five Business Days, may from time to time request that the Lenders make a disbursement of Revolving Loans. Each request for a disbursement of Reference Rate Loans shall specify an aggregate principal amount of at least $1,000,000 and integral multiples of $1,000,000 in excess thereof, and each request for a disbursement of LIBO Rate Loans shall specify an aggregate principal amount of at least $5,000,000 and integral multiples of
$1,000,000 in excess thereof. On the terms and subject to the conditions of this
Agreement, each Borrowing shall be comprised of the Loans of the type(s) and
Interest Period(s) specified in such Borrowing Request and shall be made on the
Business Day specified in such Borrowing Request. The Agent shall promptly notify each Lender by telephone (promptly confirmed in writing) of any such
Borrowing Request on the day such Borrowing Request is received by the Agent.
Subject to Section 2.1.3, prior to 9:30 a.m., San Francisco time, on the
Business Day specified in such Borrowing Request, each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by written notice to the Lenders. To the extent funds are received from the Lenders by 9:30 a.m., San Francisco time, on any
Business Day, the Agent shall deposit such funds into the Company's account number 12339 11101 at Bank of America, or such other account at Bank of America as the Company shall notify the Agent from time to time, not later than 10:30
a.m., San Francisco time, on such Business Day. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         (b) By delivering a Borrowing Request to the Agent on or before 3:00
p.m., San Francisco time, on a Business Day, the Company may from time to time request that Agent make a disbursement of a Swingline Loan. Each request for a disbursement of a Swingline Loan shall specify an aggregate principal amount of at least $500,000 and integral multiples of $10,000 in excess thereof. All
Swingline Loans shall be Reference Rate Loans and no Swingline Loan may be outstanding for more than seven calendar days. Agent shall deposit same day funds in an amount equal to the requested Swingline Loan into the Company's account number 12339 11101 at Bank of America, or such other account at Bank of
America as the Company shall notify the Agent from time to time, not later than
3:00 p.m., San Francisco time, on such Business Day.

         (c) In lieu of delivering the above-described Borrowing Requests, the
Company may give the Agent telephone notice by the required time of any proposed
Borrowing; provided that such notice shall be promptly confirmed in writing by delivery of a Borrowing Request on or prior to the proposed borrowing date. Each telephone request for a Revolving Loan or a Swingline Loan shall be conclusively presumed to be made by a Person authorized by the Company to do so and crediting a Revolving Loan or a Swingline Loan to the Company's deposit account shall conclusively establish the obligation of the Company to repay such Revolving
Loan or Swingline Loan as provided herein.

         SECTION 2.4. AGENT'S BOOKS AND RECORDS; MONTHLY STATEMENTS. The Agent
will charge all Revolving Loans, Swingline Loans and, as and when they become due and payable, other monetary Obligations to a loan account of the Company maintained by the Agent. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents not paid when due may, at the
Agent's option, be charged as Revolving Loans to the Company's loan account as of the date due from the Company or the date paid or incurred by the Agent, as the case may be. The Company agrees that the Agent's books and records showing the monetary Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Company a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Company and as an account stated (except for reversals and reapplications of payments made as provided in
Section 4.7 and corrections of errors discovered by the Agent), unless the
Company notifies the Agent in writing to the contrary within 60 days after such statement is rendered. In the event a timely written notice of objection is given by the Company, only the items to which exception is expressly made will be considered to be disputed by the Company.

         SECTION 2.5. PRIORITY AND SECURITY. On and after entry of the Interim
Order, all Obligations will, at all times:

         (a) Pursuant to section 364(c)(1) of the Bankruptcy Code, constitute allowed super-priority administrative expense claims of the Secured Lenders in the Bankruptcy Cases, having priority over all administrative expenses of the kind specified in sections 503(b) and 507(b) of the Bankruptcy Code and any and
all expenses and claims of the Debtors, whether heretofore or hereafter incurred, including but not limited to the kind specified in Sections 105, 326,
328, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726 or 1114 of the
Bankruptcy Code ("Superpriority Claims"), subject to the Carve-Out;

         (b) Pursuant to section 364(c)(2) of the Bankruptcy Code, be secured by a perfected, first-priority security interest in and Lien (subject to Liens permitted pursuant to Section 9.2.3. hereof other than Liens securing
Indebtedness) on all Property of the Debtors (other than any Excluded Assets)
and their estates of every kind or type whatsoever, tangible, intangible, real, personal and mixed, whether now owned or hereafter acquired or arising, wherever located, and including without limitation, all property of the estates of each of the Debtors within the meaning of section 541 of the Bankruptcy Code and all proceeds, rents and products of the foregoing and all distributions thereon that are not otherwise encumbered by valid, perfected and unavoidable Liens in existence on the Petition Date or to valid Liens in existence on the Petition
Date that are perfected subsequent to such commencement as permitted by section
546(b) of the Bankruptcy Code subject to the Carve-Out;

         (c) Pursuant to section 364(c)(3) of the Bankruptcy Code, be secured by a perfected junior security interest and Lien (subject to Liens permitted pursuant to Section 9.2.3 hereof) on all property of the Debtors that is subject to valid, perfected and unavoidable Liens in existence on the Petition Date or to valid Liens in existence on the Petition Date that are perfected subsequent to such commencement as permitted by section 546(b) of the Bankruptcy Code, (i)
excluding the following (A) the Excluded Assets and (B) any property subject to
Liens permitted pursuant to Section 9.2.3 hereof to the extent that the agreements granting or providing for the grant of such Liens would be violated if such property was subject to such junior security interest and lien and such prohibition is enforceable after the Petition Date; and (ii) subject to the
Carve-Out; and

         (d) The Superpriority Claims and Liens referred to in subsections (a),
(b) and (c) of this Section 2.5 shall be subject to the Carve-Out.

         SECTION 2.6. BANK PRODUCTS. The Company may request and the Agent may, in its sole and absolute discretion, arrange for the Company to obtain from Bank of America or its Affiliates Bank Products although the Company is not required to do so. If Bank Products are provided by an Affiliate of Bank of America, the
Company agrees to indemnify and hold the Agent, Bank of America and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the
Agent, Bank of America or any of the Lenders which arise from any indemnity or reimbursement agreement given by the Agent to its Affiliates related to an
Obligor's failure to pay or perform such Bank Product Obligations; provided, however, nothing contained herein is intended to limit the Company's rights, with respect to Bank of America or its Affiliates, if any, which arise as a result of the execution of documents by and between the Company and Bank of
America which relate to Bank Products. The agreement contained in this Section
2.6 shall survive termination of this Agreement. The Company acknowledges and agrees that the obtaining of Bank Products from Bank of America or its
Affiliates (a) is in the sole and absolute discretion of Bank of America or its
Affiliates, and (b) is subject to all rules and regulations of Bank of America or its Affiliates.

                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST, AND FEES

         SECTION 3.1. REPAYMENTS. The Company shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor.

         SECTION 3.2. VOLUNTARY PREPAYMENTS. Prior to repayment in full of each
Loan pursuant to Section 3.1, and except during the continuance of an Event of
Cash Dominion, the Company may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, without premium or penalty (except as may be required by Section 4.4), of the outstanding principal amount of the
Loans; provided, however, that

         (a) if any such prepayment of any LIBO Rate Loan is made on any day other than the last day of the Interest Period for such Loan, the Company shall comply with the provisions of Section 4.4;

         (b) all such voluntary partial prepayments of LIBO Rate Loans (i) shall be in an aggregate amount of not less than $5,000,000 and integral multiples of
$1,000,000 in excess thereof, unless such prepayment is a prepayment of the entire outstanding principal amount of LIBO Loans of all Lenders, and (ii) shall be applied pro rata to such LIBO Rate Loans of all Lenders;

         (c) all such voluntary partial prepayments of Reference Rate Loans shall be, in the case of Revolving Loans, in an aggregate amount of not less than $1,000,000 and integral multiples of $1,000,000 in excess thereof, unless such prepayment is a prepayment of the entire outstanding principal amount of
Reference Rate Loans of all Lenders, and, in the case of Swingline Loans, in an aggregate amount of not less than $250,000 and integral multiples of $10,000 in excess thereof, unless such prepayment is a prepayment of the entire outstanding principal amount of Swingline Loans;

         (d) all such voluntary partial prepayments of Reference Rate Loans shall be applied first to Swingline Loans and then pro rata to the Reference
Rate Loans of all Lenders;

         (e) all such voluntary prepayments of LIBO Rate Loans shall require at least five Business Days prior written notice to the Agent;

         (f) all such voluntary prepayments of Reference Rate Loans that are
Revolving Loans shall require at least one but no more than five Business Days prior written notice to the Agent; and

         (g) all such voluntary prepayments of Reference Rate Loans that are
Swingline Loans may be made without any prior written notice.

         SECTION 3.3. MANDATORY PREPAYMENTS. Prior to repayment in full of each
Loan pursuant to Section 3.1, the Company shall make mandatory prepayments, without premium or penalty (except as may be required by Section 4.4), in accordance with this Section 3.3.

         SECTION 3.3.1. PREPAYMENT UNDER, OR CASH COLLATERALIZATION OF,
REVOLVING COMMITMENT. Except during the continuance of an Event of Cash
Dominion, the Company shall, on the second Business Day after the date of delivery of any Borrowing Base Certificate indicating that the Revolving Credit
Outstandings on the date of such Borrowing Base Certificate exceed the Borrowing
Base less the amount of Carve-Out Reserve as shown on such Certificate, make a mandatory prepayment of the then aggregate outstanding principal amount of all
Swingline Loans and, if all Swingline Loans have been prepaid, shall make a mandatory prepayment of the then aggregate outstanding principal amount of all
Revolving Loans (or a repayment of outstanding Reimbursement Obligations with respect to Letters of Credit), and, if all Revolving Loans and such
Reimbursement Obligations have been prepaid or repaid, shall furnish cash collateral with respect to undrawn and outstanding Letters of Credit, in an aggregate amount equal to such excess. If the Company shall fail to deliver a
Borrowing Base Certificate when due hereunder and the Agent determines that the
Revolving Credit Outstandings on the date such Borrowing Base Certificate was due exceeded the Borrowing Base, less the amount of the Carve-Out Reserve as of the last day of the preceding month, the Company shall on the second Business
Day after receipt of notice from the Agent, make a mandatory prepayment of the then aggregate outstanding principal amount of all Swingline Loans and, if all
Swingline Loans have been prepaid, shall make a mandatory prepayment of the then aggregate outstanding principal amount of all Revolving Loans (or a repayment of outstanding Reimbursement Obligations with respect to Letters of Credit), and, if all Revolving Loans have been prepaid, shall furnish cash collateral with respect to Letters of Credit, in an aggregate amount equal to such excess. On the terms and subject to the conditions hereof, the Company may reborrow amounts applied to the prepayment of Swingline Loans and Revolving Loans pursuant to this Agreement.

         SECTION 3.3.2. CASH DOMINION. During the continuance of an Event of
Cash Dominion (a) all collected funds on deposit in the Concentration Account pursuant to the Concentration Bank Agreement shall be applied on a daily basis to the prepayment of the then aggregate outstanding principal amount of all
Swingline Loans and, if all Swingline Loans have been prepaid, to the prepayment of the then aggregate outstanding principal amount of all Revolving Loans; (b)
on any day on which Revolving Credit Outstandings exceed the Borrowing Base as calculated as of such date less the amount of the Carve-Out Reserve, the Company shall make a mandatory prepayment of the then aggregate outstanding principal amount of all Swingline Loans, and, if all Swingline Loans have been prepaid, shall make a mandatory prepayment of the then aggregate outstanding principal amount of all Revolving Loans (or a repayment of outstanding Reimbursement
Obligations with respect to Letters of Credit), and, if all Revolving Loans have been prepaid, shall furnish cash collateral with respect to Letters of Credit, in an aggregate amount equal to such excess; and (c) the Company shall deposit, or cause to be deposited in, the Concentration Account (unless deposited in a
Collection Deposit Account or remitted or paid directly to the Agent) (i) all remittances and payments received by the Company in respect of Accounts (except
Accounts payable by Subsidiaries and Joint Venture Affiliates paid by accounting entries), Instruments (other than Intercompany Demand Notes), and sales of
Inventory for cash and all prepayments, deposits, and other advance payments in respect of sales of Inventory; (ii) all Net Disposition Proceeds received from any Asset Disposition; and (iii) all tax refunds, insurance proceeds and other amounts received from third parties. On the terms and subject to the conditions hereof, the Company may reborrow amounts applied to the prepayment of Swingline
Loans and Revolving Loans pursuant to this Agreement.

         SECTION 3.3.3. ACCELERATION. The Company shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 10.2, repay all Loans which are so accelerated.

         SECTION 3.4. INTEREST PROVISIONS. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.4, in each case computed on the basis of the actual number of days elapsed in a
360-day year.

         SECTION 3.4.1. RATES. The Company shall pay interest on the unpaid principal amount of each Revolving Loan and Swingline Loan made to the Company from time to time outstanding as follows:

         (a) if any portion of the unpaid principal amount of such Loan is a
Reference Rate Loan, the Company shall pay interest on such portion at a rate per annum equal to the sum of (i) the Reference Rate from time to time in effect and (ii) a margin of 1-1/2%; and

         (b) if any portion of the unpaid principal amount of such Loan is a
LIBO Rate Loan, during each Interest Period applicable thereto, the Company shall pay interest on such portion at a rate per annum equal to the sum of (i)
the LIBO Rate (Reserve Adjusted) for such Interest Period and (ii) a margin of
3-1/4%.

         All LIBO Rate Loans shall bear interest from (and including) the first day of the applicable Interest Period to (but excluding) the last day of such
Interest Period at the interest rate determined as applicable to such LIBO Rate
Loan.

         SECTION 3.4.2. CONTINUATION AND CONVERSION ELECTIONS. By delivering a
Continuation/Conversion Notice to the Agent on or before 10:00 a.m., San
Francisco time, on a Business Day, the Company may from time to time irrevocably elect, on

         (a) not less than three nor more than five Business Days notice (in the case of continuations of or conversions into LIBO Rate Loans), or

         (b) not less than one nor more than five Business Days notice (in the case of conversions into Reference Rate Loans)

that all or any portion of any outstanding Revolving Loan be (i) converted into a LIBO Rate Loan, (ii) converted into a Reference Rate Loan, or (iii) continued
as a LIBO Rate Loan. All conversions of Revolving Loans that are Reference Rate
Loans shall be made pro rata among all such Reference Rate Loans of all Lenders.
All conversions or continuations of Revolving Loans that are LIBO Rate Loans shall be made pro rata among all such LIBO Rate Loans of all Lenders. In the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO
Rate Loan within the time periods specified above before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Reference Rate Loan. No portion of the outstanding principal amount of any Revolving Loan may be continued as, or be converted into, a LIBO Rate Loan during the continuation of any Event of
Default. No Swingline Loans may be converted into a LIBO Rate Loan.

         SECTION 3.4.3. FUNDING. Each Lender may, if it so elects, fulfill its obligation to make, continue, or convert any LIBO Rate Loan hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Company to repay such
LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate, or international banking facility. In addition, the
Company hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.2, 4.3, or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in the London interbank eurodollar market.

         SECTION 3.4.4. DEFAULT RATES. During the continuation of any Event of
Default,

         (a) the Company shall pay interest (after as well as before judgment)
on the principal amount of all Loans outstanding to it at a rate per annum which is determined by increasing each of the interest rates set forth in clauses (a)
and (b) of Section 3.4.1 by 2% per annum;

         (b) the letter of credit fees payable pursuant to clause (a)(ii) of
Section 5.3 shall be increased by 2% per annum for all Letters of Credit; and

         (c) the Company shall pay interest on any other Obligations which are then due and payable (other than Reimbursement Obligations which are accruing interest pursuant to Section 5.5) to the extent permitted by applicable law, at a rate per annum equal to the Reference Rate plus 3-1/2%.

         SECTION 3.4.5. INTEREST PAYMENT DATES. Interest accrued on each Loan shall be payable

         (a) with respect to Reference Rate Loans, in arrears on the first day of each month;

         (b) with respect to LIBO Rate Loans, in arrears on the first day of each month; and

         (c) on that portion of any Loan the Stated Maturity Date of which is accelerated pursuant to Section 10.2, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this
Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise)
shall be payable upon demand.

         SECTION 3.5. FEES. The Company and the Parent Guarantor, jointly and severally, agree to pay the fees set forth in this Section 3.5.

         SECTION 3.5.1. COMMITMENT FEE. The Company and the Parent Guarantor,
jointly and severally, agree to pay to the Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Company's inability to satisfy any condition of
Article VII) commencing on the Effective Date and continuing through the
Revolving Commitment Termination Date, a commitment fee at the rate of 1/2 of 1%
per annum on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Commitment Amount. Such commitment fees shall be payable by the Company monthly in arrears on the first day of each month, and on the Revolving Commitment Termination Date.

         SECTION 3.5.2. AUDIT FEES. The Company and the Parent Guarantor,
jointly and severally, agree to pay to the Agent for expenses for up to 4 audits per year at an audit fee equal to $750 per day per auditor (whether or not such auditor is an employee of the Agent) for each audit of the Collateral undertaken pursuant to Section 9.1.5 and to pay all out-of-pocket expenses of each auditor incurred in connection with such Collateral audits.

         SECTION 3.5.3. OTHER FEES. The Company and the Parent Guarantor,
jointly and severally, agree to pay to the Agent for its own account certain fees as set forth in the Fee Letter.

                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. ILLEGALITY.

         (a) If any Lender shall determine (which determination shall, upon written notice thereof to the Company and the other Lenders, be conclusive and binding on the Company) that the introduction of or any change in (or in the interpretation of) any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue, or maintain any Loan as, or to convert any Loan into, a LIBO Rate
Loan, the obligations of all Lenders to make, continue, maintain, or convert any such Loans shall, upon such determination, forthwith be suspended until such
Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Reference
Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         (b) If any Lender shall determine (which determination shall, upon written notice thereof to the Company and the other Lenders, be conclusive and binding on the Company) that the introduction of or any change in (or in the interpretation of) any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to issue or amend (in the case of an Issuer Bank) or to participate in (in the case of each other Lender) any additional Letters of Credit, the obligations of all Lenders so to issue, amend, or participate in additional Letters of Credit shall, upon such determination, forthwith terminate, and the Agent shall, by written notice to the Company and each Lender, declare that such obligations have so terminated. If circumstances subsequently change so that such affected Lender shall determine that it is no longer so affected, such obligations shall, upon such determination (and telephonic notice thereof immediately confirmed in writing to the Agent, each other Lender, and the Company), forthwith be reinstated, and the Agent shall, by written notice to the Company and each
Lender, declare that such obligations have been so reinstated.

         SECTION 4.2. DEPOSITS UNAVAILABLE. If the Agent shall have reasonably determined that

         (a) Dollar deposits in the relevant amount and for the relevant
Interest Period are not available to Bank of America in the relevant market; or

         (b) by reason of circumstances affecting Bank of America's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon written notice from the Agent to the Company and the Lenders, the obligations of all Lenders under Section 2.3 and Section 3.4.2 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. INCREASED COSTS, ETC. The Company agrees to reimburse each
Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, issuing, maintaining, or participating in the Letters of Credit, or making, continuing, or maintaining
(or of its obligation to make, continue, or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans.
Such Lender shall promptly notify the Agent and the Company in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such
Lender for such increased cost or reduced amount as well as the calculation of such additional amount. Such additional amounts shall be payable by the Company directly to such Lender within 15 days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the
Company.

         SECTION 4.4. FUNDING LOSSES. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue, or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO
Rate Loan) as a result of

         (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the
Interest Period applicable thereto, whether pursuant to Section 3.1, 3.2, 3.3, or 3.4.2 or otherwise,

         (b) any Loans not being made as LIBO Rate Loans in accordance with the
Borrowing Request therefor (other than as a result of a determination pursuant to Section 4.1 or 4.2), or

         (c) any Loans not being continued as, or converted into, LIBO Rate
Loans in accordance with the Continuation/ Conversion Notice therefor (other than as a result of a determination pursuant to Section 4.1 or 4.2),

then, upon the written notice of such Lender to the Company (with a copy to the
Agent), the Company shall, within 15 days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such
Lender) reimburse such Lender for such loss or expense. Such written notice
(which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company.

         SECTION 4.5. INCREASED CAPITAL COSTS. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation, or phase-in of, any law or regulation, directive, guideline, decision, or request
(whether or not having the force of law) of any court, central bank, regulator, or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its sole and absolute discretion)
that the rate of return on its or such controlling Person's capital as a consequence of its Commitments or the Credit Extensions (including the disbursement of Loans and the issuance of or participation in Letters of Credit)
made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon written notice from time to time by such Lender to the Company, with a copy to the Agent, the Company shall, within
15 days of its receipt of such notice, pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Company. In determining such amount, such Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable, subject in each case to Section 4.12.

         SECTION 4.6. TAXES, ETC.

         (a) All payments by the Company and each other Obligor to the Agent or any Lender in respect of any Obligation shall be made without any setoff or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future Taxes now or hereafter imposed on the Agent or any Lender with respect to such payments by any governmental or other authority, except to the extent that such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all excise and other taxes of whatever nature imposed on the Agent or any Lender with respect to, or arising out of, such payments or the transactions contemplated hereby (other than taxes generally assessed on the net income of the Agent or any Lender, as the case may be, by the government of the country, or any political subdivision or taxing authority thereof or therein, in which the Agent or such Lender is incorporated or in which such Lender's Domestic Office or such Lender's LIBOR
Office is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. If any Obligor is compelled by law to make any such deduction or withholding it will:

                  (i) pay to the relevant authorities the full amount required to be so withheld or deducted;

                  (ii) (except to the extent that such deduction or withholding results from the breach, by the recipient of a payment, of its agreement contained in clause (b) below, or would not be required if such recipient's representation and warranty contained in clause (b)
            below were true) pay such additional amounts as may be necessary in order that the net amount received by the Agent and each Lender, after such deduction or withholding (including any required deduction or withholding on such additional amounts) shall equal the amount such payee would have received had no such deduction or withholding been made; and

                  (iii) promptly forward to the Agent (for delivery to such
            payee) an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities.

         Moreover, if any Taxes are directly asserted against the Agent or any
         Lender with respect to any payment made in respect of, or arising out of, any Obligation, such payee may pay such Taxes, and each Obligor which is obligated to pay such Obligation agrees promptly to pay such additional amount (including any penalties, interest or expenses) as may be necessary in order that the net amount received by such payee after the payment of such taxes (including any Taxes on such additional amount) shall equal the amount such payee would have received had no such Taxes been asserted (except to the extent that such Taxes result from the breach, by such payee, of its agreement contained in clause
         (b) below or would not be asserted if such payee's representation and warranty contained in clause (b) below were true). For purposes of this
         Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed to be a payment by the applicable Obligor.

         (b) Each Lender which is a Non-United States Person agrees (to the extent it is permitted to do so under the laws and any applicable double taxation treaties of the United States, the jurisdiction of such Lender's incorporation, and the jurisdictions in which such Lender's Domestic Office and such Lender's LIBOR Office are located) to execute and deliver to the Agent for delivery to the Company, before the first scheduled payment date in each year, either (i) three United States Internal Revenue Service Forms 1001 or (ii) three
United States Internal Revenue Service Forms 4224 together with three United
States Internal Revenue Service Forms W-9, or any successor forms, as appropriate, properly completed and claiming complete or partial, as the case may be, exemption from withholding and deduction of United States federal Taxes.
Each Lender which is a Non-United States Person represents and warrants to each
Obligor and to the Agent that, at the date of this Agreement, (i) its Domestic
Office and its LIBOR Office are entitled to receive payments of principal, interest, Reimbursement Obligations, and fees hereunder and under the other Loan
Documents without deduction or withholding for or on account of any Taxes imposed by the United States or any political subdivision thereof and (ii) it is permitted to take the actions described in the preceding sentence under the laws and any applicable double taxation treaties of the jurisdictions specified in the preceding sentence. Each Lender which is a Non-United States Person further agrees that, to the extent any form claiming complete or partial exemption from withholding and deduction of United States federal Taxes delivered under this clause (b) is found to be incomplete or incorrect in any material respect, such
Lender shall (to the extent it is permitted to do so under the laws and any double taxation treaties of the United States, the jurisdiction of its incorporation, and the jurisdictions in which its Domestic Office and its LIBOR
Office are located) execute and deliver to the Agent a complete and correct replacement form.

         (c) Each Lender agrees to use reasonable efforts to change its Domestic
Office or LIBOR Office to avoid or to minimize any amounts otherwise payable under clause (a) of this Section 4.6, in each case solely if such change can be made in a manner so that such Lender, in its sole determination, suffers no legal, economic, or regulatory disadvantage.

         SECTION 4.7. PAYMENTS, COMPUTATIONS, ETC.

         (a) Unless otherwise expressly provided, all payments by the Company pursuant to this Agreement or any other Loan Document shall be made by the
Company to the Agent for the pro rata account of the Lenders entitled to receive such payment. Except for Proceeds received directly by the Agent, all such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 9:30 a.m., San Francisco time, or, with respect to payments which are to be funded by other Credit Extensions,
10:30 a.m., San Francisco time, in either case on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by written notice to the Company. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding
Business Day. The Agent shall promptly remit to each Lender such Lender's share, if any, of such payments received by the Agent not later than 9:30 a.m., San
Francisco time, or 10:30 a.m., San Francisco time, as applicable, for the account of such Lender in same day funds on the day received. If the Agent fails so to remit such funds to such Lender, the Agent shall pay to such Lender interest on the amount of such Lender's share of such payments at the daily average Federal Funds Rate for the first day on which such failure continues and thereafter at the rate then applicable to the payment being made, excluding the day on which such remittance is made. All interest and commitment fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (b) of the definition of the term
"Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

         (b) If after receipt of any payment of, or Proceeds applied to the payment of, all or any part of the Obligations, the Lenders, the Issuer Bank, or the Agent is for any reason compelled to surrender such payment or Proceeds to any Person, because such payment or Proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set off, or a diversion of trust funds, or for any other reason, the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or
Proceeds had not been received by the Lenders, the Issuer Bank, or the Agent;
and the Company shall be liable to the Lenders, the Issuer Bank, and the Agent, and hereby does indemnify the Lenders, the Issuer Bank, and the Agent and hold the Lenders, the Issuer Bank, and the Agent harmless for, the amount of such payment or Proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders, the Issuer Bank, and the Agent in reliance upon such payment or
Proceeds, and any such contrary action so taken shall be without prejudice to the rights of the Lenders, the Issuer Bank, and the Agent under this Agreement and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable.

         SECTION 4.8. SHARING OF PAYMENTS. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff, or otherwise) on account of any Letter of Credit it has issued or in which it is a participant, or on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4, 4.5, and 4.6) in each case in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in the Letters of Credit in which they have participated or they have issued, or in Loans made by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing
Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

         (a) the amount of such selling Lender's required repayment to the purchasing Lender

to

         (b) the total amount so recovered from the purchasing Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 4.8 may, to the fullest extent permitted by law, exercise all its rights of payment
(including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency, or other similar law, any Lender receives a secured claim in lieu of a setoff to which this
Section 4.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.8 to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. SETOFF. Subject to the terms of the Interim Order and the
Final Order, as applicable, each Lender shall, with the prior written consent of the Required Lenders, during the continuance of any Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it
(whether or not then due), and (as security for such Obligations) the Company hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts, or moneys of the Company then or thereafter maintained with such Lender, excluding any specifically designated trust account; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Company and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each
Lender under this Section 4.9 are in addition to other rights and remedies
(including other rights of setoff under applicable law or otherwise) which such
Lender may have.

         SECTION 4.10. USE OF PROCEEDS. The Company shall apply the proceeds of each Loan and shall use each Letter of Credit in accordance with the seventh recital and for general corporate and working capital purposes of the Company and its Subsidiaries. No proceeds of any Loan and no Letter of Credit will be used to purchase or carry (a) any equity security not issued by the Company of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, or (b) any "margin stock", as defined in F.R.S. Board Regulation U. The
Company shall enter into Currency Hedge Agreements solely for the purpose of protecting the Company and its Subsidiaries against fluctuations in currency exchange rates.

         SECTION 4.11. CHANGE OF LENDING OFFICE, REPLACEMENT OF LENDER, ETC.

         (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 4.1, 4.3, or 4.5 with respect to such Lender, it will, if requested by the Company and to the extent permitted by law or by the relevant governmental authority, in consultation with the Agent, for a period of thirty days use reasonable efforts in good faith to avoid the illegality or to avoid or minimize the increase in costs or reduction in payments resulting from such event (including using reasonable efforts to change its Domestic Office or LIBOR Office); provided that such avoidance or minimization can be made in such a manner so that such Lender, in its sole determination, suffers no legal, economic, or regulatory disadvantage.

         (b) If any Lender (an "Affected Lender") shall make a determination under Section 4.1 or shall make a demand for payment under Section 4.3, 4.5, or
4.6, and the Company shall find a Lender or other entity capable of being an
Assignee Lender under Section 12.11.1 (an "Eligible Assignee") which offers in writing to

                  (i) purchase all, but not less than all, Loans of and
            Reimbursement Obligations owed (directly or by way of participation)
            to such Affected Lender,

                  (ii) purchase a 100% participation in all obligations of such
            Affected Lender in respect of all Letters of Credit issued or participated in by such Affected Lender, and

                  (iii) assume all the Commitments of such Affected Lender,

         in each case without recourse for the full amount thereof on a specified date, together with accrued and unpaid interest and commitment fees thereon to the date of purchase, and all other amounts owing to such Affected Lender hereunder and under the other Loan
         Documents, and such Eligible Assignee tenders the purchase price of such amounts on such specified date, and if, in the sole determination of such Affected Lender, its acceptance of such offer would be permitted by law and all relevant governmental authorities and would not result in any legal, economic, or regulatory disadvantage to such
         Affected Lender, then the Company shall be excused from the payment of any increased costs claimed by such Affected Lender under any of such
         Sections accruing after the first interest payment date pursuant to
         Section 3.4.5 for each Loan of such Affected Lender on or following such specified date, if the Affected Lender demanding payment under any such Section declines such purchase offer. If such Affected Lender shall accept such purchase offer, upon consummation of such purchase in accordance with Section 12.11.1, such Affected Lender shall cease to be a Lender hereunder. Any reasonable expenses actually incurred by such
         Affected Lender or the Agent under this Section 4.11 shall be paid by the Company upon delivery to the Company of a certificate as to the amount of such expenses, which certificate shall in the absence of manifest error be conclusive and binding.

         SECTION 4.12. COMPUTATION OF ADDITIONAL AMOUNTS DUE. In determining any additional amounts due from the Company under Section 4.3, 4.4, or 4.5 hereof, each Lender shall act reasonably and in good faith and will, to the extent that the increased costs or reductions in amounts received or receivable relate to such Lender's loans generally and are not specifically attributable to the Loans hereunder, use averaging and attribution methods which are reasonable and equitable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits such Lender to receive increased costs of the type described in such Sections of this
Agreement.

                                   ARTICLE V

                                LETTERS OF CREDIT

         SECTION 5.1. REQUESTS.

         (a) By delivering to the Agent and the relevant Issuer Bank one or more
Revolving L/C Requests on or before 10:00 a.m., San Francisco time, at least three (or such shorter period as may be agreed among the Company, the Agent, and such Issuer Bank), but not more than eight, Business Days before the proposed date of issuance, the Company may request that such Issuer Bank issue, on any
Business Day on or after the Initial Borrowing Date and prior to the Revolving
Commitment Termination Date, irrevocable standby or commercial letters of credit for its account (each such letter of credit (including each Existing Letter of
Credit), as it may be amended, supplemented, extended, restated, or modified from time to time, a "Letter of Credit"). Each Letter of Credit and Revolving
L/C Request shall be acceptable as to form, substance, beneficiary, and purpose to the Agent and such Issuer Bank in their sole and absolute discretion, and each Letter of Credit shall be used by the Company in each case solely for the purposes described in Section 4.10.

         (b) Upon receipt of a Revolving L/C Request under clause (a), the Agent shall promptly notify the Lenders in writing thereof. The Issuer Bank is under no obligation to issue any Letter of Credit if

                  (i) any order, judgment or decree of any governmental
            authority shall by its terms purport to enjoin or restrain the
            Issuer Bank from issuing such Letter of Credit; or any law applicable to the Issuer Bank or any request or directive from any governmental authority with jurisdiction over the Issuer Bank shall prohibit or request that the Issuer Bank refrain from the issuance of letters of credit generally or such Letter of Credit in particular;

                  (ii) the Stated Amount thereof, when added to the Letter of
            Credit Outstandings immediately prior to the issuance of such Letter of Credit, would exceed the Maximum Letter of Credit Amount;

                  (iii) such Letter of Credit is not stated to expire on a date
            (its "Stated Expiry Date") no later than the fifth day immediately preceding the Stated Maturity Date and none shall have a term of more than one year (except in the case of the Letters of Credit relating to the loan agreement between ALPART and the Caribbean
            Basin Projects Financing Authority);

                  (iv) such Letter of Credit requires the Issuer Bank thereof to make payment to any beneficiary thereof prior to the third Business
            Day after a conforming demand for payment is made thereunder; or

                  (v) such Letter of Credit does not provide for the
            presentation of drafts payable at sight.

         (c) The Issuer Bank will make available to the beneficiary thereunder
(with a copy to the Agent) the original of each Letter of Credit which it issues in accordance with the Revolving L/C Request therefor and will notify the beneficiary thereof (with a copy to the Agent) of any extension of the Stated
Expiry Date thereof pursuant to Section 5.2.

         (d) On the Initial Borrowing Date, the Existing Letters of Credit shall automatically be deemed to be Letters of Credit and shall be subject to all the terms and conditions of this Agreement and the Company's reimbursement obligations in respect of the Existing Letters of Credit shall automatically be deemed to have been satisfied by the incurrence of its reimbursement obligations, pursuant to this Article V, in respect of such Letters of Credit.

         SECTION 5.2. ISSUANCE AND EXTENSIONS.

         (a) Subject to the terms and conditions of this Agreement (including
Article VII), each Issuer Bank shall issue Letters of Credit in accordance with the Revolving L/C Requests made therefor. By delivery to an Issuer Bank and the
Agent of a Revolving L/C Request at least three Business Days but not more than
45 days prior to the Stated Expiry Date of any Letter of Credit, the Company may
request such Issuer Bank to extend the Stated Expiry Date of such Letter of
Credit for an additional period. Unless otherwise directed by the Agent in accordance with Section 7.4, no Issuer Bank shall issue, or extend the Stated
Expiry Date of, any Letter of Credit if it shall have received from any Obligor, the Agent, or any Lender actual notice of a then-continuing Default or of any other failure to satisfy any of the conditions precedent to Credit Extensions set forth in Article VII.

         (b) Notwithstanding any provision of any Revolving L/C Request to the contrary, it is understood that in the event of any conflict between the terms of any such Revolving L/C Request and the terms of this Agreement, the terms of this Agreement shall control with respect to events of default, representations and warranties, and covenants, except that such Revolving L/C Request may provide for further warranties and covenants relating specifically to the transaction or affairs underlying the relevant Letter of Credit. The terms and conditions of this Agreement shall be deemed to be incorporated by reference into each Revolving L/C Request regardless of whether expressly so stated in such Revolving L/C Request.

         SECTION 5.3. FEES AND EXPENSES.

         (a) The Company agrees to pay to the Agent with respect to each Letter of Credit,

                  (i) for the account of the Issuer Bank, a fronting fee equal to 0.375% per annum on the average daily aggregate Letter of Credit
            Outstandings (excluding, however, in the case of fees payable under this clause (a)(i), that portion of Letter of Credit Outstandings constituting Reimbursement Obligations accruing interest pursuant to
            Section 5.5), and

                  (ii) for the account of the Lenders, pro rata according to their respective Percentages, a letter of credit fee of 3.25% per annum (subject to adjustment as provided in Section 3.4.1 and 3.4.4)
            on the average daily aggregate Letter of Credit Outstandings
            (excluding, however, in the case of fees payable under this clause
            (a)(ii), that portion of Letter of Credit Outstandings constituting
            Reimbursement Obligations accruing interest pursuant to Section 5.5)
            under or with respect to all Letters of Credit accruing, as to each
            Letter of Credit (other than the Existing Letters of Credit), from and including the date of issuance thereof to and excluding the earlier of the date such Letter of Credit is drawn in full, expires, or is terminated and the Revolving Commitment Termination Date and,
            as to each Existing Letter of Credit, from and including the Initial
            Borrowing Date to and excluding the earlier of the date such
            Existing Letter of Credit is drawn in full, expires, or is terminated and the Revolving Commitment Termination Date.

         (b) Such fronting and letter of credit fees shall be computed for the actual number of days elapsed on the basis of a 360-day year and shall be payable monthly in arrears on the first day of each month for the period ending on (but excluding) such date and on the Revolving Commitment Termination Date.
The Company further agrees to pay to the Agent for the account of each Issuer
Bank all customary administrative fees and expenses of such Issuer Bank in connection with the issuance and maintenance of each Letter of Credit issued by
it.

         SECTION 5.4. OTHER LENDERS' PARTICIPATION. Concurrently with the issuance of each Letter of Credit in accordance with the terms and conditions of this Agreement, and on the Initial Borrowing Date with respect to the Existing
Letters of Credit, the Issuer Bank thereof shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer
Bank, without recourse, representation, or warranty, an undivided interest and participation, to the extent of such other Lender's Percentage, in such Letter of Credit and the Company's Reimbursement Obligations with respect thereto, and each Lender shall, to the extent of its Percentage, be entitled to receive from the Agent a ratable portion of the letter of credit fees received by the Agent pursuant to clause (a)(ii) of Section 5.3 with respect to each Letter of Credit.
Each Lender shall, to the extent of its Percentage, be responsible to reimburse promptly such Issuer Bank for Reimbursement Obligations which have not been reimbursed by the Company in accordance with Section 5.5. Each Lender's obligation to reimburse the Issuer Bank under this Section shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or other right which such Lender may have against the Issuer Bank, the Company or any other Person or, subject to Section 7.4, the occurrence or continuance of a Default or an Event of Default; provided, however, that nothing herein shall adversely affect the right of any Lender to commence any proceeding against an Issuer Bank for any wrongful Disbursement made by such Issuer Bank under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer Bank.

         SECTION 5.5. DISBURSEMENTS.

         (a) Each Issuer Bank will notify the Company and the Agent in writing promptly of the presentment of any demand for payment under any Letter of Credit issued by such Issuer Bank, together with notice of the date (the "Disbursement
Date") such payment shall be made. On the terms and subject to the conditions of such Letter of Credit and this Agreement, the Issuer Bank shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to
10:30 a.m., San Francisco time, on the Disbursement Date, the Company will reimburse such Issuer Bank for all amounts which it has disbursed or is required to disburse under such Letter of Credit on such Disbursement Date. To the extent such Issuer Bank is not reimbursed in full in accordance with the foregoing sentence of this clause (a), the Company's Reimbursement Obligation shall accrue interest at a rate per annum equal to the interest rate for Reference Rate Loans following an Event of Default.

         (b) Upon notice by the Issuer Bank to the Company of any Disbursement pursuant to clause (a) of this Section 5.5, the Lenders (including such Issuer
Bank) shall, upon satisfaction by the Company of the conditions in Section 7.4 or the waiver of the conditions of Section 7.4 by the Agent as permitted therein, and to the extent that the Revolving Commitment is then available, fund the Reimbursement Obligation therefor by making Revolving Loans as provided in
Section 2.1.1 (without giving effect to such Reimbursement Obligation for purposes of determining the Revolving Commitment Availability).

         SECTION 5.6. REIMBURSEMENT. The Company's obligation (a "Reimbursement
Obligation") under Section 5.5 to reimburse an Issuer Bank with respect to each
Disbursement (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which the Company may have or have had against a beneficiary or transferee of any Letter of Credit (or any Person or Persons for whom any such transferee may be acting) or against the Agent or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer Bank's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Disbursement or the legality, validity, form, regularity, or enforceability of such Letter of
Credit; provided, however, that nothing herein shall adversely affect the right of the Company to commence any proceeding against an Issuer Bank for any wrongful Disbursement made by such Issuer Bank under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer Bank.

         SECTION 5.7. MANDATORY PAYMENT TO AGENT OF LETTER OF CREDIT
OUTSTANDINGS. The Company agrees that, upon the occurrence of any event described in Section 10.1 or any termination of the Commitments pursuant to
Section 10.2, it will immediately, upon written notice from the Agent, acting at the direction of the Required Lenders, pay to the Agent in Dollars and in
immediately available funds an amount equal to the then aggregate Letter of
Credit Outstandings. Any amounts so received by the Agent pursuant to the provisions of the foregoing sentence, after application against outstanding
Reimbursement Obligations, shall be deposited by the Agent into the L/C
Collateral Account pursuant to Section 5.8.1.

         SECTION 5.8. L/C COLLATERAL ACCOUNT.

         SECTION 5.8.1. DEPOSIT. The Agent shall deposit all funds paid by the
Company to the Agent pursuant to Section 3.3.1 as cash collateral and Section
5.7 (to the extent required to be deposited in the L/C Collateral Account) to the credit of a deposit account owned by the Agent (the "L/C Collateral
Account"). As security for the payment of all Obligations, the Company hereby grants, conveys, assigns, pledges, sets over, and transfers to the Agent, and creates in the Agent's favor a lien on and security interest in, all money, instruments, and securities at any time held in or acquired in connection with the L/C Collateral Account, together with all proceeds thereof, for the benefit of the Secured Lenders. The Company shall not have any right to withdraw or to cause the Agent to withdraw any funds deposited in the L/C Collateral Account.
At any time and from time to time, upon the Agent's request, the Company promptly shall execute and deliver any and all such further instruments and documents (including financing statements and bond powers executed in blank) as may be necessary, appropriate, or desirable in the Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this Section 5.8.1 and of the rights and powers herein granted. The Company shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Collateral Account other than the
Lien granted under this Section 5.8.1.

         SECTION 5.8.2. INVESTMENT. The Company, no more than three times in any calendar month, may direct the Agent to invest the funds held in the L/C
Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more certificates of deposit issued by the Person which is then acting as Agent or by Bank of America, with such maturities as the Company may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Company, the Agent shall invest the funds held in the L/C Collateral Account in one or more certificates of deposit issued by the Person which is then acting as Agent or by
Bank of America with maturities not to exceed 30 days, unless the aggregate amount of such funds which are not then otherwise invested is less than the smallest certificate of deposit offered by such Person, in which case the Agent shall have no obligation to invest such funds. All such investments shall be made in the Agent's name. The Company recognizes that any losses or taxes with respect to such investments shall be borne solely by the Company, and the
Company agrees to hold the Agent and the Lenders harmless from any such losses or taxes. Unless the Company otherwise makes direct payment, the Agent shall liquidate any investment held in the L/C Collateral Account in order to apply the proceeds of such investment on account of Reimbursement Obligations (or on account of other Obligations, as the case may be) without regard to whether such investment has matured and without liability for any penalties or other fees incurred (with respect to which the Company hereby fully indemnifies the Agent)
as a result of such application.

         SECTION 5.8.3. APPLICATION OF FUNDS. The Agent shall apply funds in the
L/C Collateral Account (a) on account of Reimbursement Obligations when the same become due and payable if and to the extent that the Company fails directly to pay such Reimbursement Obligations, (b) if there are Letter of Credit
Outstandings, and the balance of the L/C Collateral Account exceeds the aggregate Letter of Credit Outstandings for five consecutive Business Days, on account of the Obligations (other than Reimbursement Obligations and Bank
Products) in such order as the Agent may elect to the extent of such excess on the day of application, and (c) after the date on which all Letters of Credit shall have expired and the Company finally shall have paid in full all outstanding Reimbursement Obligations, on account of the other Obligations
(other than Bank Products) in such order as the Agent may elect if the Agent shall have received actual notice of the occurrence of an Event of Default on or before such date which is continuing on such date and, after all such
Obligations have been paid in full, on account of any Bank Products. Except in the case described in clause (c) above, the Agent shall release all funds and transfer all investments remaining in the L/C Collateral Account to the Company within five Business Days after the date on which all Letters of Credit shall have expired and the Company finally shall have paid in full all outstanding
Reimbursement Obligations. If the Agent resigns, the outgoing Agent and the new
Agent shall effect a transfer to the new Agent of all of the outgoing Agent's right, title, and interest in and to the L/C Collateral Account concurrently with the effectiveness of such resignation.

         SECTION 5.8.4. FEES. The Company shall pay to the Agent fees customarily charged by the Agent with respect to the maintenance of accounts similar to the L/C Collateral Account.

         SECTION 5.9. NATURE OF REIMBURSEMENT OBLIGATIONS. The Company shall assume all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither any Issuer Bank nor the Agent or any Lender
(except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

         (a) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged;

         (b) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any Instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

         (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

         (d) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

         (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair, or prevent the vesting of any of the rights or powers granted any Issuer Bank, the Agent, or any Lender hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by such Issuer Bank in good faith shall be binding upon the Company and each Lender and shall not put such
Issuer Bank under any resulting liability to the Company or any Lender, except to the extent incurred by such Issuer Bank's gross negligence or willful misconduct.

         SECTION 5.10. INDEMNIFICATION BY LENDERS. The Lenders severally agree to indemnify each Issuer Bank (acting in its capacity as such) and each officer, director, employee, agent, and Affiliate of each Issuer Bank (collectively, the
"Issuer Parties" and individually, an "Issuer Party"), ratably according to their respective Percentages, to the extent not reimbursed by the Company, from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses which may at any time (including at any time following the payment of any of the Reimbursement Obligations) be imposed on, incurred by, or asserted against such Issuer Party in any way relating to or arising out of the issuance of, transfer of, or payment or failure to pay under any Letter of
Credit issued in accordance with the terms of this Agreement or the use of proceeds of any payment made under any Letter of Credit issued in accordance with the terms of this Agreement; provided, that no Lender shall be liable for the payment to such Issuer Party of any portion of such actions, causes of action, suits, losses, liabilities, damages, and expenses which have arisen by reason of such Issuer Party's gross negligence or willful misconduct.

                                   ARTICLE VI

                                PARENT GUARANTOR

         SECTION 6.1. PARENT GUARANTY. In consideration for the Lenders extending the Commitments, the Parent Guarantor hereby unconditionally guarantees, as primary obligor and not merely as surety, the due and punctual payment and performance of all Obligations of the Company when due according to their terms (whether by required prepayment, declaration, demand, or otherwise).
The foregoing guaranty is herein referred to as the "Parent Guaranty".

         SECTION 6.2. RENEWAL, ETC. OF OBLIGATIONS; WAIVER. The Parent Guarantor
agrees that the Obligations of the Company may be extended or renewed, in whole or in part, without notice to or further assent from the Parent Guarantor and that it will remain bound upon the Parent Guaranty notwithstanding any extension, renewal, or other alteration of any Obligation. The Parent Guarantor waives presentation to, demand of, payment from, and protest of any Obligation to the Company and also waives notice of protest for nonpayment. The obligations of the Parent Guarantor under the Parent Guaranty shall not be affected by

         (a) the failure of the Agent, any Lender, any Issuer Bank, or any other holder of any Obligation of the Company:

                  (i) to assert any claim or demand, or to enforce any right or remedy against the Company under the provisions of this Agreement or any other Loan Document or otherwise; or

                  (ii) to exercise any right or remedy against any other
            guarantor of any Obligations;

         (b) any extension or renewal of any thereof;

         (c) any rescission, waiver, amendment, or modification of any of the terms or provisions of this Agreement or any other Loan Document; or

         (d) the release of any of the security held by any Lender for any
Obligations.

The Parent Guarantor further agrees that the Parent Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by the Agent, any Lender, any Issuer Bank, or any
other holder of any Obligation of the Company to any of the security held for payment of any Obligation or to any balance of any deposit account or credit on its books in favor of the Company or any other Person.

         SECTION 6.3. NO IMPAIRMENT, ETC. The obligations of the Parent
Guarantor under the Parent Guaranty shall not be subject to any reduction, limitation, impairment, or termination for any reason, including any claim of waiver, release, surrender, alteration, or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of the Obligations of the Company or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor under the Parent Guaranty shall not be discharged or impaired or otherwise affected by the failure of the Agent, any
Lender, or any other holder of any Obligation of the Company to assert any claim or demand or to enforce any remedy under this Agreement or any other Loan
Document, by any waiver or modification of any thereof, by any default, failure, or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor, or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

         SECTION 6.4. REINSTATEMENT; SUBROGATION. The Parent Guarantor agrees that the Parent Guaranty shall continue to be effective or be reinstated, as the case may be, if, at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the
Agent, any Lender, or any other holder of any Obligation of the Company upon the bankruptcy or reorganization of any Obligor or otherwise. The Parent Guarantor hereby expressly waives, to the fullest extent permitted by law, all rights of the Parent Guarantor against the Company, arising out of any payment by the
Parent Guarantor under the Parent Guaranty, or any exercise of remedies under the Security Agreement or any other Loan Document, whether arising by way of any right of subrogation, contribution, reimbursement, indemnity, or otherwise and agrees that, if, and to the extent that, any such rights may not be waived under applicable law, it will contribute such rights to the Company as a capital contribution concurrently with the arising of such rights.

                                  ARTICLE VII

                       CONDITIONS TO EXTENSIONS OF CREDIT

         SECTION 7.1. INITIAL CREDIT EXTENSION. The obligations of the Lenders and the Issuer Bank to make Credit Extensions (including the continuance of the
Existing Letters of Credit) on the Initial Borrowing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 7.1.

         SECTION 7.1.1. RESOLUTIONS, ETC. The Agent shall have received from each Obligor:

         (a) a certificate, in form and substance satisfactory to the Agent and the Lenders, dated the Initial Borrowing Date, of its Secretary or Assistant
Secretary as to

                  (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement and each other Loan Document to be executed by it;

                  (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, and each other
            Loan Document to be executed by it; and

                  (iii) each of its Organic Documents, certified in a manner satisfactory to the Agent,

         upon which certificate the Agent and each Lender may conclusively rely until it shall have received a further certificate of the Secretary or
         Assistant Secretary of such Obligor canceling or amending such prior certificate;

         (b) a good standing certificate (or other equivalent document or certificate satisfactory to the Agent and the Lenders) certified by the secretary of state (or other appropriate government official) in the jurisdiction of such Obligor's incorporation; and

         (c) such other documents (certified, if requested) as the Agent or any
Lender (acting through the Agent) may reasonably request with respect to any
Organic Document.

         SECTION 7.1.2. INSURANCE. The Agent shall have received satisfactory evidence that all insurance policies and coverages required pursuant to any Loan
Document are in effect, together with certificates of insurance in form and substance satisfactory to the Agent, including evidence satisfactory to the
Agent that the Agent has been named as loss payee under such policies as and to the extent required by the Loan Documents and the insurance coverage described in such certificates shall be satisfactory to the Agent.

         SECTION 7.1.3. PAYMENT OF OUTSTANDING INDEBTEDNESS; EXISTING LETTERS OF
CREDIT. All Obligations of the Company under the Existing Credit Agreement
(other than its Obligations with respect to the Existing Letters of Credit, but including any fees related thereto) shall have been paid in full.

         SECTION 7.1.4. LOAN DOCUMENTS. The Agent shall have received all other
Loan Documents and all instruments and agreements set forth on Schedule XIV hereto, duly executed by the applicable Obligor.

         SECTION 7.1.5. OPINIONS OF COUNSEL. The Agent shall have received opinions, dated the Initial Borrowing Date and addressed to the Agent and all
Lenders, in form and substance satisfactory to the Agent from

         (a) Kramer Levin Naftalis & Frankel LLP, special outside counsel to the Obligors;

         (b) John Donnan, Assistant General Counsel to the Company and the
Guarantors; and

         (c) Jones, Day, Reavis & Pogue, special New York and Ohio counsel to the Company and the Guarantors.

         SECTION 7.1.6. [INTENTIONALLY OMITTED.]

         SECTION 7.1.7. CLOSING FEES, EXPENSES, ETC. The Agent shall have received for its own account all fees, costs, and expenses due and payable pursuant to Sections 3.5.3 and 12.3, if then invoiced.

         SECTION 7.1.8. AVAILABILITY. On the Initial Borrowing Date, the
Revolving Commitment Availability (calculated as though the Existing Letters of
Credit were issued on such date) shall be at least $100,000,000.

         SECTION 7.1.9. CASH MANAGEMENT ARRANGEMENTS. The Agent and the Company
shall have entered into cash management arrangements reasonably acceptable to the Agent, and such arrangements shall have been approved pursuant to the First
Day Orders.

         SECTION 7.1.10. BANKRUPTCY-RELATED CONDITIONS TO INITIAL CREDIT
EXTENSION.

         (a) The Bankruptcy Cases shall have been commenced by the Debtors, and each of the Company and each Secured Guarantor shall be debtors and debtors-in-possession.

         (b) All motions and other documents filed or to be filed with the
Bankruptcy Court in connection with the Loan Documents, all First Day Orders and all other orders entered in the Bankruptcy Cases shall be in form and substance reasonably satisfactory to the Agent and its counsel.

         (c) The Agent shall have received a signed copy of the interim order
(the "Interim Order") of the Bankruptcy Court (promptly upon entry thereof but no later than fifteen (15) days after the Petition Date) in substantially the form of Exhibit E hereto authorizing and approving the transactions contemplated hereby and by the other Loan Documents and the granting of the Superpriority
Claims and Security Interests described in Section 2.5 and the Interim Order.
The Interim Order (i) shall be in form and substance satisfactory to the Agent,
(ii) shall be certified by the Clerk of the Bankruptcy Court as having been duly entered, (iii) shall have authorized Credit Extensions by the Lenders in aggregate amounts up to $100,000,000, (iv) shall approve the payment by the
Company and the Parent Guarantor of all of the fees set forth in this Agreement and the Fee Letter, and (v) shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed.

         SECTION 7.2. FINANCIAL STATEMENTS; FORECASTS. The Lenders shall have received (i) audited financial statements of the Company and its Subsidiaries on a consolidated basis for the Fiscal Year ended December 31, 2000, (ii) interim unaudited quarterly financial statements of the Company and its Subsidiaries on a consolidated basis through the Fiscal Quarter ended September 30, 2001, (iii)
preliminary unaudited financial statements of the Company and its Subsidiaries on a consolidated basis for the Fiscal Year ended December 31, 2001, and (iv)
the Company's business plan, which shall include a financial forecast on a monthly basis for the fiscal period ending December 31, 2002 and on a quarterly basis for the Fiscal Year ending December 31, 2003 prepared by the Company's management and in the form dated February 5, 2002 and previously delivered to the Agent (the "Financial Forecast").

         SECTION 7.3. NO MATERIAL LITIGATION. Except as reflected or disclosed in the Company's Annual Report on Form 10-K for the year ended December 31,
2000, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001,
June 30, 2001 and September 30, 2001, filed with the Securities and Exchange
Commission or as otherwise disclosed to the Lenders in writing prior to the date hereof, there shall exist no unstayed action, suit, investigation, litigation or proceeding (other than the Bankruptcy Cases) pending or, to the knowledge of the
Company, threatened in any court or before any arbitrator or governmental instrumentality that (i) has a reasonable probability of having a material adverse effect on the business, financial condition, operations, performance, or properties of the Company and the Guarantors, taken as a whole, or (ii)
restrains, prevents or imposes or can reasonably be expected to impose materially adverse conditions upon the Credit Extensions under this Agreement and the Loan Documents or the transactions contemplated thereby.

         SECTION 7.4. ALL CREDIT EXTENSIONS. The obligation of each Lender to fund any Loan on the occasion of any Credit Extension (including the initial
Credit Extension), the obligation of Agent to fund any Swingline Loan, and the obligation of any Issuer Bank to issue any Letter of Credit, as the case may be, shall, except as provided in Sections 2.1.2(b) and (c), be subject to the prior or concurrent satisfaction (or waiver) of each of the conditions precedent set forth in this Section 7.4. Notwithstanding the foregoing, the Lenders acknowledge and agree that during the continuance of an Event of Cash Dominion, unless and until the Agent receives written instructions from the Required
Lenders during the continuance of an Event of Cash Dominion to cease making
Swingline Loans and Revolving Loans and instructing Issuer Banks to issue
Letters of Credit (a) the Agent, acting in its sole and absolute discretion, pursuant to Section 12.1(b), may waive the conditions of this Section 7.4 and continue to make Revolving Loans and Swingline Loans, provided that the
Revolving Credit Outstandings after giving effect to such Loans do not exceed the Borrowing Base less the Carve-Out Reserve, and instruct the applicable
Issuer Bank to issue Letters of Credit notwithstanding the existence of a
Default and (b) if the Agent, acting in its sole and absolute discretion, has determined that it is in the best interests of the Lenders to continue to fund, the Lenders shall be obligated to continue to make Revolving Loans and to reimburse the Agent for Swingline Loans and shall be deemed to have purchased and received an undivided interest in Letters of Credit made or issued.

         SECTION 7.4.1. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both
immediately before and immediately after giving effect to any Credit Extension
(but, if any default of the nature referred to in Section 10.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds of such Credit Extension)
the following statements shall be true and correct:

         (a) the representations and warranties set forth in Article VIII
(excluding, however, in the case of Credit Extensions other than the Credit
Extensions made on the Initial Borrowing Date, those contained in Sections 8.8 and 8.13 and the last sentence of Section 8.12) and in each of the other Loan
Documents shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), except that after the Initial
Borrowing Date, for purposes of this clause (a), the words "has a reasonable possibility of having a Materially Adverse Effect" which appear in Sections 8.7 and 8.10 shall be deemed to read "could reasonably be expected to have a
Materially Adverse Effect" and the words "has no reasonable possibility of having a Materially Adverse Effect" which appear in Section 8.1 shall be deemed to read "could not reasonably be expected to have a Materially Adverse Effect";

         (b) except as disclosed by the Company to the Agent and the Lenders in
Item 3 ("Litigation") or Item 8 ("Environmental Matters") of the Disclosure
Schedule or in the Environmental Reports;

                  (i) no labor controversy, litigation, arbitration, or
            governmental proceeding, or governmental investigation known to the
            Company's Executive Officers (including any litigation or
            governmental proceeding or such governmental investigation with respect to any environmental matter) shall be pending or, to the knowledge of the Company's Executive Officers, after due inquiry, threatened against the Parent Guarantor, the Company, or any of their Subsidiaries which has a reasonable possibility of having a
            Materially Adverse Effect or which purports to affect the legality, validity, or enforceability of this Agreement, or any other Loan
            Document; and

                  (ii) no development shall have occurred in any labor
            controversy, litigation, arbitration, or governmental proceeding, or governmental investigation known to the Company's Executive Officers
            (including any litigation or governmental proceeding or such governmental investigation with respect to any environmental matter)
            disclosed in Item 3 ("Litigation") or Item 8 ("Environmental
            Matters") of the Disclosure Schedule or in the Environmental Reports
            which has a reasonable possibility of having a Materially Adverse
            Effect;

         provided, however, that after the Initial Borrowing Date, the words
         "has a reasonable possibility of having a Materially Adverse Effect"
         which appear in clauses (i) and (ii) of this clause (b) shall be deemed to read "could reasonably be expected to have a Materially Adverse
         Effect";

         (c) no Default shall have then occurred and be continuing; and neither the Parent Guarantor, the Company, any of their Subsidiaries, nor any other
Obligor shall be in violation of any law, governmental regulation, or court order or decree where such violation has a reasonable possibility of having a
Materially Adverse Effect; provided, however, that after the Initial Borrowing
Date, the words "has a reasonable possibility of having a Materially Adverse
Effect" which appear in this clause (c) shall be deemed to read "could reasonably be expected to have a Materially Adverse Effect";

         (d) the making of such Loan (or the issuance of such Letter of Credit)
shall not violate any requirement of law and shall not be enjoined, temporarily, preliminarily or permanently; and

         (e) except as disclosed in writing to the Agent and the Lenders as of such date and approved by the Required Lenders, there shall have occurred no material adverse change in the business, financial condition, operations, performance, or properties of the Company and the Guarantors, taken as a whole, since the Petition Date (other than those which could reasonably be expected to occur as a result of events leading up to and following the commencement of a case under Chapter 11 of the Bankruptcy Code and as set forth in the Financial
Forecast).

         SECTION 7.4.2. CREDIT REQUEST; BORROWING BASE CERTIFICATE. The Agent
shall have received a Credit Request, and, in connection with any request for any Revolving Loan or the issuance of any Letter of Credit other than during the continuance of an Event of Cash Dominion, a Borrowing Base Certificate delivered pursuant to Section 2.1.4 for such Credit Extension. The delivery of a Credit
Request and the acceptance by the Company of the proceeds of such Credit
Extension shall constitute a representation and warranty by the Company that, on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof), except as contemplated by the last sentence of Section 7.4, the statements made in Section 7.4.1 are true and correct.

         SECTION 7.4.3. SATISFACTORY LEGAL FORM. All documents executed or submitted pursuant hereto by or on behalf of the Parent Guarantor, the Company, any of the Company's Subsidiaries, or any other Obligor shall be reasonably satisfactory in form and substance to the Agent and its counsel and the Agent and its counsel shall have received all information, approvals, opinions, documents, or instruments as the Agent or its counsel may reasonably request.

         SECTION 7.4.4. BANKRUPTCY RELATED CONDITIONS TO ALL CREDIT EXTENSIONS.

         (a) None of the Bankruptcy Cases shall have been dismissed or converted to a case under Chapter 7 of the Bankruptcy Code, no Debtor shall have filed an application for an order dismissing its Bankruptcy Case or converting its
Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, and no trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code shall have been appointed in any of the Bankruptcy Cases.

         (b) No order shall have been entered by the Bankruptcy Court approving
(and no application shall have been filed by any Debtor for the approval of) any other Lien or superpriority administrative claim in any Bankruptcy Case which is pari passu with or senior to the Liens and Superpriority Claims of the Agent and/or any Secured Lender granted pursuant to the Interim Order and, if applicable, the Final Order (and, other than the Carve-Out, no such claim or
Lien has arisen).

         (c) The Bankruptcy Court shall have entered an Interim Order and, if such proposed funding date is more the 45 days after the commencement of the
Bankruptcy Cases, a final order (the "Final Order") each in form and substance satisfactory to the Agent, entered on notice to such parties as may be satisfactory to the Agent, (i) authorizing and approving this Agreement and the other Loan Documents and the transactions contemplated thereby, including, without limitation, the granting of the super-priority status, Security
Interests and Liens, and the payment of all fees, referred to herein or in the
Fee Letter and (ii) lifting the automatic stay to permit the Debtors to perform their obligations and the Agent and the Lenders to exercise their rights and remedies with respect to the Loan Documents, which Interim Order or Final Order, as the case may be, shall be in full force and effect, shall not have been reversed, vacated or stayed and shall not have been amended, supplemented or otherwise modified without the prior written consent of the Agent.

         SECTION 7.5. CONDITIONS SUBSEQUENT. The Parent Guarantor and the
Company shall, and cause each of the Obligor to, take such actions as are set forth in Schedule XV hereto promptly, and in any event, within the time set forth on such Schedule.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Lenders and the Agent to enter into this Agreement, and to induce the Lenders to extend their Commitments and to make Credit Extensions hereunder, the Parent Guarantor represents and warrants
(and the Company, to the extent that any such representation and warranty shall be applicable to the Company, its Subsidiaries, or any of its or their
Properties, also represents and warrants) unto the Agent and each Lender as set forth in this Article VIII, subject to the entry by the Bankruptcy Court of the
Interim Order or the Final Order, as applicable.

         SECTION 8.1. ORGANIZATION, ETC. Each of the Obligors, the Canadian
Subsidiaries, VALCO, QAL, Anglesey, ALPART, KJBC, and each other Significant
Subsidiary of the Company is a corporation, partnership, or other entity validly organized and existing and (in the case of non-Domestic Subsidiaries and Joint
Venture Affiliates, to the extent that "good standing" is recognized under applicable law) in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; is duly qualified to do business and (in the case of non-Domestic Subsidiaries and Joint Venture
Affiliates, to the extent that "good standing" is recognized under applicable law) in good standing as a foreign corporation, partnership, or other entity in each jurisdiction where the nature of its business or activities requires such qualification; and has full corporate, partnership, or other organizational power and authority and holds all requisite governmental licenses, permits, and other approvals to own, lease, and operate its Properties and to conduct its business substantially as now being operated and conducted, except where the failure to be so qualified and in good standing or to have such power, authority, licenses, permits, and other approvals has no reasonable possibility of having a Materially Adverse Effect. The Parent Guarantor, the Company, each
Subsidiary of the Company, and each Obligor (a) has full corporate power and authority to enter into and perform its respective obligations under this
Agreement, and the other Loan Documents and (b) holds all requisite governmental licenses, permits, and other approvals to enter into and perform its respective obligations under this Agreement, and the other Loan Documents.

         SECTION 8.2. DUE AUTHORIZATION, NON-CONTRAVENTION, ETC. The execution, delivery, and performance by each Obligor of the Loan Documents to which such
Obligor is a party are within such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

         (a) contravene such Obligor's Organic Documents;

         (b) contravene any contractual restriction entered into after the
Petition Date where such a contravention has a reasonable possibility of having a Materially Adverse Effect, or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor; or

         (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties, other than pursuant to the Loan Documents.

         SECTION 8.3. GOVERNMENT APPROVAL, REGULATION, ETC. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person (other than the Bankruptcy Court)
is required for the due execution, delivery, or performance by any Obligor of any Loan Document to which it is a party, except for the entry of the Interim
Order and the Final Order, any actions required outside of the United States
(with respect to Collateral located outside of the United States or Collateral consisting of stock of foreign issuers), and actions required under the Federal
Assignment of Claims Act of 1940 in order to perfect the security interests of the Agent in the Collateral. None of the Parent Guarantor, the Company, or any
of their Subsidiaries is subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 8.4. VALIDITY, ETC. This Agreement, and all other Loan
Documents executed by the Company will, on the due execution and delivery hereof and thereof by all parties hereto and thereto and upon entry of the Interim
Order and the Final Order, constitute the legal, valid, and binding obligations of the Company enforceable against the Company in accordance with their respective terms; this Agreement and each other Loan Document executed by the
Parent Guarantor will, on the due execution hereof and thereof by all parties hereto and thereto and upon entry of the Interim Order and the Final Order, constitute the legal, valid, and binding obligations of the Parent Guarantor enforceable against the Parent Guarantor in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor and by all other parties thereto and upon entry of the Interim Order and the Final Order, constitute the legal, valid, and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms.

         SECTION 8.5. FINANCIAL INFORMATION.

         (a) The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2000 and the related statements of consolidated income and consolidated cash flows for the Fiscal Year then ended present fairly the financial position of the Company and its Subsidiaries at December 31, 2000 and
the results of their operations and their cash flows for the Fiscal Year then ended in conformity with GAAP. The consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2001 and the related statements of consolidated income and consolidated statement of cash flows for the nine months then ended present fairly (subject to normal year-end adjustments) the financial position of the Company and its Subsidiaries at September 30, 2001 and the
results of their operations and their cash flows for the nine months then ended in conformity with GAAP for interim financial information.

         (b) The consolidated balance sheet of the Parent Guarantor and its
Subsidiaries as of December 31, 2000 and the related statements of consolidated income and consolidated cash flows for the Fiscal Year then ended present fairly the financial position of the Parent Guarantor and its Subsidiaries at December
31, 2000 and the results of their operations and their cash flows for the Fiscal
Year then ended in conformity with GAAP. The consolidated balance sheet of the
Parent Guarantor and its Subsidiaries as of September 30, 2001 and the related statements of consolidated income and consolidated statement of cash flows for the nine months then ended present fairly (subject to normal year-end adjustments) the financial position of the Parent Guarantor and its Subsidiaries at September 30, 2001 and the results of their operations and their cash flows for the nine months then ended in conformity with GAAP for interim financial information.

         (c) The Financial Forecast was prepared on the basis of the estimates and assumptions stated therein and represented, at February 5, 2002, the
Company's good faith forecasts and projections of its future financial performance prepared after duly diligent investigations; and such Financial
Forecast, if prepared as of the date of this Agreement, would contain estimates of the future financial performance of the Company and its Subsidiaries which would not materially and adversely differ from the respective estimates contained in the Financial Forecast. As of the date hereof and, in connection with the initial Credit Extension, as of the Initial Borrowing Date, no material developments have occurred since February 5, 2002, which would lead the Company to believe that such Financial Forecast, taken as a whole, is not reasonably attainable, subject to the uncertainties and approximations inherent in any projections. It is understood by the Agent and the Lenders that all of the estimates and assumptions on which such Financial Forecast is based may not prove to be correct, that actual future financial performance may vary from that projected, and that nothing contained in this clause (c) shall be construed as a warranty, or guarantee, of future financial performance.

         SECTION 8.6. NO MATERIAL ADVERSE EFFECT.

         (a) For purposes of Credit Extensions to be made on the Initial
Borrowing Date, no event or events have occurred since September 30, 2001 which, individually or in the aggregate, have had or have a reasonable possibility of having a Materially Adverse Effect (other than those which could reasonably be expected to occur as a result of events leading up to and following the commencement of a case under Chapter 11 of the Bankruptcy Code and as set forth in the Financial Forecast).

         (b) For purposes of Credit Extensions requested to be made after the
Initial Borrowing Date, no event or events have occurred since the Initial
Borrowing Date which, individually or in the aggregate, have had or could reasonably be expected to have a Materially Adverse Effect (other than those which could reasonably be expected to occur as a result of events leading up to and following the commencement of a case under Chapter 11 of the Bankruptcy Code and as set forth in the Financial Forecast).

         SECTION 8.7. ABSENCE OF DEFAULT OR VIOLATION OF LAW. No Obligor nor any
Subsidiary thereof is (a) in default in the payment of (or in the performance of any material obligation applicable to) any Indebtedness which default has a reasonable possibility of having a Materially Adverse Effect unless such enforcement of remedies with respect to such default is stayed or, as to
Indebtedness incurred after the Petition Date, any Indebtedness outstanding in a principal amount exceeding $10,000,000 or (b) in violation of any law, governmental regulation, or court decree or order where such violation has a reasonable possibility of having a Materially Adverse Effect.

         SECTION 8.8. LITIGATION, ETC. Other than the Bankruptcy Cases, there is no pending or, to the knowledge, after due inquiry, of the Executive Officers of the Parent Guarantor or the Company, threatened labor controversy, litigation, action, or proceeding affecting the Parent Guarantor, the Company, or any of their Subsidiaries or Joint Venture Affiliates, or any of their respective
Properties, or revenues, which has a reasonable possibility of having a
Materially Adverse Effect which has not been stayed or which purports to affect the legality, validity, or enforceability of this Agreement, or any other Loan
Document, except as disclosed in Item 3 ("Litigation") or Item 8 ("Environmental
Matters") of the Disclosure Schedule or in the Environmental Reports.

         SECTION 8.9. SUBSIDIARIES.

         (a) The Parent Guarantor has no Subsidiaries except the Company and its
Subsidiaries. The Company has no Subsidiaries, except those Subsidiaries which are identified in Item 2 ("Existing Subsidiaries") of the Disclosure Schedule.

         (b) Other than as set forth in Schedule XI hereto, as of the Initial
Borrowing Date neither the Parent Guarantor nor the Company has any Subsidiaries
having total assets greater than $1,000,000 (exclusive of assets eliminated in consolidation) other than those Subsidiaries that are Guarantors.

         SECTION 8.10. OWNERSHIP OF PROPERTIES.

         (a) The Parent Guarantor, the Company, and each of their Subsidiaries owns good title to all of its Properties, of any nature whatsoever, which are material to the Parent Guarantor, the Company, and their Subsidiaries as a whole or which, in the case of Properties owned by the Company or any of its
Significant Subsidiaries, are material to the Company or such Significant
Subsidiary, in each case free and clear of all Liens or material claims except for "Permitted Exceptions" (as defined in the Company Mortgages and Company
Deeds of Trust (as defined in the Existing Credit Agreement)) or as permitted pursuant to Section 9.2.3.

         (b) The Parent Guarantor, the Company and each of their Subsidiaries owns (or is licensed to use) and possesses all such patents, trademarks, trade names, service marks, and copyrights as the Parent Guarantor and the Company consider necessary for the conduct of its business and the business of its
Subsidiaries as now conducted without, individually or in the aggregate, any infringement or alleged infringement upon rights of other Persons which has a reasonable possibility of having a Materially Adverse Effect.

         SECTION 8.11. TAXES. The Parent Guarantor, the Company, and each of their Domestic Subsidiaries and their other Significant Subsidiaries have filed all federal, state, and all other material tax returns and reports required by law to have been filed by it and have paid or caused to be paid all material taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

         SECTION 8.12. PENSION AND WELFARE PLANS. During the
twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of each Credit Extension hereunder, no actions have been taken by the Parent Guarantor, the Company, any member of their Controlled Groups, or any other Person (with the requisite authority to act) to terminate any Pension Plan that has insufficient assets to satisfy all benefit liabilities thereunder (within the meaning of section 4001(a)(16) of
ERISA), which termination is sufficient to give rise to a Lien on assets of any
Controlled Group member under section 4068 of the ERISA unless such Lien is subordinate to the Agent's Security Interest and no contribution failure has occurred with respect to any Pension Plan sponsored or maintained by any
Controlled Group member sufficient to give rise to a Lien on assets of any
Controlled Group member under section 302(f) of ERISA, which failure has not been cured within 30 days of the applicable due date unless such Lien is subordinate to the Agent's Security Interest. Item 7 ("Employee Benefit Plans")
of the Disclosure Schedule lists all Welfare Plans of the Parent Guarantor, the
Company, or any of their Domestic Subsidiaries.

         SECTION 8.13. ENVIRONMENTAL WARRANTIES. Except as set forth in Item 8
("Environmental Matters") of the Disclosure Schedule or in the Environmental
Reports:

         (a) all facilities and Property (including underlying groundwater)
owned, operated, or leased by the Parent Guarantor, the Company, or any of their
Subsidiaries have been, and continue to be, owned, operated, or leased by the
Parent Guarantor, the Company, and their Subsidiaries in material compliance with all Environmental Laws;

         (b) there are no pending or, to the knowledge of the Parent Guarantor's or the Company's Executive Officers, after due inquiry, threatened

                  (i) claims, complaints, notices, or requests for information received by the Parent Guarantor, the Company, or any of their
            Subsidiaries, from any federal, state, or local governmental agency or authority, or from any Person which has commenced a legal proceeding against the Parent Guarantor, the Company, or any of their respective Subsidiaries, with respect to any alleged violation of any Environmental Law, or

                  (ii) complaints, notices, or inquiries to the Parent
            Guarantor, the Company, or any of their Subsidiaries, from any federal, state, or local governmental agency or authority, or from any Person which has commenced a legal proceeding against the Parent
            Guarantor, the Company, or any of their respective Subsidiaries, regarding potential liability under any Environmental Law;

         (c) there have been no Releases of Hazardous Materials at, on, into or under any Property now or previously owned, operated, or leased by the Parent
Guarantor, the Company, or any of their Subsidiaries that, singly or in the aggregate, have a reasonable possibility of having a Materially Adverse Effect;

         (d) the Parent Guarantor, the Company, and their Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses, and other authorizations relating to environmental matters and necessary for their businesses;

         (e) no Property now or previously owned, operated, or leased by the
Parent Guarantor, the Company, or any of their Subsidiaries is listed or, to the knowledge of the Parent Guarantor's or the Company's Executive Officers, after due inquiry, proposed for listing (with respect to owned Property only) on the
National Priorities List pursuant to CERCLA or on the CERCLIS or, to the best knowledge and belief of the Parent Guarantor's and the Company's Executive
Officers, on any similar state list of sites requiring investigation or clean-up;

         (f) there are no underground storage tanks (as defined in 40 C.F.R.
Section 280.1, as the same may be amended, modified, supplemented, or replaced from time to time), active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by the Parent Guarantor, the Company, or any of their Subsidiaries that, singly or in the aggregate, have a reasonable possibility of having a Materially Adverse Effect;

         (g) none of the Parent Guarantor, the Company, or any of their
Subsidiaries has, to the best knowledge and belief of each Executive Officer of the Company, transported or arranged for the transportation of any Hazardous
Material to any location which is listed or proposed for listing on the National
Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state, or local enforcement actions or other investigations which has a reasonable possibility of leading to material claims against the Parent Guarantor, the Company or such Subsidiary thereof for any remedial work, damage to natural resources, or personal injury, including claims under CERCLA; and

         (h) there are no polychlorinated biphenyls or friable asbestos present at any real property now or previously owned or leased by the Parent Guarantor, the Company, or any of their Subsidiaries that, singly or in the aggregate, have a reasonable possibility of having a Materially Adverse Effect.

         SECTION 8.14. REGULATIONS U AND X. No Obligor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 8.14 with such meanings.

         SECTION 8.15. [INTENTIONALLY OMITTED].

         SECTION 8.16. [INTENTIONALLY OMITTED].

         SECTION 8.17. ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished by or on behalf of any Obligor in writing to the Agent or any Lender for purposes of or in connection with this
Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished in writing by or on behalf of any Obligor to the
Agent or any Lender pursuant to or in connection with any Loan Document will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances then prevailing.

         SECTION 8.18. JOINT VENTURE CONTINGENT LIABILITIES. Item 10 ("Joint
Venture Contingent Liabilities") of the Disclosure Schedule contains a fair summary of the types of the material Contingent Liabilities of the Company and its Subsidiaries in respect of the businesses, operations, and financial obligations of VALCO, ALPART, Anglesey, KJBC and QAL.

         SECTION 8.19. ENCUMBERED PROPERTY. The real property and improvements thereon in which a Security Interest is granted to the Agent pursuant to the
Loan Documents includes, as of the date of this Agreement, all of the real property and improvements owned or leased by the Company or any of the Secured
Guarantors which comprise, or are part of, or are used in the operations of, or are located contiguous to, the respective plants of the Company and Kaiser
Bellwood which are located at the locations listed on Schedule II hereto.

                                   ARTICLE IX

                                    COVENANTS

         SECTION 9.1. AFFIRMATIVE COVENANTS. The Parent Guarantor agrees (and the Company, to the extent that any such agreement of the Parent Guarantor shall be applicable to the Company, any of its Subsidiaries, or any of its or their properties, also agrees) with the Agent and each Lender that, until all
Commitments have terminated, no Letters of Credit are outstanding, and all outstanding monetary Obligations have been paid in full:

         SECTION 9.1.1. FINANCIAL INFORMATION, REPORTS, NOTICES, ETC. The
Company will furnish, or will cause to be furnished, to the Agent, for itself and for delivery to the Lenders, copies of the following financial statements, reports, notices, and information:

         (a) within 30 days after month end (commencing with the month ending
March 31, 2002 for the period from and including the Petition Date to March 31,
2002), monthly, internally prepared unaudited consolidated financial statements of the Company and its subsidiaries, including balance sheet, income statement and cash flow statement certified (subject to normal year-end adjustments) on behalf of the Company by a Financial Authorized Officer and, if the financial covenant set forth in Section 9.2.4 is then being tested on a monthly basis, together with a Compliance Certificate, executed on behalf of the Company by a
Financial Authorized Officer of the Company, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenant set forth in Section 9.2.4;

         (b) within 50 days after the end of each of the first three Fiscal
Quarters of each Fiscal Year of the Company, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such Fiscal
Quarter and consolidated and consolidating statements of income of the Company and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal
Quarter and a consolidated statement of cash flows of the Company and its
Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified (subject to normal year-end adjustments) on behalf of the Company by a Financial Authorized Officer of the Company, and if the financial covenant set forth in Section 9.2.4 is then being tested on a quarterly basis, together with a Compliance Certificate, executed on behalf of the Company by a Financial Authorized Officer of the
Company, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenant set forth in Section 9.2.4;

         (c) within 95 days after the end of each Fiscal Year of the Company,
(i) a copy of the annual audit report for such Fiscal Year for the Company and its Subsidiaries, including therein a consolidated balance sheet as at the close of such Fiscal Year, and related consolidated statements of income and cash flows for such Fiscal Year, of the Company and its Subsidiaries, in each case audited (without any Impermissible Qualification) by Arthur Andersen LLP or
other independent public accountants acceptable to the Agent and the Required
Lenders, (ii) a consolidating balance sheet at the close of such Fiscal Year, and a related consolidating statement of income for such Fiscal Year, of the
Company and its Subsidiaries, certified on behalf of the Company by a Financial
Authorized Officer of the Company, and (iii) a report from the accountants referred to in clause (i) of this clause (c), containing a computation prepared by the Company of the financial covenant contained in Section 9.2.4 as at the end of such Fiscal Year which report shall specify that it has been prepared using the procedures specified in the letter dated February 14, 1994 from Arthur
Andersen & Co. to the Agent, a copy of which has been delivered to Agent, and reporting that, in making the audit necessary for the signing of such annual report by such accountants, they have not become aware of any material miscomputation by the Company of such financial covenant, or of any Default or
Event of Default that has occurred and is continuing, or, if they have become aware of such miscomputation, Default, or Event of Default, describing such miscomputation, Default, or Event of Default;

         (d) as soon as available and in any event within 50 days (or, in the case of the fourth Fiscal Quarter of any Fiscal Year, 95 days) after the end of each Fiscal Quarter, (i) a Compliance Certificate, executed on behalf of the
Company by a Financial Authorized Officer of the Company, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) the remaining Dollar amount (or the Dollar Equivalent thereof) of all currency payments that the Company is obligated to make under all Currency Hedge Agreements and the remaining term of all Currency Hedge
Agreements as of the last day of such Fiscal Quarter and (ii) a detailed schedule of Inventory by site (in substantially the form currently produced by the Company, with such changes as to which the Agent may consent, such consent not to be unreasonably withheld);

         (e) as soon as possible and in any event within three Business Days after an Executive Officer of the Parent Guarantor or the Company shall have become aware of the occurrence of

                  (i) any Default, a statement on behalf of the Company by the chief financial Authorized Officer of the Company setting forth details of such Default and the action which the Company and/or the relevant other Obligor has taken and proposes to take with respect thereto, or

                  (ii) any

                                    (A) default or event of default (however
                           denominated) under any Indebtedness incurred after
                           the Petition Date in a principal amount in excess of
                           $10,000,000, or

                                    (B) default or event of default (however
                           denominated) under any agreement relating to any
                           Joint Venture Affiliate, ALPART, or VALCO or any
                           other material document or agreement to which the
                           Company or any of its Subsidiaries is a party, in
                           each case where such a default or event of default
                           has a reasonable possibility of having a Materially
                           Adverse Effect,

                  notice and a description in reasonable detail thereof;

         (f) as soon as possible and in any event within three Business Days after (i) the occurrence of any material adverse development with respect to any labor controversy, litigation, action, or proceeding described in Section 8.8 or
(ii) the commencement of any labor controversy, litigation, action, or proceeding of the type described in Section 8.8, written notice thereof and copies of all material documentation relating thereto;

         (g) promptly after the sending or filing thereof, copies of all publicly available reports which the Parent Guarantor or the Company sends to any of its security holders, and all publicly available reports and registration statements which the Parent Guarantor or the Company or any of their
Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

         (h) as soon as possible and in any event within three Business Days after an Executive Officer of the Parent Guarantor or the Company shall have become aware of the taking of any action by the Company or any other Person to terminate any Pension Plan that has insufficient assets to satisfy all benefit liabilities thereunder (within the meaning of Section 4001(a)(16) of ERISA), or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien against assets of any Controlled Group member under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Company or any Controlled Group member furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event relating to any Pension Plan with respect to which there is a reasonable possibility of the incurrence by the Company, the Parent Guarantor or any of their Subsidiaries of any liability, fine, or penalty which would have a
Materially Adverse Effect, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit excluding liabilities occurring solely by operation of any generally applicable law enacted after the date of this Agreement, written notice thereof and copies of all material documentation relating thereto;

         (i) (i) promptly upon receipt thereof, a copy of all notices, documents, or other Instruments received by any Obligor pursuant to any
Subordinated Debt Instrument, any New Subordinated Debt Instrument, any New
Senior Debt Instrument, any Additional New Senior Debt Instrument or any Senior
Debt Instrument and not otherwise required to be delivered hereunder and (ii)
concurrently with the delivery thereof, a copy of all notices, documents, or other Instruments delivered by any Obligor pursuant to any Subordinated Debt
Instrument, any New Senior Debt Instrument, any Additional New Senior Debt
Instrument or any Senior Debt Instrument and not otherwise required to be delivered hereunder;

         (j) no later than five Business Days after the approval thereof by the
Company's Board of Directors, a copy of the annual business plan, budget, and updated business projections of the Company and its Subsidiaries, and upon the delivery to the Agent of any financial statements relating to a Fiscal Quarter included in such plan, budget, or projections, a summary comparing the Company's actual financial performance during such Fiscal Quarter to that provided in such plan, budget, or projections;

         (k) such other information respecting the condition or operations, financial or otherwise, of the Parent Guarantor, the Company, or any of their
Subsidiaries as any Lender (acting through the Agent) may from time to time reasonably request; and

         (l) promptly upon the filing of each motion, application or similar filing relating to one or more of the Bankruptcy Cases and promptly upon the entry of each order, decree or judgment relating to one or more of the
Bankruptcy Cases, the Company shall provide the Agent's counsel with a copy of each such motion, application, filing, order, decree or judgment.

         SECTION 9.1.2. COMPLIANCE WITH LAWS, ETC. The Parent Guarantor and the
Company will, and will cause each of their Subsidiaries to, comply in all respects with all applicable laws, rules, regulations, and orders (except for such noncompliance which could not reasonably be expected to have a Materially
Adverse Effect), including (and subject to the foregoing exception):

         (a) subject to Section 9.2.10, the maintenance and preservation of its corporate or other organizational existence under the laws of its jurisdiction of incorporation or organization, as the case may be, and its qualification as a foreign corporation, partnership, or other entity in each jurisdiction where the nature of its business requires such qualification; and

         (b) the payment, before the same become delinquent, of all taxes, assessments, and governmental charges imposed upon it or upon its Property, except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books, or to the extent that enforcement of such taxes has been stayed and any tax Liens are subordinate to the Agent's Security Interest.

         SECTION 9.1.3. MAINTENANCE OF PROPERTIES. The Parent Guarantor and the
Company will, and will cause each of their Subsidiaries to, maintain, preserve, protect, and keep (a) their material properties in good repair, working order, and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals, and replacements so that their business carried on in connection therewith may be properly conducted at all times and (b) all licenses and permits, and trade names, trademarks, patents and other intellectual property necessary to the conduct of the respective business of each as presently conducted or contemplated unless, in each case, the Parent Guarantor or the Company determines in the exercise of its good faith business judgment that the continued maintenance of any such properties is no longer economically desirable.

         SECTION 9.1.4. INSURANCE.

         (a) The Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with financially sound and reputable insurance companies (including, consistent with past practice, insurance companies affiliated with the Company), insurance with respect to their
Properties and business (including business interruption insurance, fire insurance and public liability insurance) in such amounts, of such character and against such risks as are usually maintained by companies engaged in the same or similar business or having comparable properties, and in any case having a coverage which is not materially less than the insurance of such type maintained by the Company and its Subsidiaries on the date of this Agreement, provided, that to the extent that any of the insurance required by this clause (a) ceases to be available at commercially reasonable rates, the Company may effect substitute insurance coverage therefor in accordance with prudent standards then being followed by other companies engaged in the same or similar business or having comparable properties. In addition, the Company will maintain flood insurance on each Real Property set forth on Schedule II hereto in which a
Security Interest is granted to the Agent to the extent such Real Property is eligible for the National Flood Insurance Program. In the event that the Company wishes to effect substitute coverage pursuant to the foregoing proviso, it will
(i) notify the Agent of such intent as soon as reasonably practicable, and (ii)
in any event not less than three Business Days prior to the termination of the coverage for which substitution is to be made, furnish the Agent with a report of the Company describing in reasonable detail the nature of such substitute coverage and the reasons why the Company believes that such substitute coverage is appropriate.

         (b) The Company will cause:

                  (i) the Agent and the Lenders to be named as an additional insured, for a total coverage of $10,000,000 for all such Persons, under the public liability policies of the Company and its
            Subsidiaries; and

                  (ii) the Agent to be named as loss payee under all insurance policies of the Company and its Subsidiaries that have executed the
            Security Agreement covering loss of or damage to Property (pursuant to loss payable clauses satisfactory to the Agent),

            and will,

                            (A) as soon as practicable after effecting
                   any insurance policies of the Company or any of its
                   Subsidiaries (other than ALPART or VALCO) (and, with
                   respect to any such policies which are replacements
                   for other insurance policies which are required
                   hereby, and which are terminating, in any event
                   within three Business Days after such termination),
                   furnish the Agent with an insurance broker's
                   certificate or binder in respect of such policies or
                   replacement policies;

                            (B) if a replacement insurance policy for an
                   insurance policy which is required hereby and which
                   is terminating has not been effected prior to the
                   third Business Day before such termination, furnish
                   the Agent on such third Business Day a report of the
                   Company describing in reasonable detail the status of
                   such replacement policies;

                            (C) upon request of the Agent, furnish to
                   the Agent copies of all insurance policies at any
                   time maintained by the Parent Guarantor, the Company
                   and each Subsidiary of the Company executing the
                   Security Agreement and furnish to the Agent with
                   copies for each Lender, on or prior to the 15th day
                   of July of each year, a certificate of an Authorized
                   Officer of the Company setting forth the nature and
                   extent of all insurance maintained by the Company,
                   the Parent Guarantor and such Subsidiaries in
                   accordance with this Section 9.1.4 (and which, in the
                   case of a certificate of a broker, were placed
                   through such broker); and

                            (D) furnish to the Agent with copies for
                   each Lender, on or prior to the 15th day of July of
                   each year, a letter dated as of a recent date from
                   the Company's insurance broker or brokers comparing
                   the insurance coverage then maintained by the Parent
                   Guarantor, the Company and its Subsidiaries to the
                   insurance coverage described in the most recent such
                   letter delivered pursuant to this clause (D).

         SECTION 9.1.5. BOOKS AND RECORDS; AUDITS; CONFIDENTIALITY.

         (a) Each of the Parent Guarantor and the Company will, and will cause each of its Subsidiaries to, maintain at all times proper and complete (in all material respects) books, records and accounts, in which complete and timely (in all material respects) entries are made, which reflect all of its business affairs and transactions in accordance with GAAP. The Company will and will cause each Secured Guarantor to maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent shall reasonably require, including records, to the extent normally maintained in accordance with accepted accounting principles, of (i) all payments received and all credits and extensions granted with respect to the Accounts, (ii) the return, rejection, repossession, stoppage in transit, loss, damage or destruction of any Inventory, and (iii) all other dealings affecting the
Collateral.

         (b) Each of the Parent Guarantor, the Company and each other Obligor will permit the Agent, and any Lender who wishes to accompany the Agent, or any representatives thereof, at all reasonable times and intervals (and at any time during the continuance of an Event of Default or an Event of Cash Dominion), on
reasonable notice during ordinary business hours, to have access to such
Obligor's records, files, and books of account and, with respect to the Company and the Secured Guarantors, the Collateral, and to discuss each such Obligor's affairs with the officers and management and the independent public accountant for such Obligor (and each Obligor hereby authorizes such independent public accountant to discuss such Obligor's financial matters with the Agent and with each Lender or its representatives). The Company will, and will cause each
Obligor to, deliver to the Agent, to the extent reasonably requested, any instrument necessary for the Agent to obtain records from such Obligor. The
Agent may, at the Company's expense, make copies of all of any Obligor's books and records, or require the Company or any Obligor to deliver such copies to the
Agent. The Agent may, without expense to the Agent, use such of the Company's or any Secured Guarantor's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Security Interest. In addition, subject to the provisions of Section 3.5.2, the Parent Guarantor and the Company
shall pay the reasonable fees of any independent public accountant incurred in connection with the Agent's exercise of its rights pursuant to this Section
9.1.5.

         (c) Subject to the provisions of the next paragraph, the Agent, each
Lender, and each prospective purchaser of or participant in any part of any
Loan, Commitment, or any other interest under this Agreement, each severally and for itself alone, agrees to maintain all Confidential Information (as defined below) obtained by it in connection with its rights under this Agreement or the other Loan Documents, including its rights of access contained in this Section
9.1.5 and information supplied pursuant to Section 9.1.1, confidential and not disclose the same to any Person who is not an officer, director, employee, legal counsel, or authorized agent or advisor of the Agent, or any such Lender or any purchaser or prospective purchaser of or participant in all or any part of any
Loan, Commitment, or any other interest under this Agreement pursuant to the provisions of Section 12.11.2 who shall agree to be bound by the provisions of this clause (c). The Agent, each Lender, and each other Person bound hereby shall not use any Confidential Information except for purposes relating to this
Agreement, the other Loan Documents, or otherwise in connection with its status as a creditor or potential creditor of the Company pursuant to the transactions contemplated hereby or thereby. The term "Confidential Information" shall mean information specifically labelled or identified as "Confidential" furnished by or on behalf of the Company to the Agent, any Lender, or other Person exercising rights hereunder and any information or documents (whether or not specifically labeled or identified as "Confidential") obtained pursuant to Section 9.1.5(b)
by the Agent, any Lender or other Person exercising rights hereunder, but shall not include any such information which (a) has become or hereafter becomes available to the public other than as a result of a disclosure by the Agent, any
Lender, or other Person exercising rights hereunder or required to be bound hereby, or (b) was or became available to the Agent, any Lender, or other Person exercising rights hereunder or required to be bound hereby on a non-confidential basis prior to its disclosure by the Company, its representatives, or its agents, or (c) becomes available to the Agent, any Lender, or other Person exercising rights hereunder or required to be bound hereby on a non-confidential basis from a source other than the Company, its representatives, or its agents or another Lender or other Person exercising rights hereunder or required to be bound hereby.

                  The restrictions set forth in the preceding paragraph shall not prevent the disclosure by the Agent, any Lender, or any other
         Person required to be bound hereby of any such information

                  (i) with the prior written consent of the Company or as
            expressly contemplated by this Agreement or any other Loan Document;

                  (ii) required to be disclosed to the Bankruptcy Court and upon order of any other court or administrative agency of competent jurisdiction, to the extent required by such order and not effectively stayed on appeal or otherwise, or as otherwise required by law;

                  (iii) in connection with any litigation or other legal
            proceeding at law, in equity, or in bankruptcy to which the Parent
            Guarantor or the Company or any Subsidiary of either thereof and the
            Agent, such Lender, or other Person are parties; or

                  (iv) to any Affiliate of any Lender who shall agree, to be bound by the provisions of this clause (c);

         provided, however, that, in the case of any intended disclosure under clause (ii), the Agent, the relevant Lender, or other Person shall
         (unless otherwise required by applicable law) give the Company not less than five Business Days prior notice (or such shorter period as may be reasonable or required by any court or agency under the circumstances), specifying the Confidential Information involved and stating such
         Person's intention to disclose such Confidential Information (including the manner and extent of such disclosure) in order to allow the Company an opportunity to seek an appropriate protective order.

         SECTION 9.1.6. ENVIRONMENTAL COVENANT. The Parent Guarantor and the
Company will, and will cause each of their Subsidiaries to,

         (a) use and operate all of their respective facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses, and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable
Environmental Laws;

         (b)      (i) as soon as possible and in any event no later than 15
            Business Days after an Executive Officer of the Company shall have become aware of the receipt thereof, notify the Agent and provide copies of all written claims, complaints, notices, or inquiries by a governmental or regulatory authority, or any Person which has commenced a legal proceeding against the Parent Guarantor, the
            Company, or any of their Subsidiaries, relating to compliance by the
            Company or its Subsidiaries with, or potential liability of the
            Company or its Subsidiaries under, Environmental Laws; and

                  (ii) with reasonable diligence cure all environmental defects and conditions which are the subject of any actions and proceedings against the Parent Guarantor, the Company, or any of their
            Subsidiaries relating to compliance with Environmental Laws, except to the extent that such actions and proceedings (or the obligation of the Parent Guarantor, the Company, or any such Subsidiary to cure such defects and conditions) are stayed or are being contested by the Parent Guarantor, the Company or any of their Subsidiaries in good faith by appropriate proceedings; and

         (c) provide such information, access, and certifications which the
Agent may reasonably request from time to time to evidence compliance with this
Section 9.1.6.

         SECTION 9.1.7. PERFORMANCE OF INSTRUMENTS. Each of the Parent Guarantor
and the Company will, and will cause each of their Subsidiaries to, perform promptly and faithfully all of their Obligations under each Loan Document to which it is or is to be a party, subject to any applicable grace periods.

         SECTION 9.1.8. MAINTENANCE OF COLLATERAL. The Parent Guarantor and the
Company will, and will cause their Subsidiaries having an interest in any
Property which is, or is intended to be, Collateral to,

         (a) acquire and maintain such Property in a manner that will enable the
Parent Guarantor, the Company, or such Subsidiary, as the case may be, to cause such Property to be subject to the Liens of the Collateral Documents; and

         (b) obtain the consent or approval of any Person whose consent or approval is required for the grant of Liens by the Parent Guarantor, the
Company, or any such Subsidiary in any such Property.

         SECTION 9.1.9. COLLATERAL REPORTING. Except during the continuance of an Event of Cash Dominion, the Company will, and will cause KAII and Kaiser
Bellwood to, provide the Agent with the following documents, in form and scope satisfactory to the Agent, on a monthly basis: (a) an accounts receivable summary aging report together with a reconciliation to the previous month's accounts receivable summary aging report; (b) a reconciliation of the account receivable summary aging report to the accounts receivable general ledger; (c) a monthly listing of delinquent accounts in excess of $100,000 that are thirty days past the due date or sixty-five days past the invoice date; (d) monthly inventory summary reports by category in respect of the Inventory of the
Company, KAII and Kaiser Bellwood; (e) monthly inventory summary reports by location in respect of the Inventory of the Company, KAII and Kaiser Bellwood;
and (f) certificates of an officer of the Company certifying on behalf of the
Company as to the foregoing. During the continuance of an Event of Cash
Dominion, the Company will, and will cause KAII and Kaiser Bellwood to, continue to provide the Agent with the documents described in clauses (a) through (f)
above. In addition, the Company will, and will cause KAII and Kaiser Bellwood to, provide the Agent with the following documents immediately upon any written request therefor by the Agent: (a) copies of shipping and delivery documents;
(b) copies of invoices, customer statements, credit memos, remittance advises and reports, and deposit slips; (c) copies of purchase orders, invoices, and delivery documents for Inventory of the Company, KAII and Kaiser Bellwood
acquired by the Company; and (d) such other reports as to the Collateral as the
Agent shall request from time to time. If any of the Company's, Kaiser
Bellwood's or KAII's records or reports of the Collateral are prepared by an accounting service or other agent, the Company hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent.

         SECTION 9.1.10. DELIVERY; FURTHER ASSURANCES. The Parent Guarantor and
the Company will, and will cause each of their wholly owned Subsidiaries to, at the expense of the Company,

         (a) without any request by the Agent, within 10 Business Days after the receipt thereof, deliver or cause to be delivered to the Agent, in due form for transfer (i.e., endorsed in blank or, if appropriate, accompanied by duly executed blank stock or bond powers), all equity securities having a value, and all debt instruments having face amounts, in excess of $100,000, at any time representing all or any of the Collateral, in due form for transfer (i.e., endorsed in blank or, if appropriate, accompanied by duly executed blank bond powers);

         (b) upon forming or acquiring any Subsidiary which is permitted hereunder, immediately notify the Agent of such formation or acquisition, and if requested by the Agent at the request of the Required Lenders, unless such
Subsidiary is acquired or formed by a Subsidiary of the Company which is not a
Domestic Subsidiary,

                  (i) pledge and deliver to the Agent certificates evidencing all of the issued and outstanding capital stock of such Subsidiary owned directly or indirectly by the Company (or, if such Subsidiary is not a Domestic Subsidiary, 65% of such capital stock) accompanied by undated stock powers duly executed in blank or pledge to the
            Agent all of the Company's or such Subsidiary's general or limited partnership interest or limited liability company interests or other equity interests in such Subsidiary;

                  (ii) if such pledgor is a Subsidiary of the Company, cause such pledgor to execute and deliver to the Agent a counterpart of the Subsidiary Guaranty and such other items of documentation as shall be necessary in order for such pledgor to assume the obligations under the Subsidiary Guaranty; and

                  (iii) cause such Subsidiary to deliver to the Agent such
            evidence of due execution, and such other information with respect to its Organic Documents and contractual obligations, and as to the
            Collateral in which it has an interest, as the Agent may request, and to take all action necessary or as the Agent may request to create, preserve, perfect, confirm, and validate the Liens created or purported to be created by such Collateral Documents;

         (c) if any Subsidiary of the Company is required to grant a Lien to the
Agent over any interest in Real Property pursuant to Section 9.1.11, and if requested by the Agent at the request of the Required Lenders,

                  (i) cause such Subsidiary to execute and deliver to the Agent a counterpart of the Subsidiary Guaranty and such other items of documentation as shall be necessary in order for such Subsidiary to assume the obligations under the Subsidiary Guaranty,

                  (ii) cause such Subsidiary to execute and deliver to the Agent counterparts of the Security Agreement, and such other items of documentation as shall be necessary in order for such Subsidiary to assume the obligations under the Security Agreement, and

                  (iii) cause such Subsidiary to deliver to the Agent such
            evidence of due execution, and such other information with respect to its Organic Documents and contractual obligations, and as to the
            Collateral in which it has an interest, as the Agent may request, and to take all action necessary or as the Agent may request to create, preserve, perfect, confirm, and validate the Liens created or purported to be created by such Collateral Documents;

         (d) upon the opening of any account for investment in Cash Equivalent
Investments permitted hereunder by the Company or any Secured Guarantor promptly notify the Agent thereof and, except in the case of a Sweep Account with Agent or any Affiliate of Agent, promptly deliver a Control Agreement (as defined in the Security Agreement);

         (e) upon request of the Agent, furnish or cause to be furnished to the
Agent such opinions of counsel, and other documents with respect to the
Collateral as the Agent may reasonably specify; and

         (f) upon request of the Agent, forthwith execute and deliver or cause to be executed and delivered to the Agent, in due form for filing or recording
(and pay the cost of filing or recording the same in all public offices deemed necessary by the Agent), such assignments, security agreements, pledge agreements, consents, waivers, financing statements, stock or bond powers, and other documents, and do such other acts and things, all as the Agent may from time to time request, to establish and maintain to the satisfaction of the Agent valid perfected Liens in all Collateral (free of all other Liens, claims, and rights of third parties whatsoever, except for Liens, claims, and rights permitted by Section 9.2.3 or by the Security Agreement), provided, that the
Company shall not be required to register itself in Ghana or the United Kingdom for this purpose.

         SECTION 9.1.11. REAL PROPERTY; TITLE POLICIES; SURVEYS.

                  As further security for the payment of the Obligations, the
Parent Guarantor and the Company will, and will cause their Subsidiaries to, within forty-five (45) Business Days after the date of entry of the Interim
Order (or such later date as the Agent may permit), as to the Real Property listed on Schedule II hereto and separately identified by the Agent as subject to this clause Section 9.1.11, within 20 Business Days after the date hereof, and concurrently with or promptly after the purchase or acquisition by the
Company or any such Subsidiary of, or the formation or acquisition by the
Company or any such Subsidiary of any Subsidiary with an interest in, any Real
Property (including all improvements) which is located in the United States and which is structurally related to, or which is located contiguous to, Real
Property listed on Schedule II hereto,

                  (i) execute, acknowledge, and deliver to the Agent a Mortgage
            (or, if appropriate, an amendment or supplement to an existing
            Mortgage), in such form and substance, and in such number of counterparts, as the Agent may reasonably require, mortgaging and granting a security interest in such interest in such real property as the Agent may direct; provided that the Agent may determine, after consultation with the Company, not to require a Mortgage if the Agent obtains title insurance required by clause (ii) after entry of the Interim Order;

                  (ii) obtain, with respect to each such interest in Real
            Property, a title insurance policy (in amounts reasonably
            satisfactory to the Agent) and as reasonably required by the Agent and a survey of, and such other documents relating to, such Real
            Property, in each case in form and substance reasonably satisfactory to Agent and its counsel;

                  (iii) cause each such Mortgage to be duly recorded or filed to create a valid, perfected, first-priority mortgage or deed of trust
            Lien on, and security interest in the property purported to be covered thereby, and pay all fees, taxes, and other expenses in connection therewith; and

                  (iv) deliver to the Agent such other items of documentation with respect to any of the foregoing as the Agent shall reasonably request (including certificates as to incumbency, resolutions, and opinions of counsel in all relevant jurisdictions).

At the request of the Agent, the Company will cause (and, in any event, the
Company shall be permitted to cause) any Real Property which is required to be mortgaged pursuant to this Section 9.1.11 and which is owned by a Subsidiary of the Company, to be transferred to the Company prior to the execution and delivery of such Mortgage. The Agent and the Required Lenders shall have the right, in their sole and absolute discretion, to accept or reject any such Real
Property interest offered pursuant to this Section 9.1.11.

         SECTION 9.1.12. INTERCOMPANY DEMAND NOTES. If requested by Agent or the
Required Lenders, within 60 days after the last day of any Fiscal Quarter as of which the aggregate outstanding Indebtedness of the Company to any wholly owned
Domestic Subsidiary of the Company which is not a Secured Guarantor exceeds
$10,000,000, the Company will, if the same has not previously been done, (a)
execute and deliver to such Subsidiary an Intercompany Demand Note payable to such Subsidiary, and (b) cause such Subsidiary to execute to pledge such note to the Agent pursuant to the Security Agreement or such other pledge agreement as may be reasonably satisfactory in form and substance to the Agent.

         SECTION 9.1.13. [INTENTIONALLY OMITTED]

         SECTION 9.1.14. MANAGEMENT CONSULTANT. At the request of the Required
Lenders, Agent or its counsel may hire a management consultant, and the Parent
Guarantor and the Company jointly and severally agree to pay the reasonable fees and out-of-pocket expenses of such consultant, which fees and expenses shall be part of the Obligations and secured by the Collateral.

         SECTION 9.1.15. GHANA OPINION. Within thirty (30) days after the
Initial Borrowing Date, the Company shall seek an opinion of Ghana counsel to the effect set forth in clause (i) of the definition of Excluded Assets.

         SECTION 9.1.16. ANGLESEY SHAREHOLDER CONSENT. Within thirty (30) days after the Initial Borrowing Date, the Company shall seek to obtain the written confirmation from the other shareholder of Anglesey set forth in clause (ii) of the definition of Excluded Assets.

         SECTION 9.1.17. SENIOR INDEBTEDNESS. The Company shall designate the
Obligations of AJI and KJC under the Loan Documents consisting of payments of principal, interest and Reimbursement Obligations with respect to Letters of
Credit as "Senior Indebtedness" under (and as defined in) the Subordinated
Indenture pursuant to clause (ii) of such definition, and written notice of the
Company's compliance with this Section 9.1.17 shall be delivered to the Agent within ten (10) Business Days after the Effective Date.

         SECTION 9.2. NEGATIVE COVENANTS. The Parent Guarantor agrees (and the
Company, to the extent that any such agreement of the Parent Guarantor shall be applicable to the Company, any of its Subsidiaries, or any of its or their properties, also agrees) with the Agent and each Lender that, until all
Commitments have terminated, no Letters of Credit are outstanding, and all outstanding monetary Obligations have been paid in full:

         SECTION 9.2.1. BUSINESS ACTIVITIES. The Parent Guarantor will not engage in any other business activity other than ownership of the Company and such activities as may be incidental or related thereto including the offering and sale of securities of the Parent Guarantor. The Company will not, and will not permit any of its Subsidiaries to, engage in any business activity, except those described in the recitals hereto in which the Company, its Subsidiaries and Joint Venture Affiliates are engaged on the Effective Date, and such activities as may be incidental or related thereto or reasonably related extensions thereof.

         SECTION 9.2.2. INDEBTEDNESS. The Parent Guarantor and the Company will not (or apply to the Bankruptcy Court to do so), and will not permit any of their Subsidiaries to (or permit their Subsidiaries to apply to the Bankruptcy
Court to), create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than the following:

         (a) In the case of the Parent Guarantor, the Company, and their
Subsidiaries,

                  (i) Indebtedness in respect of this Agreement and the other
            Loan Documents;

                  (ii) Indebtedness under the Existing Credit Agreement,
            provided that the conditions set forth in Section 7.1.3 in respect of payment of such Indebtedness shall be satisfied on the Initial
            Borrowing Date; and

                  (iii) Indebtedness existing as of the Effective Date which is identified in Item 4 ("Ongoing Indebtedness") of the Disclosure
            Schedule.

         (b) In the case of the Company and its Subsidiaries, subject to compliance with Sections 9.2.20 and 9.2.7,

                  (i) [INTENTIONALLY OMITTED]

                  (ii) subject to Section 9.2.18, Indebtedness owing from (A)
            the Company to any wholly-owned Subsidiary of the Company (other than KAAC or Alwis) which (if required by Section 9.1.12) is evidenced by an Intercompany Demand Note which has been pledged to the Agent, (B) any wholly-owned Subsidiary of the Company (other than Alwis) to the Company, provided that such Indebtedness is not evidenced by any instrument, (C) any wholly-owned Subsidiary of the
            Company (other than Alwis) to any other wholly-owned Subsidiary of the Company, provided that with respect to any such Indebtedness to
            KFC or any such Indebtedness of KFC to KAAC, if required by Section
            9.1.12, such Indebtedness is evidenced by an Intercompany Demand
            Note which has been pledged to the Agent, and provided, further, that with respect to any such Indebtedness other than to KFC (or of
            KFC to KAAC), such Indebtedness is not evidenced by any instrument,
            (D) VALCO or ALPART to the Company, its Subsidiaries, or Persons
            (other than the Company, its Subsidiaries or any Restricted
            Affiliate) having an equity interest in VALCO or ALPART, as the case may be, (E) the Company or its Subsidiaries to VALCO or ALPART, or
            (F) the Company to KAAC, provided that any such Indebtedness (other than Indebtedness in respect of accounts payable and other current liabilities, in each case arising in the ordinary course of business out of the purchase by the Company of alumina from KAAC) shall, if required by Section 9.1.12, be evidenced by an Intercompany Demand
            Note which has been pledged to the Agent and Indebtedness in respect of such accounts payable and other current liabilities shall not be evidenced by any instrument;

                  (iii) Indebtedness of the Company, KJC, AJI, KAAC, ALPART and
            VALCO (including, without duplication, Contingent Liabilities in respect of Indebtedness) in an aggregate amount (excluding the amount of any such Indebtedness identified in Item 4 ("Ongoing
            Indebtedness") of the Disclosure Schedule to the Existing Credit
            Agreement) not to exceed $150,000,000 in respect of ALPART,
            $75,000,000 in respect of QAL and $25,000,000 in respect of VALCO;
            provided, however, that for purposes of calculating the aggregate amount of Indebtedness of the Company and its Subsidiaries outstanding pursuant to this clause (b)(iii), there shall be subtracted from the total amount of Indebtedness of non-wholly-owned
            Subsidiaries an amount equal to (A) that portion of such
            Indebtedness attributable to the proportionate direct or indirect ownership of Persons other than the Company and its Subsidiaries of the voting stock of, or partnership interest in, such Subsidiary or
            (B) if the economic burden of such Indebtedness is borne or to be borne by minority owners of such Subsidiary (other than the Company and its Subsidiaries) in a proportion other than the proportion of their direct or indirect ownership of the voting stock of, or partnership interest in, such Subsidiary, the proportionate share of the economic burden of such Indebtedness borne or to be borne by such minority owners;

                  (iv) Indebtedness incurred by the Company in connection with the purchase, redemption, retirement, or other acquisition by the
            Company of the Preferred Stock (USWA) outstanding on the date hereof
            (plus additional shares of such Preferred Stock (USWA) issued as dividends thereon or on such shares issued as dividends) to the extent the purchase, redemption, retirement, or acquisition thereof is required by the Code and such Indebtedness is issued to the then holders of or beneficial owners of such shares of Preferred Stock
            (USWA);

                  (v) Indebtedness of the Company in an amount not exceeding
            $5,000,000 at any time outstanding in respect of the guaranty by the
            Company of the obligations of National Refractories & Minerals
            Corporation under the Revolving Credit and Term Loan Agreement dated as of April 30, 1985 (as the same has been and may hereafter be amended, modified, supplemented, restated, confirmed or replaced from time to time) among Congress Financial Corporation (Western),
            National Refractories & Minerals Corporation, National
            Refractories & Minerals, Inc. and National Refractories Holding
            Co.;

                  (vi) the obligation of the Company to make advances not
            exceeding $2,500,000 to National Refractories & Minerals
            Corporation under the Standby Revolving Credit and Security
            Agreement and Guaranty dated as of April 30, 1985 (as the same has been and may hereafter be amended, modified, supplemented, restated, confirmed or replaced from time to time) among the Company, National
            Refractories & Minerals Corporation, National Refractories &
            Minerals, Inc. and National Refractories Holding Co.;

                  (vii) the guaranty by the Company of the payment of certain shutdown, supplemental unemployment, pension, and retiree health and life insurance benefits as provided under the Agreement dated
            February 2, 1989 (as the same has been or may be amended,
            supplemented, restated, modified, confirmed, or replaced from time to time) between the Company and the United Steelworkers of America relating to the sale by the Company of its smelter and rolling mill in Ravenswood, West Virginia, to Ravenswood Acquisition Corporation;

                  (viii) the obligations of the Company and any of its
            Subsidiaries to purchase or sell goods, services, or technology utilized in their bauxite, alumina, and aluminum business and related extensions thereof, including on a take-or-pay basis, pursuant to agreements entered into the ordinary course of business consistent with past practice;

                  (ix) the obligations of QAL in respect of charters of vessels;

                  (x) Indebtedness of the Company or the respective Obligor in respect of (1) unsecured Hedging Obligations; (2) secured Hedging
            Obligations (to the extent such obligations are permitted to be secured pursuant to Section 9.2.3(v); (3) Currency Hedge
            Obligations, provided the remaining Dollar amount (or the Dollar
            Equivalent thereof) of all currency payments the Company or, without duplication, such Obligor is obligated to make under all such
            Currency Hedge Agreements (including any payments that would be payable by the Company following the exercise of any foreign exchange option sold by the Company but excluding, during the period prior to the date of exercise, any payments that would be payable by the Company following the exercise of any foreign exchange option purchased by the Company) does not exceed $500,000,000, in the aggregate, at any time; (4) Cash Management Obligations; and (5)
            without duplication, Bank Product Obligations;

                  (xi) Indebtedness of the Company and its Subsidiaries (other than KAAC, AJI, KJC, Kaiser Bellwood and KAII) in respect of letters of credit (including any such letters of credit identified in Item 4
            ("Ongoing Indebtedness") of the Disclosure Schedule) in an aggregate amount not to exceed $15,000,000 at any one time outstanding issued for the account of the Company or any of its Subsidiaries in support of certain self-insurance and reinsurance obligations;

                  (xii) Indebtedness of the Company in respect of the Redeemable
            Stock referred to in clause (i) of Section 9.2.6(a);

                  (xiii) [INTENTIONALLY OMITTED];

                  (xiv) Nonrecourse Indebtedness of Subsidiaries of the Company
            that are not Obligors, the proceeds of which are used to finance the construction, acquisition or retrofitting of aluminum smelters, alumina refineries, or fabrication plants, including, in either case, related facilities or interests therein;

                  (xv) Indebtedness of KAAC in the form of Liens on assets of
            KAAC and its Subsidiaries (other than any Collateral or any equity interests in QAL) securing the obligations of QAL;

                  (xvi) other Indebtedness of the Company and its Subsidiaries
            (other than KAAC, AJI, KJC and KAII) in an aggregate principal amount not to exceed $30,000,000 outstanding at any one time;
            provided, however, that no Indebtedness incurred by Alwis pursuant to this Section 9.2.2(b)(xvi) may be guaranteed by the Company or any of its Subsidiaries; and provided, further, that Indebtedness of
            Kaiser Bellwood incurred pursuant to this Section 9.2.2(b)(xvi)
            shall not exceed $10,000,000 at any time outstanding and shall be incurred solely for the purpose of making Capital Expenditures;

         (xvii) [INTENTIONALLY OMITTED];

                  (xviii) Indebtedness of Alwis to the Company and its
            Subsidiaries; provided that the aggregate principal amount of such
            Indebtedness plus the aggregate amount of Investments in Alwis
            (without duplication) under Section 9.2.5(n) does not exceed
            $250,000 in the aggregate at any one time outstanding.

         (c) In the case of the Parent Guarantor, Indebtedness arising under the
KT Note and Contingent Liabilities of the Parent Guarantor in respect of any
Indebtedness of the Company incurred pursuant to clause (b) above.

         SECTION 9.2.3. LIENS. The Parent Guarantor will not (or apply to the
Bankruptcy Court to do so) create, incur, assume, or suffer to exist any Lien over any of its Properties, revenues, or assets, whether now owned or hereafter acquired, except for Liens of the type described in clauses (a), (b), (e), and
(h) of this Section 9.2.3. The Company will not (or apply to the Bankruptcy
Court to do so), and will not permit any of its Subsidiaries to (or permit its
Subsidiaries to apply to the Bankruptcy Court to), create, incur, assume, or suffer to exist any Lien upon any of its Properties, revenues, or assets, whether now owned or hereafter acquired, other than the following:

         (a) Liens securing payment of the Obligations granted pursuant to any
Loan Document;

         (b) Liens securing payment of Indebtedness of the type permitted and described in clause (a)(ii) of Section 9.2.2;

         (c) Liens granted prior to the Effective Date and identified in Item 5
("Ongoing Liens") of the Disclosure Schedule to the extent such Liens are valid, perfected and unavoidable Liens in existence on the Petition Date or are valid
Liens in existence on the Petition Date that are perfected subsequent to such date as permitted by Section 546(b) of the Bankruptcy Code;

         (d) Liens granted to secure payment of Indebtedness permitted by clause
(b)(xvi) of Section 9.2.2 on any Property (other than Accounts, Inventory and
Eligible Fixed Assets) created at the time of the acquisition of such Property in order to secure payment of the purchase price thereof or in order to secure any loan incurred for the purpose of financing such acquisition, and any Lien to which any Property is subject at the time of its acquisition (including Property of a Subsidiary at the time it becomes a Subsidiary), provided that the principal amount of the Indebtedness secured by any such Lien does not exceed
80% of the cost of such Property (except in the case of Liens on the Property of a Subsidiary at the time it becomes a Subsidiary) and that no such Lien may extend to other property, together with refundings or extensions of the foregoing for amounts not exceeding the principal amount of the Indebtedness so refunded or extended and secured only by the Property theretofore securing the same;

         (e) Liens for taxes, assessments, or other governmental charges or levies to the extent that payment thereof shall not at the time be required in accordance with the provisions of Section 9.1.2;

         (f) Liens of carriers, warehousemen, mechanics, workmen, repairmen, vendors, materialmen, and landlords and other similar Liens incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings, and deposits or Liens to obtain the release of any such Lien;

         (g) Liens and deposits incurred or made in the ordinary course of business in connection with worker's compensation, unemployment insurance, or other forms of governmental insurance or benefits, or in connection with, or to secure performance of, bids, tenders, statutory obligations, and leases (other than, in each of such cases, for borrowed money or the obtaining of advances or credit) entered into in the ordinary course of business, or to secure obligations on surety or appeal bonds, and other Liens and deposits for purposes of like nature in the ordinary course of business;

         (h) judgment Liens or similar awards in existence less than 15 days after the entry thereof or with respect to which execution has been stayed, or the payment of which is covered (subject to a customary deductible) by insurance;

         (i) mineral leases, easements, covenants, restrictions, exceptions, or reservations in any Real Property of the Company or any Subsidiary of the
Company which do not materially impair the use of such Real Property for the purposes for which it is held;

         (j) zoning laws and ordinances, and rights reserved to or vested in any municipality or government or proper authority to control or regulate any
Property of the Company or its Subsidiaries, or to use such Property in any manner which does not materially impair the use of such Property for the purposes for which it is held by the Company or such Subsidiary;

         (k) undetermined or inchoate Liens incident to construction, maintenance, or current operations and Liens and charges incident to such construction, maintenance, or operations which (i) have been filed of record but which are being contested in good faith by appropriate proceedings and (ii)
individually, or in the aggregate, do not exceed $1,000,000 at any time;

         (l) Liens reserved in leases for rent and to assure compliance with the lease terms covering solely Property kept at the leased premises and rights of lessees to Property being leased from the Company or any of its Subsidiaries;

         (m) Liens on any Property in which the Company or any of its
Subsidiaries has a leasehold estate, easement, right of way, or similar interest and to which such interest is or may become subject, and the rights reserved to the lessors or grantors thereof, and to their successors and assigns, under applicable law or the instrument creating such interest;

         (n) Liens on the Company's or any of its Subsidiary's rights under agreements with respect to spot, forward, future and option transactions, entered into in the ordinary course of business, involving (or, in the case of futures and options, for or relating to) the purchase and sale of aluminum, alumina, bauxite, energy or other commodities used in the production process or on the transaction accounts in which such transactions are effected securing the
Company's or such Subsidiary's obligations under such agreements;

         (o) minor defects and irregularities in the title to any Property which do not in the aggregate materially impair the value or, in the aggregate, the use of such Property for the purposes for which it is held;

         (p) Liens on Property of ALPART securing Indebtedness in respect of
ALPART permitted by clause (b)(iii) of Section 9.2.2 and Liens on Property of
VALCO securing Indebtedness in respect of VALCO permitted by clause (b)(iii) of
Section 9.2.2;

         (q) Liens on Property of KAAC or its Subsidiaries (other than any
Collateral or any equity interests in QAL) securing Indebtedness of KAAC in respect of QAL permitted by clause (b)(iii) of Section 9.2.2;

         (r) [INTENTIONALLY OMITTED];

         (s) Liens on cash securing letters of credit in an amount not to exceed
$15,000,000 at any one time outstanding;

         (t) Liens covering portions of the proceeds of Asset Dispositions, which are held in escrow in connection with such Asset Dispositions;

         (u) Liens on Property (other than Accounts and Inventory and Eligible
Fixed Assets) of the Company securing Indebtedness permitted by clause (b)(v) of
Section 9.2.2;

         (v) Liens (i) securing the obligations of the Company under Currency
Hedge Agreements, provided (1) the remaining Dollar amount (or the Dollar
Equivalent thereof) of all currency payments the Company is obligated to make under all such Currency Hedge Agreements (including any payments that would be payable by the Company following the exercise of any foreign exchange option sold by the Company but excluding, during the period prior to the date of exercise, any payments that would be payable by the Company following the exercise of any foreign exchange option purchased by the Company) does not exceed $500,000,000, in the aggregate, at any time, (2) with respect to Currency
Hedge Agreements constituting Bank Products, all Property which is subject to any such Lien constitutes Collateral and (3) with respect to Currency Hedge
Agreements not constituting Bank Products, (x) all Property (other than cash)
which is subject to any such Lien shall not constitute Collateral, (y) such
Property shall be limited to cash collateral and (z) such cash collateral shall not exceed $10,000,000, in the aggregate, at any time; (ii) securing Bank
Products, provided all Property which is subject to any such Lien constitutes
Collateral; or (iii) securing Hedging Obligations arising from Hedging
Agreements constituting Bank Products, provided that all Property which is subject to any such Lien constitutes Collateral;

         (w) other Liens on Property (other than Accounts, Inventory and
Eligible Fixed Assets) of the Company and its Subsidiaries incidental to the conduct of the business of the Company and its Subsidiaries or the ownership of their Property which were not incurred in connection with borrowed money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of their Property or materially impair the use thereof in the operation of their business and which, in any event, do not secure obligations aggregating in excess of $5,000,000; and

         (x) any interest of a consignor in goods held by the Company or any of its Subsidiaries on consignment, provided that the aggregate value of goods so held by the Company and its Subsidiaries on consignment at any one time shall not exceed $25,000,000, and such goods shall be segregated from the Company's or such Subsidiary's Inventory.

         SECTION 9.2.4. MINIMUM EBITDA.

         (a) The Company and its Subsidiaries, on a consolidated basis, shall have a minimum EBITDA of not less than the following amounts, measured as of the last day of each Fiscal Quarter for the periods specified below:

                            Period                               EBITDA
                            ------                               ------
         Petition Date to 6/30/02                             $ (45,000,000)
         Petition Date to 9/30/02                               (48,000,000)
         Petition Date to 12/31/02                              (37,000,000)
         4 Fiscal Quarters ending 3/31/03                         2,000,000
         4 Fiscal Quarters ending 6/30/03                        60,000,000
         4 Fiscal Quarters ending 9/30/03                       105,000,000
         4 Fiscal Quarters ending 12/31/03                      160,000,000

         (b) If at any time during any month for a period of three (3)
consecutive Business Days (i) the Revolving Credit Outstandings exceed
$100,000,000 or (ii) Revolving Commitment Availability is less than $75,000,000
(each condition in clause (i) and (ii), a "Trigger Event") then for that month and each month thereafter in which a Trigger Event occurs, the Company and its
Subsidiaries, on a consolidated basis, shall have a minimum EBITDA of not less than the following amounts, measured as of the last day of each month for the period specified below:

                        Period
         Petition Date to 06/30/02                             (45,000,000)
         Petition Date to 07/31/02                             (48,000,000)
         Petition Date to 08/30/02                             (48,000,000)
         Petition Date to 09/30/02                             (48,000,000)
         Petition Date to 10/31/02                             (48,000,000)
         Petition Date to 11/30/02                             (48,000,000)
         Petition Date to 12/31/02                             (37,000,000)
         Petition Date to 01/31/03                             (24,000,000)
         Petition Date to 02/28/03                             (11,000,000)
         12 months ending 03/31/03                               2,000,000
         12 months ending 04/30/03                              21,000,000
         12 months ending 05/31/03                              40,000,000
         12 months ending 06/30/03                              60,000,000
         12 months ending 07/31/03                              75,000,000
         12 months ending 08/31/03                              90,000,000
         12 months ending 09/30/03                             105,000,000
         12 months ending 10/31/03                             120,000,000
         12 months ending 11/30/03                             135,000,000
         12 months ending 12/31/03                             160,000,000
         12 months ending 01/31/04                             160,000,000
         12 months ending 02/28/04                             160,000,000

         SECTION 9.2.5. INVESTMENTS. The Parent Guarantor will not (or apply to the Bankruptcy Court to do so) make, incur, assume, or suffer to exist any
Investment except for its ownership or purchase of the shares of capital stock of the Company and Cash Equivalent Investments. The Company will not (or apply to the Bankruptcy Court to do so), and will not permit any of its Subsidiaries to (or apply to the Bankruptcy Court to do so), make, incur, assume, or suffer to exist any Investment in any other Person, other than the following, but subject to compliance with Section 9.2.20:

         (a) Investments existing on the Effective Date and identified in Item 6
("Ongoing Investments") of the Disclosure Schedule;

         (b) Cash Equivalent Investments, provided, any Investment which when made complies with the requirements of the definition of Cash Equivalent
Investment may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements;

         (c) subject to Section 9.2.18, without duplication, Indebtedness which is an Investment permitted by clause (b)(ii) of Section 9.2.2;

         (d) Investments made pursuant to the arrangements described in clauses
(b)(v) and (b)(vi) of Section 9.2.2, and deposits permitted by clause (g) of
Section 9.2.3;

         (e) subject to Section 9.2.18, Investments in the ordinary course of business in the Company and its Subsidiaries (other than Investments made prior to October 1, 1993 by any Obligor (other than KBC and KEC) in KBC, KEC or any
Subsidiary of the Company that is not an Obligor and other than Investments in
Alwis);

         (f) provided no Default or Event of Default under Section 10.1.1 shall have occurred and be continuing, Investments made in the ordinary course of business in QAL, Anglesey and KJBC;

         (g) Investments which are Capital Expenditures permitted by Section
9.2.7;

         (h) Investments of cash held in escrow accounts required pursuant to the terms of any contract or agreement between the Parent Guarantor, the
Company, or any of its Subsidiaries and any Person as in effect on the Effective
Date (including escrows in existence on the Effective Date) which are listed on
Schedule XII hereto;

         (i) Investments received in connection with Asset Dispositions, and
Investments in escrows established in connection with Asset Dispositions which are permitted hereby;

         (j) trade credit extended in the ordinary course of business (including such credit represented by any bond, note, debenture, or similar instrument) and advance payments, made in the ordinary course of business, under contracts for the purchase of goods or the receipt of services;

         (k) Investments in the form of advance payments in connection with (i)
Hedging Obligations, (ii) Currency Hedge Obligations, and (iii) spot, forward, future and option transactions, entered into in the ordinary course of business, involving (or, in the case of futures and options, for or relating to) the purchase and sale of aluminum, alumina, bauxite, energy or other commodities used in the production process;

         (l) Investments acquired in the settlement or other resolution of disputes with any Person or of debts;

         (m) Investments of any Person which are in existence at the time such
Person becomes a Subsidiary of the Company (to the extent permitted hereunder)
and which, in the case of any such Investments which would breach any provision of this Agreement if made directly by the Company,

                  (i) were not entered into in contemplation of such Person
            becoming a Subsidiary of the Company, and

                  (ii) do not constitute more than 20% of the assets of such
            Person at the time such Person becomes a Subsidiary of the Company;

         (n) Investments in Alwis and Investments (other than Investments in
MAXXAM, any Affiliate of MAXXAM (other than the Company, its Subsidiaries which are not Restricted Subsidiaries, or any Joint Venture Affiliate)), not otherwise permissible hereunder; provided that the aggregate amount of all Investments
(without duplication) under this Section 9.2.5(n) does not exceed $20,000,000 at any one time outstanding, and provided further that the aggregate amount of
Investments under this Section 9.2.5(n) in Alwis does not exceed $250,000 in the aggregate at any one time outstanding;

         (o) [INTENTIONALLY DELETED]

         (p) extensions and renewals of Investments permitted by clauses (a),
(h), (i), (j), (l) and (m) of this Section 9.2.5, provided that the principal amount thereof is not increased; and

         (q) Indebtedness which is an Investment permitted by clause (b)(xviii)
of Section 9.2.2.

         SECTION 9.2.6. RESTRICTED PAYMENTS, ETC.

         (a) The Company and the Parent Guarantor will not (or apply to the
Bankruptcy Court to do so) declare, pay, or make any dividend or distribution
(in cash, Property, or obligations) on any shares of any class of capital stock
(now or hereafter outstanding) of the Company or the Parent Guarantor or on any
warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company or the Parent
Guarantor (excluding dividends or distributions payable in its common stock
(other than Redeemable Stock) or warrants to purchase its common stock or splitups or reclassifications of its common stock into additional or other shares of its common stock) or apply, or permit any of their respective
Subsidiaries to apply, any of its funds, or Property to the purchase, redemption, sinking fund, or other retirement, or agree, or permit any of their respective Subsidiaries to agree, to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Company or the Parent
Guarantor, or warrants, options, or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Company or the
Parent Guarantor (all of the foregoing non-excluded dividends, distributions, application of funds or Property, purchases, redemption and similar payments collectively being herein called "Distributions") except that

                  (i) the Company shall be permitted to purchase, redeem,
            retire, or otherwise acquire and to declare, pay, or make dividends or other distributions on its 4-1/8% Preference Stock, par value
            $100 per share, 4-3/4% Preference Stock (1957 Series), par value
            $100 per share, 4-3/4% Preference Stock (1959 Series), par value
            $100 per share, and 4-3/4% Preference Stock (1966 Series), par value
            $100 per share, in each case only in accordance with the terms of the Restated Certificate of Incorporation, and in each case unless
            (A) an Event of Default shall have occurred and be continuing and
            (B) the Company shall have been instructed by the Agent in writing not to make any such Distribution;

                  (ii) the Company shall be permitted to purchase, redeem,
            retire, or otherwise acquire and to declare, pay, or make dividends or other distributions on any shares of the Preferred Stock (USWA), in each case unless (A) an Event of Default shall have occurred and be continuing and (B) the Company shall have been instructed by the
            Agent in writing not to make any such Distribution;

                  (iii) the Company shall be permitted to pay for the benefit of, or to reimburse, the Parent Guarantor for the reasonable out-of-pocket expenses actually incurred (and documented as such) by the Parent Guarantor for services rendered to the Parent Guarantor by Persons who are not Affiliates or employees of the Parent
            Guarantor, MAXXAM, the Company or any of their respective
            Subsidiaries (provided that payments of legal fees and expenses to a law firm of which an Affiliate of the Company is a member shall be permitted) in connection with the registration, issuance or sale (or the proposed registration, issuance or sale) of securities of the
            Parent Guarantor to the extent that the net proceeds of such issuance or sale are (or, in the case of a proposed registration, issuance or sale, are proposed to be) used by the Parent Guarantor to make a loan or capital contribution to, or purchase securities of, the Company; and

                  (iv) the Company shall be permitted to make Distributions to the Parent Guarantor of all or a portion of the KT Note and accrued interest thereon.

         (b) Except as provided in the First-Day Orders, the Company will not, and will not permit any of the Secured Guarantors to voluntarily prepay or repay, redeem, purchase or otherwise satisfy prior to its scheduled maturity any
Indebtedness (or apply to the Bankruptcy Court to do so) other than (i) the
Company may repay or prepay the Obligations and (ii) any Subsidiary of the
Company may repay or prepay any Indebtedness owing to the Company or any
Guarantor; and

         (c) The Company and the Parent Guarantor will not, and will not permit any of their respective Subsidiaries to, make any deposit for any of the foregoing purposes.

         SECTION 9.2.7. CAPITAL EXPENDITURES. The Company will not (or apply to the Bankruptcy Court to do so), and will not permit any of its Subsidiaries to, make Adjusted Capital Expenditures in any Fiscal Year set forth below in an aggregate amount in excess of the sum of (a) the Base Amount set forth below opposite such Fiscal Year plus (b) in the case of Fiscal Year 2003 the Carryover
Amount applicable to such Fiscal Year:

                  Fiscal Year                       Base Amount
                  -----------                       -----------
                       2002                         $75,000,000
                       20                           $40,000,000

Notwithstanding the foregoing, not more than $31,000,000 in the aggregate of
Capital Expenditures in respect of ALPART during Fiscal Year 2002 and Fiscal
Year 2003 may be financed, directly or funded indirectly, by the Obligors;
provided that the foregoing shall not be deemed to limit clause (ii) of Section
9.2.20. The `Carryover Amount' applicable to Fiscal Year 2003 is equal to (i)
the Base Amount applicable to 2002 Fiscal Year minus (ii) the aggregate amount of Adjusted Capital Expenditures which were actually made by the Company and its
Subsidiaries during the 2002 Fiscal Year; provided, however, that the Carryover
Amount shall not exceed $25,000,000.

         SECTION 9.2.8. RENTAL OBLIGATIONS. The Company will not (or apply to the Bankruptcy Court to do so), and will not permit any of its Subsidiaries to
(or permit any of its Subsidiaries to apply to the Bankruptcy Court to do so), enter into at any time any arrangement which does not create a Capitalized Lease
Liability and which involves the leasing by the Company or any of its
Subsidiaries for terms which exceed, or when added to the term of any extension which may be made at the sole option of the Company or any such Subsidiary might exceed, one year from any lessor of any Property (or any interest therein), except such arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Company and its Subsidiaries on a consolidated basis (excluding escalations resulting from a rise in the consumer price or similar index) in excess, for any Fiscal Year of $45,000,000; provided, however, that any calculation made for purposes of this Section 9.2.8 shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges.

         SECTION 9.2.9. TAKE OR PAY CONTRACTS. The Company will not (or apply to the Bankruptcy Court to do so), and will not permit any of its Subsidiaries to
(or permit any of its Subsidiaries to apply to the Bankruptcy Court to), enter into or be a party to any arrangement for the purchase of materials, supplies, other Property, or services if such arrangement by its express terms requires that payment be made by the Company or such Subsidiary regardless of whether such materials, supplies, other Property, or services are delivered or furnished to it, except those set forth in Item 9 ("Take or Pay and Similar Contracts") of the Disclosure Schedule.

         SECTION 9.2.10. CONSOLIDATION, MERGER, ETC. The Parent Guarantor and
the Company will not (or apply to the Bankruptcy Court to do so), and will not permit any of their Subsidiaries to (or permit any of its Subsidiaries to apply to the Bankruptcy Court to), liquidate or dissolve, consolidate with, or merge into or with, any other corporation, except that if no Default or Event of
Default shall occur and be continuing or shall exist at the time of any such merger or consolidation or immediately thereafter and after giving effect thereto,

         (a) any Subsidiary of the Company may liquidate or dissolve into or may merge or consolidate with or into the Company if the Company is the surviving corporation;

         (b) any Subsidiary of the Company may liquidate or dissolve into or may merge or consolidate with or into any wholly-owned Subsidiary of the Company that is an Obligor if the Obligor is the surviving corporation;

         (c) any Subsidiary of the Company that is not an Obligor may liquidate or dissolve or merge or consolidate with or into any other Subsidiary of the
Company that is not an Obligor;

         (d) the Parent Guarantor may, with the prior written consent of the
Required Lenders, merge with and into the Company and, provided that the Parent
Guarantor shall assume all of the Obligations of the Company under this
Agreement and the other Loan Documents, the Company may, with the prior written consent of the Required Lenders, merge with and into the Parent Guarantor; and

         (e) the Company and its Subsidiaries may engage in Asset Dispositions permitted by Section 9.2.11.

Notwithstanding the foregoing, neither the Company nor any Subsidiary may engage in any such transaction unless at least five (or, in the case of any such transaction involving the Company or any other Obligor, 30) Business Days prior thereto, or such shorter period as shall be acceptable to the Agent, the Company shall have delivered to the Agent a description of the proposed transaction, in reasonable detail, and a certificate signed by an Authorized Officer certifying that such transaction will not result in a Default or an Event of Default.

         SECTION 9.2.11. ASSET DISPOSITIONS. The Parent Guarantor and the
Company will not (or apply to the Bankruptcy Court to do so), and will not permit any of their Subsidiaries to (or permit any of its Subsidiaries to apply to the Bankruptcy Court to), make any Asset Disposition, other than the following:

         (a) the Company and its Subsidiaries may dispose of cash or Cash
Equivalent Investments;

         (b) subject to Section 9.2.18 and Section 9.2.20, the Company or any
wholly-owned Subsidiary of the Company may dispose of its assets to the Company or any wholly-owned Subsidiary of the Company;

         (c) the Company and its Subsidiaries may dispose of Inventory in the ordinary course of business;

         (d) the Company and its Subsidiaries may license technology or know-how on a nonexclusive basis in the ordinary course of business;

         (e) ALPART or VALCO may dispose of any of their respective assets for fair value;

         (f) the Company and its Subsidiaries may dispose of assets with a fair market value of less than $250,000 (in a single transaction or related series of transactions) in the ordinary course of business;

         (g) the Company or any of its Subsidiaries may dispose of any of its assets in connection with the leaseback of such assets by the Company or any of its Subsidiaries, provided that such leaseback is otherwise permitted hereunder and such Asset Disposition occurs not later than twelve months after such assets are placed in service;

         (h) transfers of Property permitted by Section 9.2.12 and Section
9.2.18;

         (i) if no Default or Event of Default shall have occurred and be continuing or shall occur after giving effect thereto, the Company and its
Subsidiaries may dispose of assets, in addition to those dispositions permitted in clauses (a) through (h) above; provided the fair market value of the assets disposed of pursuant to this Section 9.2.11(i) does not exceed $25,000,000 in any Fiscal Year;

Notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries to, take any action which would require an "Asset Sale Offer"
(under and as defined in the Subordinated Indenture) to be made pursuant to
Section 5.16(b) of the Subordinated Indenture or to violate the provisions of
Section 5.12 of the Subordinated Indenture, any similar provisions of the New
Subordinated Indentures, any similar provision of the New Senior Indenture or the Additional New Senior Indentures or Section 4.12 of the Senior Indenture. In
addition, notwithstanding the foregoing, the Company will not, and will not permit any of its Subsidiaries, to make any Asset Disposition of Accounts (other than pursuant to Section 9.2.12) or any Asset Disposition of any other Property if, after giving effect to such Asset Disposition, the Revolving Credit
Outstandings immediately following such Asset Disposition will exceed the
Borrowing Base.

         SECTION 9.2.12. SALE OR DISCOUNT OF RECEIVABLES. The Company will not
(or apply to the Bankruptcy Court to do so), and will not permit any of its
Subsidiaries to (or permit any of its Subsidiaries to apply to the Bankruptcy
Court to), directly or indirectly, sell, sell with recourse, discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable; provided, however, that the Company and its Subsidiaries may sell, sell with recourse, discount or otherwise sell for less than the face value thereof, to any Lender or Lenders, (a) any accounts receivable arising in connection with any sale of product for delivery outside the United States which accounts receivable are secured by a letter of credit provided the discount on such accounts receivable secured by a letter of credit is not greater than that necessary to reflect the time value of money and (b) any notes or accounts receivable arising in connection with any sale of product for delivery in the
Commonwealth of Independent States provided the aggregate amount of all such accounts receivable does not exceed $10,000,000 in any calendar month.

         SECTION 9.2.13. RESTRICTIONS ON ACTIONS UNDER CERTAIN AGREEMENTS.
Neither the Parent Guarantor nor the Company will

         (a) consent to any amendment, supplement, or other modification of any of the terms or provisions contained in, or applicable to, any document or instrument evidencing or governing any Subordinated Debt, any New Senior Debt, any Additional New Senior Debt or any Senior Debt;

         (b) designate any other Indebtedness as "Specified Senior Debt" under the Subordinated Indenture or the New Subordinated Indentures or designate or permit any Subsidiary of the Company to designate any other Indebtedness of such
Subsidiary as "Guarantor Specified Senior Debt" under the Subordinated Indenture or the New Subordinated Indentures;

         (c) take, or permit any of its Subsidiaries to take any action, or permit, or allow any of its Subsidiaries to permit, to exist any condition, which in any such case would require (i) the Company to cause any of its present or future Subsidiaries (other than KAAC, AJI, KMH, KSM, Texas Holdings, Texas
Sierra, Kaiser Bellwood, KFC, and KJC, and except as otherwise provided in clauses (b) and (c) of Section 9.1.10), or which would directly require any such
Subsidiary, to guarantee or otherwise become liable in respect of any
Subordinated Debt, New Senior Debt, Additional New Senior Debt or Senior Debt,
or (ii) the Company or any Subsidiary of the Company to provide collateral security in respect of any Subordinated Debt, New Senior Debt, Additional New
Senior Debt or Senior Debt;

         (d) make any offer to prepay, redeem, defease or repurchase any
Subordinated Debt, New Senior Debt, Additional New Senior Debt or Senior Debt;
and

         (e) consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any document or instrument evidencing or governing the Parent Guarantor Preferred Stock (or depositary shares in respect thereof) if such amendment, supplement or other modification would have a Materially Adverse Effect.

         SECTION 9.2.14. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer, or permit to exist any transaction, arrangement, or contract with any Affiliate of the Company (other than the Company, its Subsidiaries which are not Restricted
Subsidiaries, Joint Venture Affiliates, and any Subsidiary of a Joint Venture
Affiliate in which neither the Parent Guarantor, MAXXAM nor any Affiliate of either thereof (other than the Company, its Subsidiaries which are not
Restricted Subsidiaries, or any Joint Venture Affiliate) has any equity interest other than through a direct or indirect ownership interest in the Company)
requiring, constituting or involving any payments or other transfers of Property to be made by the Company or any Subsidiary to or for the benefit of, or pursuant to which the Company or any of its Subsidiaries incurs a Contingent
Liability in respect of any obligation of, or incurs a contractual obligation for the benefit of, any Affiliate of the Company (other than Persons described in the previous parenthetical of this sentence).

         Notwithstanding the foregoing provisions of this Section 9.2.14, to the extent permitted by the Bankruptcy Code or orders of the Bankruptcy Court and, to the extent applicable, Section 9.2.20, (a) directors, officers, and employees of the Company and its Subsidiaries may render services to the Company and its
Subsidiaries which are not Restricted Subsidiaries for compensation and other benefits comparable to those generally paid by corporations engaged in the same or similar businesses for the same or similar services; (b) the transactions provided for in, and the loan evidenced by, the KT Note shall be permitted; (c)
the performance of the Tax Allocation Agreement, the Deconsolidation Tax
Allocation Agreement and the Transfer Agreement shall be permitted, except that the Company shall not be permitted to make any cash payments to MAXXAM or any other Affiliate pursuant to the Tax Allocation Agreement but MAXXAM may offset amounts owing to it under the Tax Allocation Agreement against amounts owed by
MAXXAM under the Tax Allocation Agreement and the Company may make cash payments to MAXXAM pursuant to the Tax Allocation Agreement if such payments are required as a result of any audit of the tax returns of MAXXAM and such payments do not exceed the payments made by MAXXAM to the Company, subsequent to the date hereof, pursuant to the Tax Allocation Agreement; (d) the Company may make payments to MAXXAM for any Fiscal Year in respect of (i) services actually rendered to the Company during such Fiscal Year by employees of MAXXAM, and (ii)
the Company's allocable share of MAXXAM's overhead expenses during such Fiscal
Year which are attributable to employees of the Company who are located at
MAXXAM's corporate headquarters, provided that the charges for such services are fully documented and that the aggregate amount of such payments made by the
Company to MAXXAM for any Fiscal Year does not exceed the aggregate amount of payments made to the Company by MAXXAM for similar purposes for any Fiscal Year by more than $2,250,000; (e) subject to Section 9.2.10, a merger or other combination between the Company and the Parent Guarantor shall be permitted; (f)
Distributions permitted by Section 9.2.6 shall be permitted; (g) transactions between ALPART or VALCO and Persons who own an equity interest in ALPART or
VALCO shall be permitted; (h) continuation of performance under agreements entered into with Persons who were not then Affiliates shall be permitted (but excluding, however, any renegotiation, extension, or modification of such agreements after such Person has become, or is anticipated to become, an
Affiliate), provided that such agreement was not entered into in connection with or in anticipation of such Person becoming an Affiliate of the Company; (i)
payments of legal fees and expenses to a law firm of which an Affiliate of the
Company is a member shall be permitted; (j) the Company may provide services and facilities to the Parent Guarantor in connection with activities of the Parent
Guarantor that are permitted by the first sentence of Section 9.2.1 in exchange for payment of its actual costs (allocated in good faith where appropriate) of providing such services and facilities; and (k) any amendment to the KT Note that extends the maturity thereof or reduces the interest rate thereon shall be permitted.

         For purposes of this Section 9.2.14, the term "Affiliate" shall not be deemed to include employee benefit plans, and trusts in connection therewith, for the benefit of employees of the Company and its Subsidiaries.

         SECTION 9.2.15. NEGATIVE PLEDGES, ETC. The Parent Guarantor and the
Company will not (or apply to the Bankruptcy Court to do so), and will not permit any of their Subsidiaries (other than ALPART and VALCO) to (or permit any of its Subsidiaries to apply to the Bankruptcy Court to), enter into any agreement (excluding this Agreement, any other Loan Document, and any agreement governing any Indebtedness permitted either by clause (a)(iii) of Section 9.2.2 as in effect on the Effective Date, or by clause (b)(xvi) of Section 9.2.2 as to the assets financed with the proceeds of such Indebtedness) (a) prohibiting the creation or assumption of any Lien securing the Obligations of the Company and its Subsidiaries upon its Properties, revenues, or assets which constitute
Collateral, or over any properties, revenues, or assets which, if acquired after the Effective Date would be required to be subjected to a Lien in favor of the
Agent pursuant to Section 9.1.10 or 9.1.11 or over any other real property owned in fee by the Company or any such Subsidiary on the Effective Date, or (b)
specifically prohibiting the Parent Guarantor, the Company, or any other Obligor from amending or otherwise modifying this Agreement or any other Loan Document to which it is a party.

         SECTION 9.2.16. SALE-LEASEBACK TRANSACTIONS. The Company will not (or apply to the Bankruptcy Court to do so), and will not permit any of its
Subsidiaries to (or permit any of its Subsidiaries to apply to the Bankruptcy
Court to), directly or indirectly, become liable as lessee or guarantor or other surety with respect to any lease (whether an operating or capital lease) of any
Property, whether now owned or hereafter acquired, (a) which the Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person or (b) which the Company or any of its Subsidiaries intends to use for substantially the same purpose as any other Property which has been or is to be sold or transferred by the Company or such Subsidiary to any Person in connection with such lease, except (i) any Capitalized Lease Liabilities permitted under Section 9.2.2 or (ii) any consolidated lease expense resulting therefrom that would be permitted under Section 9.2.8.

         SECTION 9.2.17. CHANGE OF LOCATION OR NAME. Each of the Parent
Guarantor and the Company will not (or apply to the Bankruptcy Court to do so), nor will either permit any Secured Guarantor to (nor will either permit any
Secured Guarantor to apply to the Bankruptcy Court to), change

         (a) the location of its principal place of business, chief executive office, major executive office, chief place of business, or its records concerning its business and financial affairs; or

         (b) its name or the name under or by which it conducts its business, or

         (c) its jurisdiction of organization;

in each case without first giving the Agent at least 30 days, or such shorter period as shall be acceptable to the Agent, prior written notice thereof and taking any and all actions which the Agent may request to maintain and preserve all Liens in favor of the Agent granted pursuant to the Collateral Documents;
provided, however, that notwithstanding the foregoing, each of the Parent
Guarantor and the Company will not, and will not permit any such Secured
Guarantor to, change the location of its principal place of business, chief executive office, chief place of business, or its records concerning its business and financial affairs

                  (i) to Louisiana or Tennessee, or

                  (ii) from the contiguous continental United States to any
            place outside the contiguous continental United States.

         SECTION 9.2.18. INTERCOMPANY TRANSFERS OF PROPERTY. The Parent
Guarantor and the Company will not (or apply to the Bankruptcy Court to do so), and will not permit any Obligor to (or permit any Obligor to apply to the
Bankruptcy Court to), transfer or cause to be transferred, in one or a series of related transactions any Property of the Parent Guarantor, the Company or any
Obligor to any Subsidiary of the Company or to any Joint Venture Affiliate
except, subject to compliance with Sections 9.2.20 and 9.2.7,:

                  (i) any Obligor may transfer, and pay for, goods, services, working capital and technology (other than Accounts) to Subsidiaries of the Company and Joint Venture Affiliates in the ordinary course of business and may license technology or know-how to Subsidiaries of the Company and Joint Venture Affiliates in the ordinary course of business; provided, in each case, that after giving effect to such transfer the Revolving Credit Outstandings immediately following such transfer will not exceed the Borrowing Base;

                  (ii) any Obligor may transfer Property (other than cash and
            Accounts and Eligible Fixed Assets) to Subsidiaries and Joint
            Venture Affiliates, provided that such transfer is made in exchange for cash in an amount equal to the fair market value of such
            Property;

                  (iii) any Obligor may transfer Property (other than Accounts)
            to (a) the Company or any Secured Guarantor or (b) to an Obigor to
            the extent permitted by Sections 9.2.7 or 9.2.20.;

                  (iv) the use of the proceeds of Indebtedness incurred by the
            Company, KJC, AJI and KAAC by ALPART, QAL and VALCO pursuant to
            Section 9.2.2(b)(iii);

                  (v) transfers of capital stock or other equity interests to the issuer of such capital stock or other equity interests such that immediately after giving effect to such transfer and related transfers, the proportional beneficial ownership by the transferor of the class of capital stock or equity interests so transferred is not reduced;

                  (vi) Investments permitted by Sections 9.2.5(f), 9.2.5(n) and
            9.2.5(q);

                  (vii) other transfers of Property (other than Accounts);
            provided that the aggregate amount thereof (if other than cash, such amount shall be the fair market value of such asset at the time of such transfer), less the aggregate amount of such Property returned to the Company or any Obligor (if returned other than in cash, the amount of such Property shall be the fair market value thereof at the time so returned), does not exceed, in the aggregate
            $25,000,000; and

                  (viii) the Company and its wholly-owned Subsidiaries may
            transfer the capital stock or other ownership interest of any of their respective wholly-owned Subsidiaries to the Company or any of its wholly-owned Subsidiaries; provided, however, that (a) the capital stock or other ownership interest of an Obligor shall be transferred only to the Company or a Secured Guarantor, (b) the capital stock or other ownership interest of a Domestic Subsidiary of the Company shall be transferred only to the Company or another
            Secured Guarantor and (c) the capital stock or other ownership interest of a Subsidiary that is pledged to the Agent on behalf of the Lenders shall be transferred only to the Company or a Secured
            Guarantor.

         SECTION 9.2.19. INCONSISTENT AGREEMENTS. The Parent Guarantor and the
Company will not, and will not permit any of its Subsidiaries to, enter into any material agreement containing any provision which would be violated or breached by any Credit Extension or by the performance by the Parent Guarantor or the
Company or any other Obligor of its obligations hereunder or under any Loan
Document.

         SECTION 9.2.20. ADDITIONAL INVESTMENTS IN PERSONS OTHER THAN DEBTORS.
Notwithstanding anything to the contrary contained in Sections 9.2.2, 9.2.5 and
9.2.18 hereof, the Company and the Parent Guarantor shall not (or apply to the
Bankruptcy Court to do so), and will not permit any Guarantor to (or permit any
Guarantor to apply to the Bankruptcy Court to), make any cash Investments in, or incur any Contingent Liabilities to pay the Indebtedness of, any Person other than a Debtor except (i) Investments and Contingent Liabilities to the extent reflected in the Financial Forecast, (ii) other Investments made in, or
Contingent Liabilities incurred on behalf of, QAL, ALPART, Anglesey or VALCO in an amount not to exceed $10,000,000 per annum (so long as, after giving effect to any Investment made or Contingent Liability incurred pursuant to this clause
(ii), an Event of Cash Dominion shall not have occurred and be continuing by reason thereof), and (iii) Investments in or Contingent Liabilities in respect of Kaiser Aluminum and Chemical of Canada Limited for the purpose of Capital
Expenditures not to exceed $5,000,000 per annum, in each case to the extent permitted under Section 9.2.7.

         SECTION 9.2.21. CURRENCY HEDGE AGREEMENTS. Other than a Currency Hedge
Agreement constituting a Bank Product, the Company will not enter into any
Currency Hedge Agreement containing any provision that permits the provider thereunder to terminate the Currency Hedge Agreement, or to liquidate or close-out any obligations thereunder, solely as a result of the occurrence of any Default under this Agreement unless the Agent, as a result of such Default and upon the direction of the Required Lenders, shall have declared all of the outstanding principal amount of the Loans and other Obligations under the Credit
Agreement and the other Loan Documents to be due and payable.

         SECTION 9.2.22. CHAPTER 11 CLAIMS. Neither the Parent Guarantor nor the
Company nor any Secured Guarantor shall incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other Superpriority
Claim or lien which is pari passu with or senior to the claims, as the case may be, of the Agent and the Lenders against the Company and the Secured Guarantors hereunder, or apply to the Bankruptcy Court for authority so to do, except for the Carve-Out.

         SECTION 9.2.23. ORDERS. Neither the Parent Guarantor, the Company nor
any Secured Guarantor shall at any time seek, consent to or suffer to exist any modifications, stay, vacation or amendment of the Interim Order or the Final
Order except for any modifications and amendments agreed to in writing by Agent, with the consent of the Required Lenders.

         SECTION 9.2.24. COMPANY INVESTMENT OR DISTRIBUTION TO PARENT GUARANTOR.
Notwithstanding anything to the contrary contained herein, the Company shall be permitted to make Investments in, or Distributions to, the Parent Guarantor in
an aggregate amount not to exceed $550,000 in each Fiscal Year.

                                   ARTICLE X

                                EVENTS OF DEFAULT

         SECTION 10.1. LISTING OF EVENTS OF DEFAULT. Each of the following events or occurrences described in this Section 10.1 shall constitute an "Event of Default".

         SECTION 10.1.1. NON-PAYMENT OF OBLIGATIONS. The Company shall default in the payment or prepayment when due of any principal of or interest on any
Loan or Reimbursement Obligation; or the Company shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any commitment or letter of credit fee payable hereunder.

         SECTION 10.1.2. BREACH OF WARRANTY. Any representation, warranty, or certification of the Parent Guarantor, the Company, or any other Obligor made or deemed to be made hereunder or in any other Loan Document to which it is or is to become a party or any other writing or certificate furnished by or on behalf of the Parent Guarantor, the Company, or any other Obligor to the Agent or any
Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article
VII) is or shall be incorrect when made in any material respect.

         SECTION 10.1.3. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS.
The Parent Guarantor, the Company, or any Obligor shall default in the due performance and observance of any of its respective obligations under Sections
3.3.2(b) and (c), 9.2.2(b)(x), 9.2.4, 9.2.6, 9.2.7 of this Agreement; or the
Parent Guarantor, the Company or any Obligor shall default in the due performance and observance of any of its respective obligations under Section
9.2.20 and such default shall continue unremedied for a period of five days.

         SECTION 10.1.4. NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS.
The Parent Guarantor, the Company, or any other Obligor shall default in the due performance and observance of any of its respective obligations under

         (a) Section 9.2 (other than Sections 9.2.2(b)(x), 9.2.4, 9.2.6, 9.2.7 and 9.2.20), 9.1.4, or 9.1.9 or clause (a) of Section 9.1.5 of this Agreement,
or

         (b) Section 6(e), 7(h), 7(i), 7(j), 7(l), 7(r), 7(u), 7(v), 7(w) or 12
of the Security Agreement,

and such default shall continue unremedied for a period of five days after written notice thereof shall have been given by the Agent to the Company.

         SECTION 10.1.5. NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. Any
Obligor shall default in the due performance and observance of any other agreement contained herein, or in any other Loan Document, any Hedging Agreement constituting a Bank Product or any Currency Hedge Agreement constituting a Bank
Product to which it is or is to become a party, and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given by the Company to the Agent or to the Company by the Agent.

         SECTION 10.1.6. DEFAULT ON OTHER INDEBTEDNESS. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 10.1.1) of the Guarantors, the Company, any of their
Subsidiaries, or any Joint Venture Affiliate having an aggregate principal amount in excess of $20,000,000 or, in the case of Indebtedness of Joint Venture
Affiliates, having an aggregate principal amount for which the Guarantors, the
Company, or any of their Subsidiaries is contingently liable in excess of
$20,000,000 and which Indebtedness in the case of the Guarantors, the Company or any of their Subsidiaries is incurred after the Petition Date; or a default shall occur in the performance or observance of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to permit the holder or holders thereof, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity; provided that any acceleration of Indebtedness of a Joint Venture Affiliate incurred prior to the
Petition Date but outstanding thereafter will not constitute an Event of Default hereunder to the extent the amount of such accelerated Indebtedness is reflected in the Financial Forecast and is either repaid or the repayment thereof is stayed by the Bankruptcy Court.

         SECTION 10.1.7. JUDGMENTS. A final judgment which, together with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $20,000,000 (to the extent such judgments are not covered by valid and collectible insurance from solvent unaffiliated insurers) shall be entered against the Company and/or any of its Subsidiaries and (a) within 30 days after entry thereof, judgments exceeding such amount shall not have been discharged, settled, bonded or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgments exceeding such amount shall not have been discharged, settled, bonded or execution thereof stayed or
(b) an enforcement proceeding shall have been commenced (and not discharged, settled, bonded or execution thereof stayed) by any creditor upon judgments exceeding such amount.

         SECTION 10.1.8. PENSION PLANS. A contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien against assets of any Controlled Group member under section 302(f) of ERISA in an amount in excess of $1,000,000, which failure has not been completely cured within 30 days of the applicable due date, unless such Lien is subordinate to the Agent's Security
Interest.

         SECTION 10.1.9. IMPAIRMENT OF CERTAIN DOCUMENTS. Except as otherwise expressly permitted in any Loan Document, any of the Fundamental Loan Documents
shall terminate or cease in whole or in part to be the legally valid, binding, and enforceable obligation of the relevant Obligor, or such Obligor or any
Person acting for or on behalf of such Obligor contests such validity, binding effect, or enforceability, or purports to revoke any Fundamental Loan Document, or any asset or item of Property purported to be secured by any Collateral
Document ceases to be so secured and continues not to be secured for ten
Business Days after written notice thereof has been given to such Obligor by the
Agent.

         SECTION 10.1.10. BANKRUPTCY CASES.

         (a) Any of the Bankruptcy Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or any Debtor shall file an application for an order dismissing any Bankruptcy Case or converting any
Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code; or an application shall be filed by any Debtor for the approval of any other superpriority administrative claim or Lien in any Bankruptcy Case (other than the Carve-Out) which is pari passu with or senior to the Superpriority Claims or
Liens of the Agent and/or any Lender against any Debtor, or there shall arise any such pari passu or senior superpriority administrative claim or lien (other than the Carve-Out).

         (b) The Bankruptcy Court shall enter an order or orders that are not vacated, reversed, rescinded or stayed pending appeal granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any Lien to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) in any assets of the Company or any other Debtor with a value equal to or in excess of $5,000,000; or an order shall be entered by the Bankruptcy Court granting relief from the automatic stay applicable under
Section 362 of the Bankruptcy Code to permit the creation, perfection or enforcement of any judgment, Lien, levy or attachment based on any judgment, whether or not such judgment arises from or gives rise to a pre-petition or post-petition claim with a value equal to or in excess of $5,000,000; or an order shall be entered by the Bankruptcy Court that is not stayed pending appeal otherwise granting relief from the automatic stay to any creditor of any Debtor
(other than the Agent and the Lenders in their capacities as such) with respect to any claim with a value equal to or in excess of $5,000,000; provided, however, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of (i) allowing such creditor to determine the liquidated amount of its claim against any Debtor; or (ii) seeking payment from a source other than any of any Debtor or any of their assets.

         (c) Any Debtor shall propose a Plan of Reorganization in any of the
Bankruptcy Cases which does not include a provision for termination of the
Revolving Commitments and indefeasible payment in full in cash of all
Obligations hereunder and under the other Loan Documents (including the cancellation and return of all Letters of Credit, delivery of cash collateral with respect to such Letters of Credit or the deposit with the Agent of a
Supporting Letter of Credit, in either case in an amount equal to the aggregate undrawn amount of such Letters of Credit) on or before the effective date of such Plan of Reorganization.

         (d) An order by the Bankruptcy Court shall be entered, or any Debtor shall file an application for an order, dismissing any Bankruptcy Case which does not require a provision for termination of the Revolving Commitments and indefeasible payment in full in cash of all Obligations hereunder and under the other Loan Documents (including the cancellation and return of all Letters of
Credit, delivery of cash collateral with respect to such Letters of Credit or the deposit with the Agent of a Supporting Letter of Credit, in either case in an amount equal to the aggregate undrawn amount of such Letters of Credit) prior to any such dismissal.

         (e) An order by the Bankruptcy Court shall be entered in or with respect to any of the Bankruptcy Cases or any Debtor shall file an application for an order with respect to any Bankruptcy Case, to revoke, reverse, stay, rescind, modify, vacate, supplement or amend the Interim Order or the Final
Order;

         (f) An application for any of the orders described in any or all of clauses (a), (b), (c), (d) or (e) above shall be made by a Person other than a
Debtor and such application is not contested by the Company and/or the Secured
Guarantors, as applicable, in good faith or the relief requested is granted in an order that is not vacated, reversed, rescinded or stayed pending appeal; or

         (g) (i) The Interim Order shall cease to be in full force and effect and the Final Order shall not have been entered prior to such cessation, or (ii)
the Final Order shall not have been entered by the Bankruptcy Court on or before the 45th day following the Petition Date, or (iii) from and after the date of entry thereof, the Final Order shall cease to be in full force and effect, or
(iv) a Debtor shall fail to comply in all material respects with the terms of the Interim Order or the Final Order, or (v) the Interim Order or the Final
Order shall be amended, supplemented, stayed, reversed, vacated or otherwise modified (or a Debtor shall apply for authority to do so); or

         (h) The Bankruptcy Court shall enter an order appointing a trustee in any of the Bankruptcy Cases or appointing a responsible officer or an examiner with powers beyond the duty to investigate and report, as set forth in section
1106(a)(3) and (4) of the Bankruptcy Code, in any of the Bankruptcy Cases.

         SECTION 10.2. ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default
shall occur for any reason, whether voluntary or involuntary, and be continuing, subject to compliance with any requirements of the Interim Order or the Final
Order, as applicable,

         (a) the Agent shall, upon the direction of the Required Lenders, without further order of, or application to, the Bankruptcy Court,

                  (i) by written notice to the Company declare the Commitments terminated, whereupon the Commitments of each Lender will thereupon terminate immediately and any fees payable hereunder shall become due and payable without notice of any kind;

                  (ii) by written notice to the Company declare all or any
            portion of the outstanding principal amount of the Loans and other
            Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment and the Company shall pay to the Agent in Dollars and immediately available funds an amount equal to the then aggregate Letter of Credit Outstandings in accordance with Section 5.7; or

                  (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; and

         (b) the Agent shall, upon the direction of the Required Lenders, and may, in its sole and absolute discretion, without further order of, or application, to the Bankruptcy Court,

                  (i) reduce the Revolving Commitment Availability or one or more of the elements thereof; and

                  (ii) decline to permit the issuance of additional Letters of
            Credit or the extension of the Stated Expiry Date of any outstanding
            Letter of Credit.

         (c) subject only to any limitations in the Interim Order or Final
Order, as applicable, all stays and injunctions, including the automatic stay pursuant to Bankruptcy Code section 362, shall be vacated and terminated to the extent necessary to permit the Agent and the Lenders full exercise of all of their rights and remedies, including, without limitation, all of their rights and remedies with respect to the Debtors' property under all applicable bankruptcy and non-bankruptcy law.

Each and every right, power, and remedy provided herein or in any other Loan
Document shall be cumulative and shall be in addition to every other right, power, and remedy provided herein or in any other Loan Document or provided under applicable law.

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

         SECTION 11.1. APPOINTMENT; ACTIONS.

         (a) Each Lender hereby appoints Bank of America as its Agent under and for purposes of this Agreement, each of the other Loan Documents and the
Collateral Documents. Each Lender irrevocably authorizes, and each assignee of any Lender shall be deemed to authorize, the Agent to act on behalf of such
Lender under this Agreement, each of the other Loan Documents and the Collateral
Documents and, in the absence of other written instructions received from time to time by the Agent from the Required Lenders or, as required by the Credit
Agreement, the Required Lenders or all of the Lenders (with which instructions the Agent agrees that it will comply, except as otherwise provided in this
Section 11.1), each Lender irrevocably authorizes the Agent to take such actions on its behalf and to exercise such powers hereunder and thereunder as are in each case specifically delegated to or required of the Agent by the terms hereof or thereof, together with such powers as may be reasonably incidental thereto.
Each Lender agrees that no Lender shall have any right individually to seek to realize upon the security granted by or any guaranty provided by any Collateral
Document, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Lenders in accordance with the terms of this Agreement and the Collateral Documents.

         (b) The Agent shall not have by reason of this Agreement or any other
Loan Document a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. Notwithstanding the foregoing, the Lenders acknowledge that the Agent is authorized to exercise its discretion in taking certain actions and exercising certain powers under this Agreement, including determining which
Accounts and Inventory constitute Eligible Accounts and Eligible Inventory, and which assets constitute Eligible Fixed Assets, determining the Revolving
Commitment Availability pursuant to Section 10.2, and during the continuance of an Event of Cash Dominion, continuing to make Credit Extensions in accordance with and subject to the provisions of Section 7.4. Each Lender hereby irrevocably indemnifies and agrees to indemnify (which indemnity shall survive any termination of this Agreement) the Agent, and each of its officers, directors, employees and agents (collectively, the "Indemnified Persons"), pro rata according to such Lender's Percentage, from and against any and all liabilities, demands, judgments, obligations, losses, damages, claims, costs, or expenses of any kind or nature whatsoever (including those relating to the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, and the other Loan Documents) which may at any time be imposed on, incurred by, or asserted against, any of the Indemnified Persons in any way relating to or arising out of this Agreement, or any other Loan Document, including reasonable attorneys' fees and allocated costs of in-house counsel, and as to which the Agent is not reimbursed by the Company; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs, or expenses of any
Indemnified Person which have resulted from such Indemnified Person's gross negligence or willful misconduct. The Agent shall not be required to take any action, make any inquiry, or request any document hereunder, or under any other
Loan Document, or to prosecute or defend any suit in respect of this Agreement, or any other Loan Document, unless (i) if it has requested instructions from the
Lenders as to such action, it shall have received such instructions from the
Required Lenders (or, if required by this Agreement, all the Lenders or the
Required Lenders, as the case may be) and (ii) it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become inadequate, in the determination of the Agent, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given. The agreements in this clause (c) shall survive the termination of the Commitments and the Letters of
Credit and the repayment of the Loans and other Obligations.

         (c) The Agent hereby agrees that it will promptly give the Company notice of the occurrence of any of the following events: (i) the Revolving
Commitment Availability is less than $40,000,000 at any time; (ii) the Revolving
Commitment Availability is less than $50,000,000 for three consecutive Business
Days and (iii) provided no Default shall have occurred and be continuing, at any time after the giving of notice under clause (i) or (ii), the Revolving
Commitment Availability is greater than $50,000,000 for each Business Day during a period of three consecutive months. In addition, the Agent hereby agrees to advise the other Lenders on or prior to the notification of the other Lenders by the Agent of any Borrowing Request delivered during the continuance of an Event of Default in the event that it has determined to waive any of the conditions of
Section 7.4 during the continuance of such Event of Default.

         SECTION 11.2. FUNDING RELIANCE, ETC.

         (a) Unless the Agent shall have been notified by telephone and such notice shall have been confirmed in writing by any Lender by 5:00 p.m., San
Francisco time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such
Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Company a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Company severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Company to the date such amount is repaid to the Agent, at the interest rate(s) applicable at the time to Loans comprising such Borrowing in the case of the Company and at the daily average Federal Funds Rate in the case of any Lender.

         (b) Unless the Agent shall have been notified by telephone and such notice shall have been confirmed in writing by the Company by 5:00 p.m., San
Francisco time, on the day prior to the due date of any Obligation, that any
Obligor will not make the full amount of all payments scheduled to be made by it on such due date, the Agent may assume that such Obligor has made such amount available to the Agent and, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of such amount. If the Agent makes any such amount available to any Lender, but such amount was not in fact made available by or on behalf of such Obligor to the Agent on such due date, such
Lender shall pay to the Agent on demand the amount previously made available to such Lender, together with interest on such amount at the daily average Federal
Funds Rate for the number of days from and including the date on which such
Lender received such amount to the date on which such amount becomes immediately available to the Agent, and together with such other compensatory amounts as may be required to be paid by such Lender to the Agent pursuant to the Rules for
Interbank Compensation of the Council on International Banking or the
Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of the Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to the Agent by such Lender within two Business Days after the date on which such Lender is (i)
informed by the Agent that such amount was not made available to the Agent by or on behalf of such Obligor, and (ii) requested by the Agent to refund such amount to the Agent, then the Agent shall be entitled to recover on demand an amount calculated in the manner specified in the second preceding sentence of this clause (b) after substituting the term "Reference Rate" for the term "Federal
Funds Rate".

         SECTION 11.3. EXCULPATION.

         (a) No Indemnified Person shall be liable to any Lender for any action taken or omitted to be taken by such Indemnified Person under this Agreement or any other Loan Document or in connection herewith or therewith (except for such
Indemnified Person's own willful misconduct or gross negligence), nor responsible for any recitals, statements, representations or warranties herein or therein, nor for the effectiveness, genuineness, enforceability, validity, or due execution of this Agreement or any other Loan Document, nor for the creation, perfection, or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, condition, value, or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its obligations hereunder or under any other Loan Document. Each Indemnified Person shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which such Indemnified Person believes to be genuine and to have been presented by a proper Person, and shall not be liable to any Lender or any Obligor for the consequences of such reliance.

         (b) The Agent shall be deemed not to have knowledge of the occurrence of a Default or an Event of Default (other than, in the case of the Agent, an
Event of Default arising under Section 10.1.1), or any breach of any of the Loan
Documents unless, in each case, it shall have received written notice thereof from a Lender or from the Company. No Indemnified Person shall be responsible or liable for any shortage, discrepancy, damage, loss, or destruction of any part of the Collateral, wherever the same may be located and regardless of the cause thereof, unless the same shall happen through its own gross negligence or willful misconduct. No Indemnified Person shall, under any circumstances or any event whatsoever, have any liability for any error or omission or delivery of any kind made in the settlement, collection, or payment of any of the Collateral or of any instrument received in payment therefor or for any damage resulting therefrom other than as a result of its own gross negligence or willful misconduct.

         SECTION 11.4. SUCCESSORS. The Agent may resign as such at any time upon at least 30 days' prior written notice to the Company and all Lenders. If the
Agent at any time shall resign, the Required Lenders may appoint another Lender or a commercial banking institution organized under the laws of the United
States (or any state thereof) or a United States branch or agency of a foreign commercial banking institution, and having a combined capital and surplus of at least $500,000,000 as a successor Agent which shall thereupon become the Agent hereunder. If no successor Agent shall have been so appointed by the Required
Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be one of the
Lenders or one of such commercial banking institutions. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent and the retiring Agent shall be discharged from any further duties and obligations under or in connection with this Agreement and any Loan Document. In addition, in the event that Bank of America resigns as the
Agent, Bank of America shall be discharged from any duties and obligations under or in connection with this Agreement and any Loan Documents that were delegated to Bank of America by Business Credit in its capacity as Agent. After the resignation hereunder of a retiring Agent, the provisions of

         (a) this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

         (b) Sections 12.3 and 12.4 shall continue to inure to its benefit.

         SECTION 11.5. CREDIT EXTENSIONS BY THE AGENT. Bank of America and its
successor as Agent shall have the same rights and powers with respect to (a) the
Loans made by it or any of its Affiliates and (b) Letters of Credit issued (or participated in) by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. The terms "Lender" and "Lenders"
as used herein shall include the Agent in its individual capacity.

         SECTION 11.6. CREDIT DECISIONS. Each Lender acknowledges that it has, independently of the Agent, and each other Lender, and based on such Lender's review of the financial information of the Company and such other documents, information, and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agent, and each other Lender, and based on such other documents, information, and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 11.7. COPIES, ETC. The Agent shall give prompt written notice to each Lender of each notice or request required or permitted to be given to the Agent by any Obligor pursuant to the terms of this Agreement or any other
Loan Document (unless concurrently delivered to the Lenders by or on behalf of such Obligor pursuant to the terms hereof). The Agent will promptly distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Company for distribution to the Lenders by the Agent in accordance with the terms of this
Agreement and the other Loan Documents.

         SECTION 11.8. DESIGNATION OF ADDITIONAL AGENTS. Whenever the Agent
shall deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to the Collateral or the
Collateral Documents, or in the event that the Agent shall have been requested to do so by the Required Lenders, the Agent and to the extent necessary, the
Parent Guarantor and the Company, shall (and the Company shall cause each other
Obligor to) execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute another bank or trust company, or one or more Persons approved by the Agent, either to act as
Agent or agents with respect to all or any part of the Collateral, in any such case with such powers of the Agent as may be provided in such supplemental agreement, and to vest in such bank, trust company or Person as such Agent or separate trustee, as the case may be, any Property, title, right, or power of the Agent deemed necessary or advisable by the Agent.

         SECTION 11.9. CERTAIN RELEASES.

         (a) To the extent that the Agent becomes concerned that the exercise of any remedies or any action taken or omitted to be taken by it in connection with any Collateral shall subject it to the possibility of any liability, cost, or expense which it deems to be significant, arising under any law, rules, or regulations relating to hazardous or toxic wastes or materials, the Agent may, without liability to any Lender or other party to this Agreement or any other
Loan Document, or any other Person, decline to accept, abandon, forfeit, or release such Collateral regardless of any effect such declination, abandonment, forfeiture, or release may have upon the Lenders, or otherwise, if either (i)
the Agent is requested to decline to accept, abandon, forfeit, or release such
Collateral by the Required Lenders or (ii) the Agent is not, within 30 days after making a specific proposal therefor, specifically indemnified to its satisfaction by the Required Lenders or insured to its satisfaction by a third party or parties for any liability, costs, and expenses which might result therefrom.

         (b) In addition, if the Agent becomes concerned that the inclusion of certain Property in the Collateral is not in the best interests of the Agent or the Lenders, either because of potential adverse legal implications (including the potential effects of California's "one form of action", "anti-deficiency"
and related rules of law which may apply in connection with real property located in California) or potential liabilities, costs, or expenses which the
Agent deems to be significant that may be imposed upon a Person secured by such
Collateral, the Agent may, without liability to any Lender or other party to this Agreement or any other Loan Document, or any other Person, decline to accept, abandon, forfeit, or release such Collateral regardless of any effect such declination, abandonment, forfeiture, or release may have upon the Lenders or otherwise unless (i) the Agent is requested to do otherwise by the Required
Lenders and (ii) the Agent is, within 30 days after making a specific proposal therefor, specifically indemnified to its satisfaction by the Required Lenders or insured to its satisfaction by a third party or parties for any liability, costs, and expenses which might result therefrom.

         SECTION 11.10. APPROVAL OF LOAN DOCUMENTS. Each of the Lenders hereby approves the forms of the Security Agreement and the Subsidiary Guaranty and
hereby authorizes the Agent on its behalf to accept from the Company and the other Obligors, as the case may be, and, authorizes the Agent to execute and deliver as Agent, such Collateral Documents in such forms, with such changes, additions, or deletions as the Agent, in its sole and absolute discretion, may approve as necessary or appropriate to accomplish the purposes of such Loan
Documents. Each of the Lenders also authorizes the Agent to accept, or execute and deliver, such additional documents, in form and substance satisfactory to the Agent in its sole and absolute discretion, in connection with the initial
Borrowing or any subsequent Borrowing as the Agent, in its sole and absolute discretion, may approve as necessary or appropriate to accomplish the purposes of the Loan Documents. Each of the Lenders further authorizes the Agent, in its sole and absolute discretion, to approve the form and content of all certificates, opinions, collateral, financing statements, and other documents delivered to it at or in connection with the initial Borrowing or any subsequent
Borrowing as the Agent, in its sole and absolute discretion, may deem necessary or appropriate. Whenever the Agent is permitted to consent to any matter hereunder, the Agent shall have the right, in its sole discretion, to consult with any or all of the other Lenders prior to providing or refraining from providing any such consent.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         SECTION 12.1. WAIVERS, AMENDMENTS, ETC.

         (a) The provisions of this Agreement and of each other Loan Document may from time to time be amended or modified, if such amendment or modification is in writing and consented to by the Company or the Obligor(s) party thereto
(as the case may be) and the Required Lenders; and the provisions of this
Agreement may be waived by the Required Lenders or by the Agent acting with the consent of the Required Lenders; provided, however, that no such amendment, modification, or waiver which would:

                  (i) modify this Section 12.1, change the definition of
            "Required Lenders", increase any Revolving Commitment Amount, decrease the Availability Reserve or modify any requirement hereunder that any particular action be taken by all the Lenders, or the Required Lenders shall be effective unless consented to by each
            Lender;

                  (ii) increase the Percentage of any Lender, reduce any fees described in Article III payable to any Lender, or extend any
            Lender's Commitment Termination Date shall be made without the consent of such Lender;

                  (iii) extend the due date for, or reduce the amount of, any scheduled repayment of principal of or interest on any Loan or any
            Reimbursement Obligation, or reduce the principal amount of or rate of interest on any Loan or reduce the amount of any Reimbursement
            Obligation, shall be made without the consent of the Lender which made such Loan or participated in such Letter of Credit, or each
            Lender which issued or is participating in the Letter of Credit with respect to which such Reimbursement Obligation is owed, as the case may be;

                  (iv) release all, substantially all, or any material portion of the Collateral (except for releases in connection with
            dispositions of assets which are permitted hereunder or under any
            Loan Document, and releases which are required by the Collateral
            Documents) without the consent of Lenders holding at least 100% of the then aggregate outstanding principal amount of the Revolving
            Credit Outstandings or, if no such principal amount is then outstanding, Lenders having at least 100% of the Revolving
            Commitments;

                  (v) affect adversely the interests, rights, or obligations of the Agent qua Agent, shall be made without the consent of the
            Agent; or

                  (vi) modify any Letter of Credit or any Revolving L/C Request without the consent of the relevant Issuer Bank.

         (b) Notwithstanding the foregoing, during the continuance of an Event of Cash Dominion, the Agent may, at any time thereafter, in its sole and absolute discretion, continue to make Revolving Loans and Swingline Loans and instruct the applicable Issuer Bank to issue Letters of Credit in accordance with and subject to the provisions of Section 7.4.

         (c) No failure or delay on the part of the Agent, any Lender, any
Issuer Bank, or the holder of any of the Obligations in exercising any power, right, or remedy under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, or remedy preclude any other or further exercise thereof or the exercise of any other power, right, or remedy. No notice to or demand on the Company or any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender, any Issuer
Bank, or the holder of any of the Obligations under this Agreement or any other
Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         (d) Each of the Parent Guarantor and the Company hereby waives demand, presentment for payment, protest, notice of protest, notice of acceleration
(except as otherwise provided herein), or of intention to accelerate the maturity of any of the Loans, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments, or any changes in any of the terms, provisions, and covenants of this Agreement, or any other Loan Document, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any other Person under or in connection with this Agreement, or any other Loan Document whether before or after maturity.

         SECTION 12.2. NOTICES. Except as otherwise provided herein or in any other Loan Document, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile (followed promptly thereby by mailing of such notice or communication) and addressed, delivered, or transmitted to such party at its address, telex, or facsimile number set forth below its signature hereto, or set forth in the Assignee Agreement to be Bound pursuant to which such party became a party hereto, or at such other address, telex, or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if delivered by hand or if sent by mail or by overnight courier properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted
(answerback confirmed in the case of telexes).

         SECTION 12.3. PAYMENT OF COSTS AND EXPENSES. The Parent Guarantor and
the Company, jointly and severally, agree to pay on demand all expenses of the
Agent (including the reasonable fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the
Agent and the allocated costs of in-house counsel) in connection with

         (a) the negotiation, preparation, execution, and delivery of this
Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements, or other modifications to this
Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated,

         (b) the filing, recording, refiling, and rerecording of the Collateral
Documents (including financing statements or similar documentation) and all amendments, supplements, and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed, recorded, refiled, or rerecorded by the terms hereof or of the Collateral Documents, and
(c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Parent Guarantor and the Company, jointly and severally, further agree to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp, recording, or similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, the issuance of the Letters of Credit, or the execution and delivery of any other
Loan Documents. The Parent Guarantor and the Company, jointly and severally, also agree to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender (as well as all allocated costs of in-house counsel incurred by the Agent) in connection with the enforcement of any Obligations and to reimburse the Agent upon demand for all reasonable out-of-pocket expenses
(including attorneys' fees and legal expenses) and allocated costs of in-house counsel incurred by the Agent in connection with the negotiation of any restructuring or "work-out," whether or not consummated, of any Obligations. The
Parent Guarantor and Company shall jointly and severally reimburse Agent for the reasonable fees and out-of-pocket expenses related to a management consultant representing the Lenders, if the Required Lenders instruct the Agent to engage a consultant and for an appraisal of the Inventory, if the Required Lenders require such appraisal.

         SECTION 12.4. INDEMNIFICATION. In consideration of the execution and delivery of this Agreement by the Agent and each Lender, and the extension of the Commitments, the Company hereby indemnifies, exonerates, and holds the Agent
(in its capacity as the Agent) and each Lender and each of their respective officers, directors, employees, and agents (collectively, the "Indemnified
Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified
Liabilities" and, individually, an "Indemnified Liability"), incurred by the
Indemnified Parties or any of them as result of, arising out of, or relating to

         (a) any transaction or goods financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

         (b) the entering into, issuance, acceptance, or performance of or participation in this Agreement and any other Loan Document by any of the
Indemnified Parties (including any unsuccessful action brought by or on behalf of the Company or any other Obligor as the result of any determination by the
Required Lenders pursuant to Article VII not to make any Credit Extension);

         (c) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by the Parent Guarantor, the Company, or any of their Subsidiaries or Joint Venture Affiliates of all or any portion of the stock or assets of any Person, whether or not such Indemnified Party is party thereto;

         (d) any investigation, litigation, or proceeding related to any environmental cleanup, audit, compliance, or other matter relating to the protection of the environment or the Release by the Parent Guarantor, the
Company or any of their Subsidiaries or Joint Venture Affiliates of any
Hazardous Material; or

         (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging, or releases from, any real property owned or operated by the Parent Guarantor, the Company, or any of their
Subsidiaries or Joint Venture Affiliates of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses, or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary,

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the
Indemnified Liabilities which is permissible under applicable law. Each
Indemnified Party, as soon as reasonably practicable, shall notify the Agent of the commencement of any legal proceeding by any third Person under which any
Indemnified Liability might arise. The Agent shall notify the Company of any such commencement promptly after the Agent receives its notice. The Company shall have the option to participate in the defense of all claims under which any Indemnified Liability might arise, but the Company shall not have the option to compel any Indemnified Party to employ counsel of the Company's choosing.

         SECTION 12.5. SURVIVAL. The obligations of the Company under Sections
4.3, 4.4, 4.5, 4.6, 4.7, 12.3, and 12.4, and the obligations of the Lenders under Sections 4.8, 11.1 and 11.2, shall in each case survive any termination of this Agreement. The representations and warranties made by each Obligor in this
Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document notwithstanding any investigation.

         SECTION 12.6. SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 12.7. HEADINGS. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 12.8. EXECUTION IN COUNTERPARTS, EFFECTIVENESS, ETC. This
Agreement may be executed by the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date (the "Effective
Date") when counterparts hereof executed on behalf of the Parent Guarantor, the
Company, the Agent, and each Lender (or notice thereof satisfactory to the
Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company, and each Lender.

         SECTION 12.9. GOVERNING LAW; SUBMISSION TO JURISDICTION.

         (a) IN THE EVENT OF A CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND
THE FINAL ORDER OR INTERIM ORDER, AS APPLICABLE, THE FINAL ORDER OR INTERIM
ORDER, AS APPLICABLE, SHALL CONTROL. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT
(EXCEPT TO THE EXTENT THAT SUCH OTHER LOAN DOCUMENT CONTAINS A CONTRARY EXPRESS
CHOICE OF LAWS PROVISION) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO
SUCH LAWS RELATING TO CONFLICTS OF LAWS TO THE EXTENT NOT PREEMPTED BY FEDERAL
BANKRUPTCY LAWS, PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS
ARISING UNDER FEDERAL LAW.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR
ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE BANKRUPTCY COURT OR, IF A
BANKRUPTCY CASE IS DISMISSED, OR WITH RESPECT TO ANY DEBTOR WHICH IS NO LONGER
SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, IN THE FEDERAL DISTRICT
COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF
THIS AGREEMENT, EACH OF THE DEBTORS, THE AGENT AND THE LENDERS CONSENTS, FOR
ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF SUCH COURTS. EACH
OF THE DEBTORS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION,
INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM
NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION
OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT
RELATED HERETO.

         (c) UNTIL SUCH TIME AS THE AGENT AND THE LENDERS SHALL HAVE RECEIVED
FINAL PAYMENT OF THE FULL AMOUNT OF ALL OBLIGATIONS AND PERFORMANCE OF ALL
OBLIGATIONS, AND ALL LETTERS OF CREDIT SHALL HAVE EXPIRED, THE PARENT GUARANTOR
AND THE COMPANY HEREBY IRREVOCABLY DESIGNATE AND APPOINT KRAMER LEVIN, NAFTALIS
& FRANKEL LLP CURRENTLY LOCATED AT 919 THIRD AVENUE, NEW YORK, NEW YORK
10022 (ATTENTION: HOWARD A. SOBEL), AS THEIR AGENT TO ACCEPT AND ACKNOWLEDGE ON
THEIR BEHALF ANY AND ALL PROCESS WHICH MAY BE SERVED IN CONNECTION WITH ANY
SUIT, ACTION, OR PROCEEDING OF THE NATURE REFERRED TO IN THE PRECEDING
PARAGRAPH. THE PARENT GUARANTOR AND THE COMPANY EACH HEREBY ACKNOWLEDGE THAT, TO
THE FULLEST EXTENT PERMITTED BY LAW, SUCH SERVICE SHALL BE EFFECTIVE AND BINDING
SERVICE ON IT IN EVERY RESPECT REGARDLESS OF WHETHER IT SHALL BE DOING OR SHALL
HAVE AT ANY TIME DONE BUSINESS IN THE STATE OF NEW YORK.

         (d) THE PARENT GUARANTOR AND THE COMPANY HEREBY AGREE TO TAKE ANY AND
ALL ACTION THAT MAY BE NECESSARY TO ENSURE THAT AT ALL TIMES DURING THE TERM OF
THIS AGREEMENT THERE SHALL BE AN AGENT IN NEW YORK DESIGNATED AND APPOINTED BY
THEM FOR THE PURPOSE DESCRIBED ABOVE, TO MAINTAIN SUCH DESIGNATION AND
APPOINTMENT OF SUCH AGENT IN FULL FORCE AND EFFECT FOR THE TERM OF THIS
AGREEMENT, AND TO DELIVER PROMPTLY TO THE AGENT AT SUCH TIMES AS THE AGENT MAY
REQUEST EVIDENCE IN WRITING OF SUCH AGENT'S ACCEPTANCE OF SUCH APPOINTMENT.

         (e) THE PARENT GUARANTOR AND THE COMPANY HEREBY CONSENT TO PROCESS
BEING SERVED IN ANY SUIT, ACTION, OR PROCEEDING OF THE NATURE REFERRED TO ABOVE
EITHER (I) BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL,
POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO ITS RESPECTIVE ADDRESS SHOWN BELOW
ITS SIGNATURE HERETO OR (II) BY SERVING A COPY THEREOF UPON THE PERSON SPECIFIED
ABOVE AS THE AUTHORIZED AGENT FOR SERVICE OF PROCESS FOR THE PARENT GUARANTOR
AND THE COMPANY (TO THE EXTENT PERMITTED BY APPLICABLE LAW, REGARDLESS OF
WHETHER THE APPOINTMENT OF SUCH AGENT FOR SERVICE OF PROCESS FOR ANY REASON
SHALL PROVE TO BE INEFFECTIVE OR SUCH AGENT FOR SERVICE OF PROCESS SHALL ACCEPT
OR ACKNOWLEDGE SUCH SERVICE); PROVIDED, HOWEVER, THAT, TO THE EXTENT LAWFUL AND
PRACTICABLE, WRITTEN NOTICE OF SAID SERVICE UPON SAID AGENT SHALL BE MAILED BY
REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO THE
PARENT GUARANTOR OR THE COMPANY, AS APPLICABLE, AT ITS RESPECTIVE ADDRESS SHOWN
BELOW ITS SIGNATURE HERETO. THE PARENT GUARANTOR AND THE COMPANY AGREE THAT SUCH
SERVICE, TO THE FULLEST EXTENT PERMITTED BY LAW, (I) SHALL BE DEEMED IN EVERY
RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION, OR
PROCEEDING AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON
AND PERSONAL DELIVERY TO IT. NOTHING HEREIN SHALL AFFECT EITHER THE AGENT'S OR
ANY BANK'S RIGHT TO SERVE PROCESS IN OR TO BRING PROCEEDINGS AGAINST THE PARENT
GUARANTOR OR THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

         SECTION 12.10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

         (a) neither the Parent Guarantor nor the Company may assign or transfer their rights or obligations hereunder without the prior written consent of the
Agent and all Lenders; and

         (b) the rights of sale, assignment, and transfer of the Lenders are subject to Section 12.11.

         SECTION 12.11. SALE AND TRANSFER OF CREDIT EXTENSIONS AND COMMITMENTS;
PARTICIPATIONS IN CREDIT EXTENSIONS AND COMMITMENTS. Each Lender may assign, or sell participations in, its Credit Extensions and Commitments to one or more other Persons in accordance with this Section 12.11.

         SECTION 12.11.1. ASSIGNMENTS. Any Lender,

         (a) with the written consents of the Agent (which consent shall not be unreasonably delayed or withheld) may at any time assign and delegate to one or more Affiliates of such Lender (if such Lender is not to remain liable for the performance of its Affiliate's obligations hereunder or under any other applicable Loan Document),

         (b) with the written consent of the Agent (which consent may be withheld for any reason) may at any time assign and delegate to one or more other banks, savings and loan associations, commercial finance companies and other similar financial institutions, and

         (c) with written notice to the Company and the Agent, but without the consent of the Company or the Agent, may assign and delegate to any other Lender or to one or more Affiliates of such Lender (if such Lender remains liable for the performance of its Affiliate's obligations hereunder and under any other applicable Loan Document)

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Credit
Extensions and Revolving Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Credit
Extensions and Commitments); provided, however, that the aggregate principal amount of the portion of the Revolving Commitment so assigned to any Assignee
Lender shall be not less than $10,000,000, unless such assignment covers all of such Lender's interests and obligations hereunder and under the Loan Documents;
and provided, further, that any such Assignee Lender will comply, if applicable, with the provisions contained in clause (b) of Section 4.6; and provided, further, that the Parent Guarantor, the Company, each other Obligor and the
Agent shall be entitled to continue to deal solely and directly with such assigning Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (i) written notice of such assignment and delegation, together with payment instructions, addresses, and related information with respect to such Assignee Lender, shall have been given to the
            Company and the Agent by such Lender and such Assignee Lender,

                  (ii) such Assignee Lender shall have executed and delivered to the Company and the Agent an Assignee Agreement to be Bound,
            accepted by the Agent, and

                  (iii) the processing fees described below shall have been
            paid.

From and after the date that the Agent accepts such Assignee Agreement to be
Bound (subject to clauses (a) and (b) above), (A) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such
Assignee Lender pursuant to such Assignee Agreement to be Bound, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (B) the assigning Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it pursuant to such Assignee
Agreement to be Bound, shall be released from its obligations which are not then due and payable hereunder and under the other Loan Documents. Accrued interest, and accrued fees, in respect of the rights and obligations that have been assigned, shall be paid as provided in the Assignee Agreement to be Bound.
Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such assigning Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Assignee Agreement to be Bound in the amount of $3500. Any attempted assignment and delegation not made in accordance with this Section 12.11.1 shall be null and void.

         SECTION 12.11.2. PARTICIPATIONS. Any Lender may at any time sell to one or more financial institutions (each of such financial institutions being herein called a "Participant") participating interests in any of the Credit Extensions,
Commitments, or other interests or obligations of such Lender hereunder;
provided, however, that

         (a) no participation contemplated in this Section 12.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

         (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

         (c) the Parent Guarantor, the Company, each other Obligor, and the
Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents, and

         (d) no Participant, unless such Participant is an Affiliate of such
Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document.

         SECTION 12.12. OTHER TRANSACTIONS. Nothing contained herein shall preclude the Agent or any Lender from engaging in any debt or equity transaction, in addition to those contemplated by this Agreement or any other
Loan Document, with the Company or any of its Affiliates in which the Company or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 12.13. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS, THE PARENT
GUARANTOR, AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE
ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED
HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY
OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS
(WHETHER VERBAL OR WRITTEN), OR OTHER ACTIONS OF THE AGENT, THE LENDERS, THE
PARENT GUARANTOR, OR THE COMPANY IN CONNECTION WITH OR RELATED TO THIS AGREEMENT
OR ANY OTHER LOAN DOCUMENT. THE PARENT GUARANTOR AND THE COMPANY EACH
ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION
FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO
WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE
AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN
DOCUMENT. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER
ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS,
RENEWALS, SUPPLEMENTATION, OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF
LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE
COURT.

         SECTION 12.14. FINAL AGREEMENT, ETC. This written loan agreement, together with the other Loan Documents, represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties with respect to the subject matter hereof. The inclusion in this
Agreement or any Loan Document of provisions not included in, or the deletion of provisions previously included in, prior drafts of this Agreement or such other
Loan Document shall not be considered in interpreting the final executed version of this Agreement or such other Loan Document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    BORROWER

                                    KAISER ALUMINUM & CHEMICAL
                                    CORPORATION

                                    By  /S/ John T. La Duc
                                    Name Printed:  John T. La Duc
                                    Title:   EUP and CFO

                                    Address:
                                    Kaiser Aluminum & Chemical Corporation
                                    5847 San Felipe, Suite 2600
                                    Houston, Texas 77057
                                    Attention:  Treasurer
                                    Telephone No.:  (713) 267-3857
                                    Facsimile No.:   (713) 267-3869

                                    With a copy to:

                                    Kaiser Aluminum & Chemical Corporation
                                    5847 San Felipe, Suite 2600
                                    Houston, Texas 77057
                                    Attention: General Counsel
                                    Telephone No.:  (713) 267-2698
                                    Facsimile No.:   (713) 267-3702

                                    PARENT GUARANTOR

                                    KAISER ALUMINUM CORPORATION

                                    By   /S/ John T. La Duc
                                    Name Printed:  John T. La Duc
                                    Title:  EUP and CFO

                                    Address:
                                    Kaiser Aluminum Corporation
                                    5847 San Felipe, Suite 2600
                                    Houston, Texas 77057
                                    Attention: General Counsel
                                    Telephone No.:  (713) 267-2698
                                    Facsimile No.:   (713) 267-3702

PERCENTAGE                          LENDERS

                                    BANK OF AMERICA, N.A.

                                    By   /S/ Richard Burke
                                    Name Printed:   Richard Burke
                                    Title:  Sr. Vice President

                                    Domestic:
                                    Bank of America, N.A.
                                    55 South Lake Avenue, Suite 900
                                    Pasadena, California 91101
                                    Attention:  Richard Burke
                                    Telephone No.:         (626) 578-6000
                                    Facsimile No.:         (626) 578-6069

                                    LIBOR
                                    Office:

                                    Address for
                                    payments:

                                    Attention:

                                    Ref:

                                    AGENT

                                    BANK OF AMERICA, N.A.

                                    By  /S/ Richard Burke
                                    Name Printed:  Richard Burke
                                    Title:  Sr. Vice President

                                    Office:

                                    Bank of America, N.A.
                                    55 South Lake Avenue, Suite 900
                                    Pasadena, California 91101
                                    Attention:  Richard Burke
                                    Telephone No.:         (626) 578-6000
                                    Facsimile No.:         (626) 578-6069